Exhibit 10.1

ACRE COMMERCIAL MORTGAGE 2017-FL3 LTD.,
as Issuer,
ACRE COMMERCIAL MORTGAGE 2017-FL3 LLC,
as Co-Issuer,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Advancing Agent,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Note Administrator
AMENDED AND RESTATED INDENTURE
Dated as of January 11, 2019

TABLE OF CONTENTS
Page
ARTICLE 1

DEFINITIONS

Section 1.1	Definitions 4

Section 1.2	Interest Calculation Convention 44

Section 1.3	Rounding Convention 44
ARTICLE 2

THE NOTES

Section 2.1	Forms Generally 45

Section 2.2	Forms of Notes and Certificate of Authentication 45

Section 2.3	Authorized Amount; Stated Maturity Date; and Denominations 46

Section 2.4	Execution, Authentication, Delivery and Dating 47

Section 2.5	Registration, Registration of Transfer and Exchange 48

Section 2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Note 54

Section 2.7	Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved 55

Section 2.8	Persons Deemed Owners 59

Section 2.9	Cancellation 60

Section 2.10	Global Notes; Definitive Notes; Temporary Notes 60

Section 2.11	U.S. Tax Treatment of Notes and the Issuer 62

Section 2.12	Authenticating Agents 62

Section 2.13	Forced Sale on Failure to Comply with Restrictions 63

Section 2.14	No Gross Up 64

Section 2.15	Credit Risk Retention 64
ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED MORTGAGE ASSETS

Section 3.1	General Provisions 64

Section 3.2	Security for Notes 67

Section 3.3	Transfer of Collateral 68
ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1	Satisfaction and Discharge of Indenture 76

Section 4.2	Application of Amounts held in Trust 78

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Section 4.3	Repayment of Amounts Held by Paying Agent 78

Section 4.4	Limitation on Obligation to Incur Company Administrative Expenses 78
ARTICLE 5

REMEDIES

Section 5.1	Events of Default 79

Section 5.2	Acceleration of Maturity; Rescission and Annulment 81

Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee 83

Section 5.4	Remedies 85

Section 5.5	Preservation of Collateral 87

Section 5.6	Trustee May Enforce Claims Without Possession of Notes 88

Section 5.7	Application of Amounts Collected 88

Section 5.8	Limitation on Suits 89

Section 5.9	Unconditional Rights of Noteholders to Receive Principal and Interest 89

Section 5.10	Restoration of Rights and Remedies 90

Section 5.11	Rights and Remedies Cumulative 90

Section 5.12	Delay or Omission Not Waiver 90

Section 5.13	Control by the Controlling Class 90

Section 5.14	Waiver of Past Defaults 91

Section 5.15	Undertaking for Costs 91

Section 5.16	Waiver of Stay or Extension Laws 92

Section 5.17	Sale of Collateral 92

Section 5.18	Action on the Notes 93
ARTICLE 6

THE TRUSTEE AND NOTE ADMINISTRATOR

Section 6.1	Certain Duties and Responsibilities 93

Section 6.2	Notice of Default 95

Section 6.3	Certain Rights of Trustee and Note Administrator 95

Section 6.4	Not Responsible for Recitals or Issuance of Notes 98

Section 6.5	May Hold Notes 98

Section 6.6	Amounts Held in Trust 98

Section 6.7	Compensation and Reimbursement 99

Section 6.8	Corporate Trustee Required; Eligibility 100

Section 6.9	Resignation and Removal; Appointment of Successor 100

Section 6.10	Acceptance of Appointment by Successor 102

Section 6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee and Note Administrator 103

Section 6.12	Co-Trustees and Separate Trustee 103

Section 6.13	Direction to enter into the Servicing Agreement 105

Section 6.14	Representations and Warranties of the Trustee 105

Section 6.15	Representations and Warranties of the Note Administrator 105

Section 6.16	Requests for Consents 106

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Section 6.17	Withholding 106
ARTICLE 7

COVENANTS

Section 7.1	Payment of Principal and Interest 107

Section 7.2	Maintenance of Office or Agency 108

Section 7.3	Amounts for Note Payments to be Held in Trust 108

Section 7.4	Existence of the Issuer and Co-Issuer 110

Section 7.5	Protection of Collateral 112

Section 7.6	Notice of Any Amendments 114

Section 7.7	Performance of Obligations 114

Section 7.8	Negative Covenants 115

Section 7.9	Statement as to Compliance 117

Section 7.10	Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms 118

Section 7.11	Successor Substituted 121

Section 7.12	No Other Business 121

Section 7.13	Reporting 121

Section 7.14	Calculation Agent 122

Section 7.15	REIT Status 123

Section 7.16	Permitted Subsidiaries 124

Section 7.17	Repurchase Requests 124

Section 7.18	Servicing of Mortgage Loans and Control of Servicing Decisions 125
ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1	Supplemental Indentures Without Consent of Securityholders 125

Section 8.2	Supplemental Indentures with Consent of Securityholders 128

Section 8.3	Execution of Supplemental Indentures 131

Section 8.4	Effect of Supplemental Indentures 132

Section 8.5	Reference in Notes to Supplemental Indentures 132
ARTICLE 9

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1	Clean-up Call; Tax Redemption; Optional Redemption; Optional Class D Redemption and Auction Call Redemption 133

Section 9.2	Notice of Redemption 135

Section 9.3	Notice of Redemption or Maturity by the Issuer 135

Section 9.4	Notes Payable on Redemption Date 136

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Section 9.5	Mandatory Redemption 136
ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1	Collection of Amounts; Custodial Account 137

Section 10.2	Reinvestment Account 137

Section 10.3	Payment Account 138

Section 10.4	[Reserved] 139

Section 10.5	Interest Advances 139

Section 10.6	Reports by Parties 142

Section 10.7	Reports; Accountings 142

Section 10.8	Release of Mortgage Assets; Release of Collateral 145

Section 10.9	Information Available Electronically 146

Section 10.10	Investor Q&A Forum; Investor Registry 149

Section 10.11	Certain Procedures 151

Section 10.12	Ownership of Accounts 151
ARTICLE 11

APPLICATION OF FUNDS

Section 11.1	Disbursements of Amounts from Payment Account 152

Section 11.2	Securities Accounts 157
ARTICLE 12

SALE OF MORTGAGE ASSETS; ACQUISITION OF REINVESTMENT ASSETS; FUTURE FUNDING ESTIMATES

Section 12.1	Sales of Mortgage Assets 158

Section 12.2	Acquisition of Reinvestment Assets 159

Section 12.3	Conditions Applicable to all Transactions Involving Sale or Grant 160

Section 12.4	[Reserved] 161

Section 12.5	Ongoing Future Advance Estimates 161
ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1	Subordination 161

Section 13.2	Standard of Conduct 163

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ARTICLE 14

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to the Trustee and Note Administrator 164

Section 14.2	Acts of Securityholders 165

Section 14.3
Notices, etc., to the Trustee, the Note Administrator, the Issuer, the Co-Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Placement Agent, the Directing Holder and the Rating Agency 165

Section 14.4	Notices to Noteholders; Waiver 168

Section 14.5	Effect of Headings and Table of Contents 168

Section 14.6	Successors and Assigns 169

Section 14.7	Severability 169

Section 14.8	Benefits of Indenture 169

Section 14.9	Governing Law 169

Section 14.10	Submission to Jurisdiction & Waiver of Jury Trial 169

Section 14.11	Counterparts 170

Section 14.12	Liability of Co-Issuers 170

Section 14.13	17g-5 Information 170

Section 14.14	Rating Agency Condition 172

Section 14.15	Patriot Act Compliance 173
ARTICLE 15

ASSIGNMENT OF THE MORTGAGE ASSET PURCHASE AGREEMENTS

Section 15.1	Assignment of Mortgage Asset Purchase Agreement 173
ARTICLE 16

CURE RIGHTS; PURCHASE RIGHTS; REINVESTMENT ASSETS

Section 16.1	Mortgage Asset Purchase Agreements 175

Section 16.2	Mortgage Asset Purchase Agreement 175
ARTICLE 17

ADVANCING AGENT

Section 17.1	Liability of the Advancing Agent 175

Section 17.2	Merger or Consolidation of the Advancing Agent 175

Section 17.3	Limitation on Liability of the Advancing Agent and Others 175

Section 17.4	Representations and Warranties of the Advancing Agent 176

Section 17.5	Resignation and Removal; Appointment of Successor 177

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Section 17.6	Acceptance of Appointment by Successor Advancing Agent 178

Section 17.7	Removal and Replacement of Successor Advancing Agent 179
ARTICLE 18

EFFECT OF AMENDMENT AND RESTATEMENT

Section 18.1	Effect of Amendment and Restatement 179

SCHEDULES

Schedule A	Schedule of Mortgage Assets

Schedule B	LIBOR
EXHIBITS

Exhibit A-1	Form of Class A Note (Global Note)

Exhibit A-2	Form of Class A Note (Definitive Note)

Exhibit A-3	Form of Class A-S Note (Global Note)

Exhibit A-4	Form of Class A-S Note (Definitive Note)

Exhibit A-5	Form of Class B Note (Global Note)

Exhibit A-6	Form of Class B Note (Definitive Note)

Exhibit A-7	Form of Class C Note (Global Note)

Exhibit A-8	Form of Class C Note (Definitive Note)

Exhibit A-9	Form of Class D Note (Global Note)

Exhibit A-10	Form of Class D Note (Definitive Note)

Exhibit B-1	Form of Class E Note (Definitive Note)

Exhibit B-2	Form of Class F Note (Definitive Note)

Exhibit C-1	Form of Transfer Certificate – Regulation S Global Note

Exhibit C-2	Form of Transfer Certificate – Rule 144A Global Note

Exhibit C-3	Form of Transfer Certificate – Definitive Note

Exhibit D	Form of Custodian Post-Closing Certification

Exhibit E	Form of Request for Release

Exhibit F	Form of NRSRO Certification

Exhibit G	Form of Note Administrator’s Monthly Report

Exhibit H-1	Form of Investor Certification (for Non-Borrower Affiliates)

Exhibit H-2	Form of Investor Certification (for Borrower Affiliates)

Exhibit I	Form of Online Market Data Provider Certification

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AMENDED AND RESTATED INDENTURE, dated as of January 11, 2019 by and between ACRE COMMERCIAL MORTGAGE 2017-FL3 Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Issuer”), ACRE COMMERCIAL MORTGAGE 2017-FL3 LLC, a limited liability company formed under the laws of Delaware (the “Co-Issuer”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as note administrator, paying agent, calculation agent, transfer agent, authentication agent and custodian (in all of the foregoing capacities, together with its permitted successors and assigns, the “Note Administrator”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as advancing agent (in such capacity, together with its permitted successors and assigns in the trusts hereunder, the “Advancing Agent”).
PRELIMINARY STATEMENT
On March 2, 2017 (the “Closing Date”), the Issuer, the Co-Issuer, the Trustee, the Note Administrator and the Advancing Agent entered into the Indenture dated as of March 2, 2017 (as amended by the First Supplemental Indenture dated as of August 16, 2017, the “Original Indenture”).
On the Closing Date, the Co-Issuers issued (i) $170,579,247 principal amount of Class A Notes (the “Original Class A Notes”), (ii) $37,527,434 principal amount of Class A-S Notes (the “Original Class A-S Notes”), (iii) $10,234,755 principal amount of Class B Notes (the “Original Class B Notes”), (iv) $20,469,510 principal amount of Class C Notes (the “Original Class C Notes”) and (v) $34,115,849 principal amount of Class D Notes (the “Original Class D Notes” and, together with the Original Class A Notes, the Original Class A-S Notes, the Original Class B Notes and the Original Class C Notes, the “Original Senior Notes”).
On the Closing Date, the Issuer issued $20,469,510 principal amount of Class E Notes (the “Original Class E Notes”) and $15,352,132 principal amount of Class F Notes (the “Original Class F Notes” and, together with the Original Senior Notes and the Original Class E Notes, the “Original Notes”).
On the Closing Date, the Issuer issued $32,410,056 notional amount of Preferred Shares (the “Original Preferred Shares” and, together with the Original Notes, the “Original Securities”).
The Co-Issuers have further authorized and determined to issue, on the date hereof (the “Upsize Date”), (i) $107,920,753 principal amount of additional Class A Notes (the “Additional Class A Notes”), (ii) $23,742,566 principal amount of Class A-S Notes (the “Additional Class A-S Notes”), (iii) $6,475,245 principal amount of Class B Notes (the “Additional Class B Notes”), (iv) $12,950,490 principal amount of Class C Notes (the “Additional Class C Notes”) and (v) $21,584,151 principal amount of Class D Notes (the “Additional Class D Notes” and, together with the Additional Class A Notes, the Additional Class A-S Notes, the Additional Class B Notes and the Additional Class C Notes, the “Additional Senior Notes”).

The Issuer has further authorized and determined to issue, on the Upsize Date, $12,950,490 principal amount of additional Class E Notes (the “Additional Class E Notes”) and $9,712,868 principal amount of Class F Notes (the “Additional Class F Notes” and, together with the Additional Senior Notes and the Additional Class E Notes, the “Additional Notes”).
The Issuer has further authorized and determined to issue, on the Upsize Date, $20,504,944 notional amount of additional Preferred Shares (the “Additional Preferred Shares” and, together with the Additional Notes, the “Additional Securities”).
Each party hereto wishes to amend and restate the Original Indenture in its entirety, and each party hereto agrees to amend and restate the Original Indenture in its entirety. Pursuant to Section 8.2 of the Original Indenture, each of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, New York Life Insurance Company, as holder of 54.2% of the Original Senior Notes, New York Life Insurance and Annuity Corporation, as holder of 45.8% of the Original Senior Notes, and ACRC Holder, as holder of 100% of the Original Class E Notes and Original Class F Notes and 100% of the Original Preferred Shares, has consented to this Amended and Restated Indenture. Each of the other conditions of Article 8 of the Original Indenture have been satisfied or waived.
Each of the Issuer and the Co-Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer and Co-Issuer herein are for the benefit and security of the Secured Parties. The Issuer, the Co-Issuer, the Note Administrator, in all of its capacities hereunder, the Trustee and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
All things necessary to make this Indenture a valid agreement of the Issuer and Co-Issuer in accordance with this Indenture’s terms have been done.
GRANTING CLAUSES
The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising out of (in each case, to the extent of the Issuer’s interest therein and specifically excluding and subject to any interest of any related Companion Participation Holder therein):
(a)    (i) the Whole Loans and Pari Passu Participations listed in Schedule A (together with, if Schedule A provides that the Issuer shall be the record holder of the related Mortgage Loan, the related Mortgage Loan, subject to the rights and obligations of each Companion Participation Holder under the related Pari Passu Participation Agreement) that the Issuer has purchased on or before the Upsize Date (the “Upsize Date Mortgage Assets”) and all payments thereon or with respect thereto accruing on or after the Upsize Date, and (ii) all Reinvestment Assets which are delivered to the Trustee (directly or through an agent or bailee) on or after the Upsize Date in accordance with the terms of this Indenture (together with, if the applicable Subsequent

Transfer Instrument provides that the Issuer shall be the record holder of the related Mortgage Loan, the related Mortgage Loan, subject to the rights and obligations of each Companion Participation Holder under the related Pari Passu Participation Agreement), and all payments thereon or with respect thereto accruing on or after the applicable Subsequent Seller Transfer Date, in each case, other than Retained Interests under, and as defined in, the Mortgage Asset Purchase Agreement,
(b)    the Servicing Accounts, the Indenture Accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts,
(c)    the Eligible Investments at any time credited to any of the Servicing Accounts or Indenture Accounts,
(d)    the rights of the Issuer under the Mortgage Asset Purchase Agreement, the Servicing Agreement, the Administration Agreement, the AML Services Agreement and the Registered Office Agreement,
(e)    all amounts delivered to the Note Administrator (or its bailee) (directly or through a securities intermediary),
(f)    all other investment property, instruments and general intangibles in which the Issuer has an interest, other than the Excepted Property,
(g)    the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries, and
(h)    all proceeds with respect to the foregoing clauses (a) through (g).
The collateral described in the foregoing clauses (a) through (h), with the exception of the Excepted Property, is referred to herein as the “Collateral.” Such Grants are made to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note for any reason, except as expressly provided in this Indenture (including, but not limited to, the Priority of Payments) and to secure (i) the payment of all amounts due on and in respect of the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture (together, the “Secured Obligations”). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Mortgage Asset” or “Eligible Investment,” as the case may be.
Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Collateral held for the benefit and security of the

Noteholders or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to exercise, sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.
The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.
ARTICLE 1

DEFINITIONS
Section 1.1    Definitions
Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” and its variations shall mean “including without limitation.” Whenever any reference is made to an amount the determination of which is governed by Section 1.2 hereof, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.
“17g-5 Information”: The meaning specified in Section 14.3(j) hereof.
“17g-5 Information Provider”: The meaning specified in Section 14.13(b) hereof.
“17g-5 Website”: A password-protected internet website maintained by the 17g-5 Information Provider, which shall initially be located at www.ctslink.com, under the “NRSRO” tab for this transaction. Any change of the 17g-5 Website shall only occur after notice has been delivered by the 17g-5 Information Provider to the Issuer, the Note Administrator, the Trustee and the Rating Agency, which notice shall set forth the date of change and new location of the 17g-5 Website.
“1940 Act”: Investment Company Act of 1940, as amended.
“Access Termination Notice”: The meaning specified in the Future Funding Agreement.

“Accepted Servicing Practices”: The meaning specified in the Servicing Agreement.
“Account”: Any of the Servicing Accounts, the Indenture Accounts and the Preferred Share Distribution Account.
“Accountants’ Report”: A report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 3.1(o), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Servicer.
“ACRC Holder”: ACRC 2017-FL3 Holder LLC, a Delaware limited liability company.
“ACRC Lender”: ACRC Lender LLC, a Delaware limited liability company.
“ACRC REIT”: ACRC 2017-FL3 Holder REIT LLC, a Delaware limited liability company.
“ACRE”: ARES Commercial Real Estate Corporation, a Maryland corporation.
“Act” or “Act of Securityholders”: The meaning specified in Section 14.2 hereof.
“Additional Class A Notes”: The meaning specified in the recitals hereof.
“Additional Class A-S Notes”: The meaning specified in the recitals hereof.
“Additional Class B Notes”: The meaning specified in the recitals hereof.
“Additional Class C Notes”: The meaning specified in the recitals hereof.
“Additional Class D Notes”: The meaning specified in the recitals hereof.
“Additional Class E Notes”: The meaning specified in the recitals hereof.
“Additional Class F Notes”: The meaning specified in the recitals hereof.
“Additional Notes”: The meaning specified in the recitals hereof.
“Additional Securities”: The meaning specified in the recitals hereof.
“Adjusted Rate”: As of each LIBOR Determination Date:
(i) with respect to any Class A Note, (a) the Mortgage Asset Reference Rate plus (b) 1.180% plus (c) the applicable Advance Percentage of the Mortgage Asset Reference Margin Change,

(ii) with respect to any Class A-S Note, (a) the Mortgage Asset Reference Rate plus (b) 1.400% plus (c) the applicable Advance Percentage of the Mortgage Asset Reference Margin Change,
(iii) with respect to any Class B Note, (a) the Mortgage Asset Reference Rate plus (b) 2.000% plus (c) the applicable Advance Percentage of the Mortgage Asset Reference Margin Change,
(iv) with respect to any Class C Note, (a) the Mortgage Asset Reference Rate plus (b) 2.740% plus (c) the applicable Advance Percentage of the Mortgage Asset Reference Margin Change,
(v) with respect to any Class D Note, (a) the Mortgage Asset Reference Rate plus (b) 3.940% plus (c) the applicable Advance Percentage of the Mortgage Asset Reference Margin Change,
(vi) with respect to any Class E Note, (a) the Mortgage Asset Reference Rate plus (b) 4.500% plus (c) the applicable Advance Percentage of the Mortgage Asset Reference Margin Change, or
(vii) with respect to any Class F Note, (a) the Mortgage Asset Reference Rate plus (b) 5.250% plus (c) the applicable Advance Percentage of the Mortgage Asset Reference Margin Change;
provided that if any Adjusted Rate would otherwise be less than zero, such Adjusted Rate shall be zero.
“Advance Percentage”: At any time with respect to any Class of Notes, the ratio of (i) the sum of the Aggregate Outstanding Amount of such Class of Notes and the Aggregate Outstanding Amount of each more senior Class of Notes to (ii) the Aggregate Outstanding Amount of the Securities.
“Advance Rate”: The meaning specified in the Servicing Agreement.
“Advancing Agent”: Wells Fargo Bank, National Association, solely in its capacity as advancing agent hereunder, unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.
“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Company Administrator nor any other company, corporation or Person to which the Company Administrator provides directors and/or administrative services and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer. The Note Administrator, the Servicer and Trustee may rely on certifications of any Holder or party hereto regarding such Person’s affiliations.
“Agent Members”: Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.
“Aggregate Outstanding Amount”: With respect to any Class or Classes of the Notes as of any date of determination, the aggregate principal balance of such Class or Classes of Notes Outstanding as of such date of determination. The Aggregate Outstanding Amount of the Class E Notes and the Class F Notes will be increased by the amount of any Deferred Interest on such Classes.
“Aggregate Outstanding Portfolio Balance”: On any Measurement Date, the sum of (without duplication) (i) the aggregate Principal Balance of the Mortgage Assets and (ii) the aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments.
“Aggregate Principal Balance”: When used with respect to any Mortgage Assets as of any date of determination, the sum of the Principal Balances on such date of determination of all such Mortgage Assets.
“AML Compliance”: Compliance with the Cayman AML Regulations.
“AML Services Agreement”: The agreement between the Issuer and MCSL (as amended from time to time) for the provision of services to the Issuer to enable the Issuer to achieve AML Compliance.
“Appraisal”: The meaning specified in the Servicing Agreement.
“Appraisal Reduction Amount”: The meaning specified in the Servicing Agreement.
“Appraiser”: The meaning specified in the Servicing Agreement.
“Article 15 Agreement”: The meaning specified in Section 15.1(a) hereof.
“Asset Documents”: The indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement, co-lender agreement or other agreement pursuant to which a Mortgage Asset or Mortgage Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Mortgage Asset or Mortgage Loan or of which holders of such Mortgage Asset or Mortgage Loan are the beneficiaries.
“Auction Call Redemption”: The meaning specified in Section 9.1(d) hereof.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Note Administrator to authenticate such Notes on behalf of the Note Administrator pursuant to Section 2.12 hereof.
“Authorized Officer”: With respect to the Issuer or Co-Issuer, any Officer (or attorney-in-fact appointed by the Issuer or the Co-Issuer) who is authorized to act for the Issuer or Co-Issuer in matters relating to, and binding upon, the Issuer or Co-Issuer. With respect to the Servicer, a “Responsible Officer” of the Servicer as set forth in the Servicing Agreement. With respect to the Note Administrator or the Trustee or any other bank or trust company acting as trustee of an express trust, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, Part V of the Companies Law (2018 Revision) of the Cayman Islands, the Bankruptcy Law (1997 Revision) of the Cayman Islands, the Companies Winding Up Rules 2008 of the Cayman Islands and the Foreign Bankruptcy Proceedings (International Cooperation) Rules 2018 of the Cayman Islands, each as amended from time to time.
“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Governing Documents of the Issuer and, with respect to the Co-Issuer, the LLC Managers duly appointed by the sole member of the Co-Issuer or otherwise.
“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution or unanimous written consent of the LLC Managers or the sole member of the Co-Issuer.
“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, in the State of California, in the State of North Carolina, in the State of Georgia, in the State of Texas or in the location of the Corporate Trust Office of the Note Administrator or the Trustee in the State of Delaware, or (iii) days when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.
“Calculation Agent”: The meaning specified in Section 7.14(a) hereof.
“Calculation Amount”: (i) With respect to a Defaulted Mortgage Asset or Modified Mortgage Asset (other than an REO Asset), the lesser of (x) the Principal Balance of such Defaulted Mortgage Asset or Modified Mortgage Asset minus any Appraisal Reduction Amounts applied to such Defaulted Mortgage Asset or Modified Mortgage Asset and (y) the Moody’s Recovery Rate of such Defaulted Mortgage Asset or Modified Mortgage Asset multiplied by the Principal Balance of such Defaulted Mortgage Asset or Modified Mortgage Asset; provided that a Defaulted Mortgage Asset held for more than three (3) years as a Defaulted Mortgage Asset will be treated as having a zero Calculation Amount; and (ii) with respect to an REO Asset, ninety percent (90%) of the appraised value of the related REO Property determined in accordance with Section 3.10 of the

Servicing Agreement but subject to the next sentence below, which shall be established at foreclosure and re-estimated once per year; provided that an REO Asset held beyond three (3) years from the date of the default of the related Defaulted Mortgage Loan that was foreclosed will be treated as having a zero Calculation Amount. Notwithstanding the foregoing, if the Holders of 66 2/3% of each Class of Senior Notes (voting separately) consent in writing to a higher Calculation Amount, the Calculation Amount shall be such higher amount. Notwithstanding Section 3.10 of the Servicing Agreement, a new post-default Appraisal shall be obtained by the Special Servicer from an Appraiser within ninety (90) days of any monetary or material default or any Mortgage Asset becoming a Modified Mortgage Asset. If NYL is the holder of a majority of the Aggregate Outstanding Amount of the Controlling Class, such Appraisal shall be written for the additional benefit of NYL, and NYL shall be promptly provided with a copy of such Appraisal.
“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.
“Cayman AML Regulations”: The Anti-Money Laundering Regulations (2018 Revision) and The Guidance Notes on the Prevention and Detection of Money Laundering and Terrorist Financing in the Cayman Islands, each as amended and revised from time to time
“Cayman FATCA Legislation”: The Cayman Islands Tax Information Authority Law (2017 Revision) (as amended) together with regulations and guidance notes made pursuant to such law.
“Certificate of Authentication”: The meaning specified in Section 2.1 hereof.
“Certificated Security”: A “certificated security” as defined in Section 8‑102(a)(4) of the UCC.
“Class”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes, as applicable.
“Class A Defaulted Interest Amount”: With respect to the Class A Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A Notes on account of any shortfalls in the payment of the Class A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
“Class A Interest Distribution Amount”: (A) On each Payment Date (other than the first Payment Date after the Upsize Date), the amount due to Holders of the Class A Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A Rate and (B) on the first Payment Date after the Upsize Date, the amount due to Holders of the Class A Notes on account of interest equal to the sum of (i) the product of (x) the Aggregate Outstanding Amount of the Original Class A Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (y) the actual number of days from and including such first day to but excluding the Upsize Date divided by 360 and (z) the Class A Rate (calculated by giving effect to clause (b)(i) of the definition thereof) plus (ii) the product of (x) the Aggregate Outstanding Amount of the Original Class A Notes and the Additional Class A Notes on the Upsize Date, (y) the actual number of days from and including the Upsize Date to and including January 14, 2019 divided by 360 and (z) the Class A Rate (calculated by giving effect to clause (b)(ii) of the definition thereof).
“Class A Notes”: The Class A First Priority Secured Floating Rate Notes, Due March 2034, issued by the Issuer and the Co‑Issuer pursuant to this Indenture.
“Class A Rate”: With respect to any Class A Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) LIBOR for the related Interest Accrual Period plus (b) (i) prior to the Upsize Date, 1.200% and (ii) on and after the Upsize Date, 1.180%; provided that if a Mortgage Asset Reference Rate Event has occurred before the related LIBOR Determination Date, the Class A Rate will be the applicable Adjusted Rate.
“Class A-S Defaulted Interest Amount”: With respect to the Class A-S Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A-S Notes on account of any shortfalls in the payment of the Class A-S Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
“Class A-S Interest Distribution Amount”: (A) On each Payment Date (other than the first Payment Date after the Upsize Date), the amount due to Holders of the Class A-S Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A-S Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A-S Rate and (B) on the first Payment Date after the Upsize Date, the amount due to Holders of the Class A-S Notes on account of interest equal to the sum of (i) the product of (x) the Aggregate Outstanding Amount of the Original Class A-S Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (y) the actual number of days from and including such first day to but excluding the Upsize Date divided by 360 and (z) the Class A-S Rate (calculated by giving effect to clause (b)(i) of the definition thereof) plus (ii) the product of (x) the Aggregate Outstanding Amount of the Original Class A-S Notes and the Additional Class A-S Notes on the Upsize Date, (y) the actual number of days from and including the Upsize Date to and including January 14, 2019 divided by 360 and (z) the Class A-S Rate (calculated by giving effect to clause (b)(ii) of the definition thereof).
“Class A-S Notes”: The Class A-S Second Priority Secured Floating Rate Notes due March 2034, issued by the Issuer and the Co-Issuer pursuant to this Indenture.
“Class A-S Rate”: With respect to any Class A-S Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) LIBOR for the related Interest Accrual Period plus (b) (i) prior to the Upsize Date, 1.400% and (ii) on and after the Upsize Date, 1.400%; provided that if a Mortgage Asset Reference Rate Event has occurred before the related LIBOR Determination Date, the Class A-S Rate will be the applicable Adjusted Rate.
“Class B Defaulted Interest Amount”: With respect to the Class B Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class B Notes on account of any shortfalls in the payment of the Class B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
“Class B Interest Distribution Amount”: (A) On each Payment Date (other than the first Payment Date after the Upsize Date), the amount due to Holders of the Class B Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class B Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class B Rate and (B) on the first Payment Date after the Upsize Date, the amount due to Holders of the Class B Notes on account of interest equal to the sum of (i) the product of (x) the Aggregate Outstanding Amount of the Original Class B Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (y) the actual number of days from and including such first day to but excluding the Upsize Date divided by 360 and (z) the Class B Rate (calculated by giving effect to clause (b)(i) of the definition thereof) plus (ii) the product of (x) the Aggregate Outstanding Amount of the Original Class B Notes and the Additional Class B Notes on the Upsize Date, (y) the actual number of days from and including the Upsize Date to and including January 14, 2019 divided by 360 and (z) the Class B Rate (calculated by giving effect to clause (b)(ii) of the definition thereof).
“Class B Notes”: The Class B Third Priority Secured Floating Rate Notes due March 2034, issued by the Issuer and the Co-Issuer pursuant to this Indenture.
“Class B Rate”: With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) LIBOR for the related Interest Accrual Period plus (b) (i) prior to the Upsize Date, 2.250% and (ii) on and after the Upsize Date, 2.000%; provided that if a Mortgage Asset Reference Rate Event has occurred before the related LIBOR Determination Date, the Class B Rate will be the applicable Adjusted Rate.
“Class C Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes and Class B Notes are outstanding, with respect to the Class C Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class C Notes on account of any shortfalls in the payment of the Class C Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
“Class C Interest Distribution Amount”: (A) On each Payment Date (other than the first Payment Date after the Upsize Date), the amount due to Holders of the Class C Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class C Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class C Rate and (B) on the first Payment Date after the Upsize Date, the amount due to Holders of the Class C Notes on account of interest equal to the sum of (i) the product of (x) the Aggregate Outstanding Amount of the Original Class C Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (y) the actual number of days from and including such first day to but excluding the Upsize Date divided by 360 and (z) the Class C Rate (calculated by giving effect to clause (b)(i) of the definition thereof) plus (ii) the product of (x) the Aggregate Outstanding Amount of the Original Class C Notes and the Additional Class C Notes on the Upsize Date, (y) the actual number of days from and including the Upsize Date to and including January 14, 2019 divided by 360 and (z) the Class C Rate (calculated by giving effect to clause (b)(ii) of the definition thereof).
“Class C Notes”: The Class C Fourth Priority Secured Floating Rate Notes due March 2034, issued by the Issuer and the Co-Issuer pursuant to this Indenture.
“Class C Rate”: With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) LIBOR for the related Interest Accrual Period plus (b) (i) prior to the Upsize Date, 3.050% and (ii) on and after the Upsize Date, 2.740%; provided that if a Mortgage Asset Reference Rate Event has occurred before the related LIBOR Determination Date, the Class C Rate will be the applicable Adjusted Rate.
“Class D Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes and Class C Notes are outstanding, with respect to the Class D Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class D Notes on account of any shortfalls in the payment of the Class D Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
“Class D Interest Distribution Amount”: (A) On each Payment Date (other than the first Payment Date after the Upsize Date), the amount due to Holders of the Class D Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class D Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class D Rate and (B) on the first Payment Date after the Upsize Date, the amount due to Holders of the Class D Notes on account of interest equal to the sum of (i) the product of (x) the Aggregate Outstanding Amount of the Original Class D Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (y) the actual number of days from and including such first day to but excluding the Upsize Date divided by 360 and (z) the Class D Rate (calculated by giving effect to clause (b)(i) of the definition thereof) plus (ii) the product of (x) the Aggregate Outstanding Amount of the Original Class D Notes and the Additional Class D Notes on the Upsize Date, (y) the actual number of days from and including the Upsize Date to and including January 14, 2019 divided by 360 and (z) the Class D Rate (calculated by giving effect to clause (b)(ii) of the definition thereof).
“Class D Notes”: The Class D Fifth Priority Secured Floating Rate Notes due March 2034, issued by the Issuer and the Co-Issuer pursuant to this Indenture.
“Class D Rate”: With respect to any Class D Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) LIBOR for the related Interest Accrual Period plus (b) (i) prior to the Upsize Date, 4.750% and (ii) on and after the Upsize Date, 3.940%; provided that if a Mortgage Asset Reference Rate Event has occurred before the related LIBOR Determination Date, the Class D Rate will be the applicable Adjusted Rate.
“Class E Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes are outstanding, with respect to the Class E Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class E Notes on account of any shortfalls in the payment of the Class E Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
“Class E Deferred Interest Amount”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any interest due on the Class E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.
“Class E Interest Distribution Amount”: (A) On each Payment Date (other than the first Payment Date after the Upsize Date), the amount due to Holders of the Class E Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class E Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class E Rate and (B) on the first Payment Date after the Upsize Date, the amount due to Holders of the Class E Notes on account of interest equal to the sum of (i) the product of (x) the Aggregate Outstanding Amount of the Original Class E Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (y) the actual number of days from and including such first day to but excluding the Upsize Date divided by 360 and (z) the Class E Rate (calculated by giving effect to clause (b)(i) of the definition thereof) plus (ii) the product of (x) the Aggregate Outstanding Amount of the Original Class E Notes and the Additional Class E Notes on the Upsize Date, (y) the actual number of days from and including the Upsize Date to and including January 14, 2019 divided by 360 and (z) the Class E Rate (calculated by giving effect to clause (b)(ii) of the definition thereof).
“Class E Notes”: The Class E Sixth Priority Secured Floating Rate Notes due March 2034, issued by the Issuer pursuant to this Indenture.
“Class E Rate”: With respect to any Class E Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) LIBOR for the related Interest Accrual Period plus (b) (i) prior to the Upsize Date, 6.000% and (ii) on and after the Upsize Date, 4.50%; provided that if a Mortgage Asset Reference Rate Event has occurred before the related LIBOR Determination Date, the Class E Rate will be the applicable Adjusted Rate.
“Class F Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes are outstanding, with respect to the Class F Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class F Notes on account of any shortfalls in the payment of the Class F Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
“Class F Deferred Interest Amount”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, any interest due on the Class F Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.
“Class F Interest Distribution Amount”: (A) On each Payment Date (other than the first Payment Date after the Upsize Date), the amount due to Holders of the Class F Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class F Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class F Rate and (B) on the first Payment Date after the Upsize Date, the amount due to Holders of the Class F Notes on account of interest equal to the sum of (i) the product of (x) the Aggregate Outstanding Amount of the Original Class F Notes on the first day of the related Interest Accrual Period (after giving effect to any distributions made on the Payment Date occurring in such Interest Accrual Period), (y) the actual number of days from and including such first day to but excluding the Upsize Date divided by 360 and (z) the Class F Rate (calculated by giving effect to clause (b)(i) of the definition thereof) plus (ii) the product of (x) the Aggregate Outstanding Amount of the Original Class F Notes and the Additional Class F Notes on the Upsize Date, (y) the actual number of days from and including the Upsize Date to and including January 14, 2019 divided by 360 and (z) the Class F Rate (calculated by giving effect to clause (b)(ii) of the definition thereof).
“Class F Notes”: The Class F Seventh Priority Secured Floating Rate Notes due March 2034, issued by the Issuer pursuant to this Indenture.
“Class F Rate”: With respect to any Class F Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) LIBOR for the related Interest Accrual Period plus (b) (i) prior to the Upsize Date, 8.500% and (ii) on and after the Upsize Date, 5.25%; provided that if a Mortgage Asset Reference Rate Event has occurred before the related LIBOR Determination Date, the Class F Rate will be the applicable Adjusted Rate.
“Clean-up Call”: The meaning specified in Section 9.1 hereof.

“Clean-up Call Date”: The meaning specified in Section 9.1 hereof.
“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Clearstream, Luxembourg”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.
“Closing Date”: March 2, 2017.
“Code”: The United States Internal Revenue Code of 1986, as amended.
“Co-Issuer”: ACRE Commercial Mortgage 2017-FL3 LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.
“Co-Issuers”: The Issuer and the Co-Issuer.
“Collateral”: The meaning specified in the first paragraph of the Granting Clause of this Indenture.
“Collection Account”: The meaning specified in the Servicing Agreement.
“Committed Warehouse Line”: The meaning specified in the Servicing Agreement.
“Companion Participation Holder”: The holder of any Fully-Funded Companion Participation or Unfunded Future Funding Participation.
“Company Administration Agreement”: The administration agreement, dated on or about the Closing Date, by and between the Issuer and the Company Administrator, as modified and supplemented and in effect from time to time.
“Company Administrative Expenses”: All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer, Co-Issuer or any Permitted Subsidiary (including legal fees and expenses) to (i) the Note Administrator and the Trustee pursuant to this Indenture or any co‑trustee appointed pursuant to Section 6.7 hereof (including amounts payable by the Issuer as indemnification pursuant to this Indenture), (ii) the Company Administrator under the Company Administration Agreement (including amounts payable by the Issuer as indemnification pursuant to the Company Administration Agreement) and the Registered Office Agreement and to provide for the costs of liquidating the Issuer following redemption of the Notes and to MCSL pursuant to the AML Services Agreement, (iii) the LLC Managers (including indemnification), (iv) the independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer and the Co-Issuer), and any registered office and government filing fees, in each case, payable in the order in which invoices are received by the Issuer, (v) the Rating Agency for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit assessment or rating of the Mortgage Assets, (vi) the Advancing Agent or other Persons as indemnification pursuant Section 17.3, (vii) the Servicer or the Special Servicer as indemnification or reimbursement of expenses pursuant to the Servicing Agreement, (viii) the CREFC® Intellectual Property Royalty License Fee, (ix) the Preferred Share Paying Agent and the Share Registrar pursuant to the Preferred Share Paying Agency Agreement (including amounts payable as indemnification), (x) any other Person in respect of any governmental fee, charge or tax (including any FATCA Compliance costs) in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Note Administrator), in each case, payable in the order in which invoices are received by the Issuer, and (xi)  any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services) and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Mortgage Assets or any other transaction authorized by this Indenture), in each case, payable in the order in which invoices are received by the Issuer; provided that Company Administrative Expenses shall not include amounts payable in respect of the Notes.
“Company Administrator”: MaplesFS Limited, a licensed trust company incorporated in the Cayman Islands, as administrator pursuant to the Company Administration Agreement, unless a successor Person shall have become administrator pursuant to the Company Administration Agreement, and thereafter, Company Administrator shall mean such successor Person.
“Consent to Amended and Restated Indenture”: The consent to amended and restated indenture, dated as of January 11, 2019, by the Issuer, the Co-Issuer, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, ACRC Holder, the Trustee, the Note Administrator, the Advancing Agent, the Servicer, the Special Servicer and the Primary Servicer.
“Control Shift Event”: The meaning specified in the Servicing Agreement.
“Controlling Class”: The Class A Notes, so long as any Class A Notes are Outstanding, then the Class A-S Notes, so long as any Class A-S Notes are Outstanding, then the Class B Notes, so long as any Class B Notes are Outstanding, then the Class C Notes, so long as any Class C Notes are Outstanding, then the Class D Notes, so long as any Class D Notes are Outstanding, then the Class E Notes, so long as any Class E Notes are Outstanding and then the Class F Notes, so long as any Class F Notes are Outstanding.
“Corporate Trust Office”: The designated corporate trust office of (1) the Note Administrator, currently located at: (a) (i) with respect to the delivery of Asset Documents, at 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attn: Document Custody Group – ACRE 2017-FL3 and (ii) with respect to the delivery of Note transfers and surrenders, at 600 South 4th Street, 7th floor, MAC N9300-070, Minneapolis, Minnesota 55479, Attn: CTS-Certificate Transfer Services; and (b) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045,

Attention: Corporate Trust Services (CMBS), ACRE Commercial Mortgage 2017-FL3 Ltd., telecopy number (410) 715-2380, and (2) the Trustee, at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee Trust Administration-ACRE 2017-FL3, or such other address as the Note Administrator or Trustee, as applicable, may designate from time to time by notice to the Noteholders, the Holder of the Preferred Shares, the 17g‑5 Information Provider and the parties hereto.
“Credit Risk Retention Rules”: The final rule promulgated to implement the credit risk retention requirements under Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (79 F.R. 77601; Pages: 77740-77766), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Department of Treasury, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.
“CREFC® Intellectual Property Royalty License Fee” means with respect to each Mortgage Asset and for any Payment Date, an amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Principal Balance of such Mortgage Asset as of the close of business on the Determination Date in such Interest Period. Such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Asset is computed and shall be prorated for partial periods.
“CREFC® Intellectual Property Royalty License Fee Rate” means, with respect to each Mortgage Asset, a rate equal to 0.0005% per annum.
“Custodial Account”: An account at the Securities Intermediary established pursuant to Section 10.1(b) hereof.
“Custodian”: The meaning specified in Section 3.3(a) hereof. Wells Fargo Bank will perform its obligations by and through the Document Custody Group.
“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
“Defaulted Interest Amount”: The Class A Defaulted Interest Amount, the Class A-S Defaulted Interest Amount, the Class B Defaulted Interest Amount, the Class C Defaulted Interest Amount, the Class D Defaulted Interest Amount, the Class E Defaulted Interest Amount and/or the Class F Defaulted Interest Amount as the context requires.
“Defaulted Mortgage Asset”: Any Mortgage Asset for which the related Mortgage Loan is a Defaulted Mortgage Loan.

“Defaulted Mortgage Loan”: Any Mortgage Loan as to which there has occurred and is continuing for more than sixty (60) days either: (x) a payment default (after giving effect to any applicable grace period but without giving effect to any waiver); or (y) a material non-monetary event of default that is known to the Servicer or the Special Servicer and has occurred and is continuing (after giving effect to any applicable grace period but without giving effect to any waiver) unless in each case the Holders of 66 2/3% of each Class of Senior Notes (voting separately) consent otherwise in writing; provided, however, that any Mortgage Loan as to which an Appraisal Reduction Event has not occurred due to the circumstances specified in clause (5) of the definition thereof and which is not otherwise a Defaulted Mortgage Loan shall be deemed not to be a Defaulted Mortgage Loan for purposes of determining the Calculation Amount for the Note Protection Test; provided, further, that if a Defaulted Mortgage Loan is the subject of a work-out, modification or otherwise has cured the default such that the subject Defaulted Mortgage Loan is no longer in default pursuant to its terms (as such terms may have been modified), such Mortgage Loan shall no longer be treated as a Defaulted Mortgage Loan.
“Deferred Interest”: The meaning specified in Section 2.7(a).
“Deferred Interest Notes”: The Class E Notes and the Class F Notes.
“Definitive Notes”: The meaning specified in Section 2.2(b) hereof.
“Depository” or “DTC”: The Depository Trust Company, its nominees, and their respective successors.
“Determination Date”: The 11th day of each month or, if such date is not a Business Day, the next succeeding Business Day, commencing on the Determination Date in March 2017.
“Directing Holder”: The holder (or appointed representative) of a majority of the most subordinate of (1) the Preferred Shares, (2) the Class F Notes, (3) the Class E Notes, (4) the Class D Notes, (5) the Class C Notes, (6) the Class B Notes, (7) the Class A-S Notes and (8) the Class A Notes, in each case (other than the Class A Notes), as to which a Control Shift Event has not occurred (or has occurred but is no longer continuing). The initial Directing Holder will be ACRC Holder.
“Disqualified Transferee”: The meaning specified in Section 2.5(l) hereof.
“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Collateral and the dissolution of the Co-Issuers, as reasonably certified by the Issuer, based in part on expenses incurred by the Trustee and Note Administrator and reported to the Servicer.
“Dollar,” “U.S. $” or “$”: A U.S. dollar or other equivalent unit in Cash.
“Due Diligence Service Provider”: The meaning specified in Section 14.13(i) hereof.
“Due Period”: With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or commencing on the

Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.
“Eligible Account”: Means:
(a)    an account maintained with a federal or state chartered depository institution or trust company or an account or accounts maintained with the Note Administrator that has, in each case, either (1) a long-term unsecured debt rating at least equal to “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any other two NRSROs) or (2) a short-term unsecured debt rating at least equal to “R-1(middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any other two NRSROs);
(b)    a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that (i) any such institution or trust company has a long-term unsecured debt rating of at least “A2” by Moody’s and a short-term unsecured debt rating of at least “P‑1” by Moody’s, (ii) a capital surplus of at least U.S.$200,000,000 and (iii) any such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F. R. § 9.10(b); or
(c)    any other account approved by the Rating Agency.
“Eligible Investments”: Any Dollar-denominated investment, the maturity for which corresponds to the Issuer’s expected or potential need for funds, that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee) is Registered and is one or more of the following obligations or securities:
(i)    direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States;
(ii)    demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have (1) the highest long-term unsecured debt rating by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any other two NRSROs) and (2)

the highest short-term unsecured debt rating by DBRS (or, if not rated by, an equivalent (or higher) rating by any other two NRSROs);
(iii)    unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such Person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) with (1) the highest long-term unsecured debt rating by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any other two NRSROs), and (2) the highest short-term unsecured debt rating by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any other two NRSROs);
(iv)    commercial paper or other similar short-term obligations (including that of the Note Administrator or the commercial department of any successor Note Administrator, as the case may be, or any affiliate thereof; provided that such Person otherwise meets the criteria specified herein) having at the time of such investment the highest short-term unsecured debt rating by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any other two NRSROs); provided, further, that the issuer thereof must also have at the time of such investment the highest long-term unsecured debt rating by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any other two NRSROs); and
(v)    the Wells Fargo Advantage Money Market Fund, or any other money market fund (including those managed or advised by the Note Administrator or its Affiliates) that maintain a constant asset value and that are rated by DBRS (or if not rated by DBRS, an equivalent rating by any other Rating Agency) in its respective highest money market funds ratings category.
provided that mortgage-backed securities and interest only securities shall not constitute Eligible Investments; and provided, further, that (a) Eligible Investments shall not have a maturity in excess of 365 days and shall have a fixed principal amount due at maturity that cannot vary or change, (b) Eligible Investments acquired with funds in the Payment Account shall include only such obligations or securities that mature no later than the Business Day prior to the next Payment Date succeeding the acquisition of such obligations or securities, (c) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (d) Eligible Investments shall be treated as indebtedness for U.S. federal income tax purposes, and such investment shall not cause the Issuer to fail to be treated as a Qualified REIT Subsidiary (unless the Issuer has previously received an opinion of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally recognized tax counsel experienced in such matters opining that the Issuer will be treated as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes, in which case the investment will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes), (e) Eligible

Investments shall not be subject to deduction or withholding for or on account of any withholding or similar tax (other than any taxes imposed pursuant to FATCA), unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (f) Eligible Investments shall not be purchased for a price in excess of par; (g) notwithstanding the minimum unsecured debt rating requirements set forth in clauses (ii), (iii), (iv) or (v) above, Eligible Investments with maturities of 30 days or less shall only require short-term unsecured debt ratings and shall not require long-term unsecured debt ratings; and (h) Eligible Investments shall not include margin stock.
“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.
“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.
“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear system.
“Event of Default”: The meaning specified in Section 5.1 hereof.
“Excepted Property”: (i) The U.S.$250 proceeds of share capital contributed by ACRC Holder as the holder of the ordinary shares of the Issuer, the U.S.$250 representing a profit fee to the Issuer, and, in each case, any interest earned thereon and the bank account in which such amounts are held and (ii) the Preferred Share Distribution Account and all of the funds and other property from time to time deposited in or credited to the Preferred Share Distribution Account.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Expense Year”: Each 12-month period commencing on the Business Day following the Payment Date occurring in January and ending on the Payment Date occurring in the following December.
“FATCA”: Sections 1471 through 1474 of the Code, the treasury regulations promulgated thereunder, and any related provisions of law, court decisions, administrative guidance or agreements with any taxing authority (or laws thereof) in respect thereof, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code.
“FATCA Compliance”: Compliance with FATCA and Cayman FATCA Legislation.
“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.
“Financing Statements”: Financing statements relating to the Collateral naming the Issuer, as debtor, and the Trustee, on behalf of the Secured Parties, as secured party.

“Fully-Funded Companion Participation”: With respect to each Mortgage Asset that is a Participation, each related fully funded companion participation that is not an asset of the Issuer and is not part of the Collateral.
“Future Funding Agreement”: The meaning specified in the Servicing Agreement.
“Future Funding Account Control Agreement”: Any account control agreement entered into in accordance with the terms of the Future Funding Agreement by and among the Future Funding Indemnitor, the Trustee, as secured party, the Note Administrator and an account bank, as the same may be amended, supplemented or replaced from time to time.
“Future Funding Indemnitor”: ACRC Lender, and its successors in interest.
“Future Funding Reserve Account”: The meaning specified in the Servicing Agreement.
“GAAP”: The meaning specified in Section 6.3(k) hereof.
“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.
“Global Notes”: The Rule 144A Global Notes and the Regulation S Global Notes.
“Governing Documents”: With respect to (i) the Issuer, the memorandum and articles of association of the Issuer, as amended and restated and/or supplemented and in effect from time to time and certain resolutions of its Board of Directors and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.
“Government Items”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.
“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Collateral (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Securityholder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register. With respect to any Preferred Share, the Person in whose name such Preferred Share is registered in the register maintained by the Share Registrar.
“Holder AML Obligations”: The meaning set forth in Section 3.7(c).
“IAI”: An institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or an entity in which all of the equity owners are such “accredited investors.”
“Impaired Mortgage Asset”: The meaning specified in the Servicing Agreement.
“Indemnification Agreements”: Collectively, (1) the indemnification agreement dated as of January [__], 2019, by and among the Issuer, the Co-Issuer, the Placement Agent and the Note Administrator, (2) the indemnification agreement dated as of January [__], 2019, by and among the Issuer, the Co-Issuer, the Placement Agent and the Trustee, (3) the indemnification agreement dated as of January [__], 2019, by and among the Issuer, the Co-Issuer, the Placement Agent and the Servicer, (4) the indemnification agreement dated as of January [__], 2019, by and among the Issuer, the Co-Issuer, the Placement Agent and the Primary Servicer and (5) the Seller Indemnification Agreement.
“Indenture”: This instrument as originally executed and, if from time to time supplemented, amended, amended and restated or otherwise modified by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented, amended, amended and restated or otherwise modified.
“Indenture Accounts”: The Payment Account, the Reinvestment Account and the Custodial Account.
“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.
Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee or Note Administrator such opinion or certificate shall state, or shall be deemed to state, that the signer has read this definition and that the signer is Independent within the meaning hereof.
“Inquiry”: The meaning specified in Section 10.10.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.
“Interest Accrual Period”: With respect to the Notes and the period from and including the 15th day of the month preceding the month in which such Payment Date occurs and ending on and including the 14th day of the month in which such Payment Date occurs; provided that with respect to the Additional Notes, the Interest Accrual Period for the Payment Date in January 2019 will be the period from and including the Upsize Date to and including January 14, 2019.
“Interest Advance”: The meaning specified in Section 10.5(a) hereof.
“Interest Distribution Amount”: Each of the Class A Interest Distribution Amount, the Class A-S Interest Distribution Amount, Class B Interest Distribution Amount, the Class C Interest Distribution Amount, Class D Interest Distribution Amount, Class E Interest Distribution Amount, and the Class F Interest Distribution Amount.
“Interest Proceeds”: With respect to any Payment Date,
(a)    the sum (without duplication) of:
(i)    all Cash payments of interest (including any deferred interest and any amount representing the accreted portion of a discount from the face amount of a Mortgage Asset or an Eligible Investment) or other distributions (excluding Principal Proceeds) received during the related Due Period on all Mortgage Assets (net of any fees and other compensation and reimbursement of expenses and Servicing Advances and interest thereon (but not net of amounts payable pursuant to any indemnification provisions) to which the Servicer, the Special Servicer or the Advancing Agent are entitled pursuant to the terms of the Servicing Agreement) and Eligible Investments, including the accrued interest received in connection with a sale of such Mortgage Assets or Eligible Investments (in the case of Eligible Investments, to the extent such accrued interest was not applied to the purchase of Reinvestment Assets) but excluding any (A) origination fees, (B) exit fees, (C) extension fees, (D) make whole premiums, (E) yield maintenance or prepayment premiums, and (F) interest amount paid in excess of the stated interest amount of a Mortgage Asset (other than default interest) received during such Due Period; each of which will be retained by the Seller and will not be assigned to the Issuer;
(ii)    all amendment, modification, waiver and late payment fees, and default interest received by the Issuer during such Due Period in connection with such Mortgage Assets and Eligible Investments (net of any amounts thereof payable to the Servicer or the Special Servicer pursuant to the terms of the Servicing Agreement),
(iii)    Interest Advances, if any, advanced by the Advancing Agent with respect to such Payment Date;

(iv)    all accrued original issue discount on Eligible Investments during such Due Period;
(v)    any interest payments received in Cash by the Issuer during such Due Period on any asset held by a Permitted Subsidiary;
(vi)    all payments of principal during such Due Period on Eligible Investments purchased with any other Interest Proceeds;
(vii)    Cash and Eligible Investments contributed during such Due Period by ACRC Holder or an Affiliate pursuant to Section 12.1(f), and designated as “Interest Proceeds” by ACRC Holder or such Affiliate; and
(viii)    any excess proceeds received in respect of a Mortgage Asset during such Due Period to the extent such proceeds are reported by the Servicer as “Interest Proceeds”, based on designation as such by the Special Servicer in its sole discretion, in the related CREFC® report delivered to the Paying Agent under the Servicing Agreement; provided that Interest Proceeds will in no event include any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof;
minus
(b)    the aggregate amount of any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent during such Due Period.
All payments or recoveries received in respect of Defaulted Mortgage Assets will be deemed to be Principal Proceeds to the extent of the unpaid principal amount of such Defaulted Mortgage Assets and to be Interest Proceeds to the extent of any excess over such unpaid principal amount.
“Interest Shortfall”: The meaning set forth in Section 10.5(a) hereof.
“Investor Certification”: A certificate, substantially in the form of Exhibit H-1 or Exhibit H-2 hereto, representing that such Person executing the certificate is a Noteholder, a beneficial owner of a Note, a holder of a Preferred Share or a prospective purchaser of a Note or a Preferred Share and that either (a) such Person is not an agent of, or an investment advisor to, any borrower or affiliate of any borrower under a Mortgage Loan, or (b) such Person is an agent or Affiliate of, or an investment advisor to, any borrower under a Mortgage Loan. The Investor Certification may be submitted electronically by means of the Note Administrator’s Website.
“Issuer”: ACRE Commercial Mortgage 2017-FL3 Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer (and the Co-Issuer, if applicable) by an Authorized Officer of the Issuer (and by an Authorized Officer of the Co-Issuer, if applicable), or by an Authorized Officer of the Special Servicer on behalf of the Issuer or, where expressly provided herein, by the Seller.
“Junior Notes”: The Class E Notes and the Class F Notes.
“LIBOR”: The meaning set forth in Schedule B attached hereto.
“LIBOR Determination Date”: The meaning set forth in Schedule B attached hereto.
“Liquidation Fee”: The meaning specified in the Servicing Agreement.
“LLC Managers”: The managers of the Co-Issuer duly appointed by the sole member of the Co-Issuer (or, if there is only one manager of the Co-Issuer so duly appointed, such sole manager).
“London Banking Day”: The meaning set forth in Schedule B attached hereto.
“Loss Value Payment”: A Cash payment made to the Issuer by the Seller in connection with a Material Breach of a representation or warranty with respect to any Mortgage Asset pursuant to the applicable Mortgage Asset Purchase Agreement in an amount that the Special Servicer on behalf of the Issuer, subject to the consent of a majority of the holders of each Class of Notes (excluding any Note held by the Seller or any of its Affiliates), determines is sufficient to compensate the Issuer for such Material Breach of representation or warranty, which Loss Value Payment will be deemed to cure such Material Breach.
“Majority”: With respect to (i) any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class; and (ii) the Preferred Shares, the Preferred Shareholders representing more than 50% of the aggregate Notional Amount of the Preferred Shares.
“Material Breach”: With respect to each Mortgage Asset, the meaning specified in the applicable Mortgage Asset Purchase Agreement.
“Material Document Defect”: With respect to each Mortgage Asset, the meaning specified in the applicable Mortgage Asset Purchase Agreement.
“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.
“MCSL”: Maples Compliance Services (Cayman) Limited, a company incorporated in the Cayman Islands with its principal office at PO Box 1093, Queensgate House, Grand Cayman, KY1-1102, Cayman Islands.

“Measurement Date”: Any of the following: (a) the Closing Date, (b) the date of acquisition or disposition of any Mortgage Asset, (c) any date on which any Mortgage Asset becomes a Defaulted Mortgage Asset, (d) each Determination Date and (e) with reasonable notice to the Issuer and the Note Administrator, any other Business Day that the Rating Agency or the Holders of at least 66-2/3% of the aggregate outstanding principal amount of any Class of Notes requests be a “Measurement Date”; provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.
“Minnesota Collateral”: The meaning specified in Section 3.3(a)(v) hereof.
“Modified Mortgage Asset”: Any Mortgage Asset that is a Modified Mortgage Loan or a participation interest in a Modified Mortgage Loan.
“Modified Mortgage Loan”: The meaning specified in the Servicing Agreement; provided, however, that any Mortgage Loan as to which the maturity has been extended for not more than 120 days from the initial maturity date thereof (or, if extended by the exercise of any extension option, the extended maturity date thereof) in connection with circumstances described in clause (5) of the definition of Appraisal Reduction Event and which is not otherwise a Modified Mortgage Loan shall be deemed not to be a Modified Mortgage Loan for purposes of determining the Calculation Amount for the Note Protection Test.
“Monthly Report”: The meaning specified in Section 10.7(a) hereof.
“Moody’s”: Moody’s Investors Service, Inc., and its successors in interest.
“Moody’s Recovery Rate”: With respect to each Mortgage Loan, the rate specified in the table set forth below with respect to the property type of the related Mortgaged Property or Mortgaged Properties:

Property Type	Moody’s Recovery Rate
Industrial, multifamily (including student housing) and anchored retail properties	60%
Office, unanchored retain and self-storage properties	55%
Hospitality and healthcare properties	45%
All other property types	40%
“Mortgage Asset File”: The meaning set forth in Section 3.3(e) hereof.
“Mortgage Asset Margin”: As of each LIBOR Determination Date, if a Mortgage Asset Reference Rate Event has occurred with respect to a Mortgage Asset, the margin over the applicable replacement benchmark rate applicable to such Mortgage Asset (after giving effect to any spread adjustment) provided for in the applicable Asset Documents, which amount shall not be less than zero. The first CREFC Loan Periodic Update File delivered by the Servicer to the Note Administrator after a Mortgage Asset Reference Rate Event with respect to a Mortgage Asset shall include the Mortgage Asset Margin applicable to the related Mortgage Asset.

“Mortgage Asset Purchase Agreement”: The mortgage asset purchase agreement entered into between the Issuer and the Seller on or about the Closing Date and/or the mortgage asset purchase agreement entered into between the Issuer and the Seller on or about the Upsize Date, as applicable, and in each case as amended from time to time, which agreements are or have been assigned to the Trustee on behalf of the Issuer pursuant to this Indenture.
“Mortgage Asset Reference Margin Change”: As of each LIBOR Determination Date, (i) if a Mortgage Asset Reference Rate Event has occurred with respect to a Mortgage Asset, the Mortgage Asset Margin on such LIBOR Determination Date minus the margin over LIBOR applicable to such Mortgage Asset as of the LIBOR Determination Date immediately preceding the Mortgage Asset Reference Rate Event for such Mortgage Asset and (ii) if a Mortgage Asset Reference Rate Event has not occurred with respect to a Mortgage Asset, zero. The Mortgage Asset Reference Margin Change may be less than zero.
“Mortgage Asset Reference Rate”: As of each LIBOR Determination Date, the weighted average (based on the principal balance of the Mortgage Assets) of the benchmark rate then applicable to calculations of interest on each Mortgage Asset, which shall in no event be less than zero. The first CREFC Loan Periodic Update File delivered by the Servicer to the Note Administrator after a Mortgage Asset Reference Rate Event with respect to a Mortgage Asset shall include the successor benchmark rate provided for under the related Mortgage Loan documents.
“Mortgage Asset Reference Rate Event”: The occurrence (i) with respect to a Mortgage Asset, of the Related Mortgage Loan ceasing to accrue interest at a rate based on LIBOR and accruing interest at a rate based on a replacement benchmark for LIBOR and (ii) with respect to the Notes, a Mortgage Asset Reference Rate Event with respect to any Mortgage Asset or the acquisition by the Issuer of a Mortgage Asset that at the time of its acquisition accrues interest at a rate based on a benchmark other than LIBOR. The Issuer shall notify the Servicer and each other party to this Indenture of the acquisition by the Issuer of any Mortgage Asset that at the time of its acquisition accrues interest at a rate based on a benchmark other than LIBOR. Prior to or concurrently with the delivery by the Servicer to the Note Administrator of the first CREFC Loan Periodic Update File following a Mortgage Asset Reference Rate Event with respect to any Mortgage Asset, the Servicer shall provide written notice to the Note Administrator that such Mortgage Asset Reference Rate Event has occurred and identifying the related Mortgage Asset.
“Mortgage Asset Weighted Average Reference Margin Change”: As of each LIBOR Determination Date, the weighted average (based on the principal balance of the Mortgage Assets) of the Mortgage Asset Reference Margin Change for each Mortgage Asset. The Mortgage Asset Weighted Average Reference Margin Change may be less than zero.
“Mortgage Assets”: The Upsize Date Mortgage Assets and the Reinvestment Assets.
“Mortgage Loan”: Any Whole Loan or Pari Passu Participated Mortgage Loan, as applicable and as the context may require.
“Mortgaged Property”: With respect to any Mortgage Loan, the commercial mortgage property or properties securing such Mortgage Loan.

“Net Outstanding Portfolio Balance”: On any Determination Date, the sum (without duplication) of:
(i)    the Aggregate Principal Balance of the Mortgage Assets other than Defaulted Mortgage Assets and Modified Mortgage Assets;
(ii)    the Aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments; and
(iii)    with respect to each Defaulted Mortgage Asset, Modified Mortgage Asset or REO Property, the Calculation Amount of such Defaulted Mortgage Asset, Modified Mortgage Asset or REO Property, as applicable.
“No Downgrade Confirmation”: A confirmation from the Rating Agency that any proposed action, or failure to act or other specified event will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Notes then rated by such Rating Agency, provided that if the Requesting Party receives a written waiver or acknowledgment indicating its decision not to review the matter for which the No Downgrade Confirmation is sought, then the requirement to receive a No Downgrade Confirmation from the Rating Agency with respect to such matter shall not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in this Agreement, at any time during which the Notes are no longer rated by the Rating Agency, no No Downgrade Confirmation shall be required from such Rating Agency under this Agreement.
“Non-call Period”: The period from the Closing Date to and including the Business Day immediately preceding the Payment Date in January 2023 during which no Optional Redemption is permitted to occur.
“Non-Permitted AML Holder”: Any Holder of a Definitive Note that fails to comply with the Holder AML Obligations.
“Non-Permitted Holder”: The meaning specified in Section 2.13(b) hereof.
“Nonrecoverable Interest Advance”: Any Interest Advance previously made or proposed to be made pursuant to Section 10.5 hereof that the Advancing Agent, has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced plus interest expected to accrue thereon, will not be ultimately recoverable from subsequent payments or collections with respect to the Mortgage Assets.
“Note Administrator”: Wells Fargo Bank, National Association, a national banking association, solely in its capacity as note administrator hereunder, unless a successor Person shall have become the Note Administrator pursuant to the applicable provisions of this Indenture, and thereafter “Note Administrator” shall mean such successor Person.

“Note Administrator Fee”: Amounts due and payable to the Note Administrator pursuant to Section 11.1(a)(i)(3) hereof.
“Note Administrator’s Website”: Initially www.ctslink.com provided that such address may change upon notice by the Note Administrator to the parties hereto, the 17g‑5 Information Provider and Noteholders.
“Note Interest Rate”: With respect to the Class A Notes, the Class A Rate, with respect to the Class A-S Notes, the Class A-S Rate, with respect to the Class B Notes, the Class B Rate, with respect to the Class C Notes, the Class C Rate, with respect to the Class D Notes, the Class D Rate, with respect to the Class E Notes, the Class E Rate, with respect to the Class F Notes, the Class F Rate.
“Note Liquidation Event”: The meaning specified in Section 12.1(c) hereof.
“Noteholder”: The Person in whose name such Note is registered in the Notes Register.
“Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, collectively, authorized by, and authenticated and delivered under, this Indenture.
“Notes Register” and “Notes Registrar”: The respective meanings specified in Section 2.5(a) hereof.
“Notional Amount”: In respect of the Preferred Shares, the per share notional amount of U.S.$1,000. The aggregate Notional Amount of the Preferred Shares on the Upsize Date will be U.S.$52,915,000.
“NRSRO”: Any nationally recognized statistical rating organization, including the Rating Agency.
“NRSRO Certification”: A certification (a) executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit F or (b) provided electronically and executed by an NRSRO by means of a click-through confirmation on the 17g-5 Website.
“NYL”: New York Life Insurance Company, New York Life Insurance and Annuity Corporation and/or any Affiliates thereof.
“Offering Memorandum”: The Offering Memorandum, dated January [__], 2019, relating to the offering of Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes.
“Officer”: With respect to any corporation or limited liability company, including the Issuer or the Co-Issuer, any Director, Manager, the Chairman of the Board of Directors, the President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the

Treasurer, any Assistant Treasurer or General Partner of such entity; and with respect to the Trustee or Note Administrator, any Trust Officer; and with respect to the Servicer or the Special Servicer, a Responsible Officer (as defined in the Servicing Agreement).
“Officer’s Certificate”: With respect to the Issuer, the Co-Issuer and the Servicer, any certificate executed by an Authorized Officer thereof.
“Opinion of Counsel”: A written opinion addressed to the Trustee and the Note Administrator and, if required by the terms hereof, the Rating Agency (each, a “Recipient”) in form and substance reasonably satisfactory to each Recipient, of an outside third party counsel of national recognition (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee and the Note Administrator. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall each be entitled to rely thereon and may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and/or the Servicer and Primary Servicer on behalf of the Issuer.
“Optional Class D Redemption”: The meaning specified in Section 9.1(d) hereof.
“Optional Redemption”: The meaning specified in Section 9.1(c) hereof.
“Original Class A Notes”: The meaning specified in the recitals hereof.
“Original Class A-S Notes”: The meaning specified in the recitals hereof.
“Original Class B Notes”: The meaning specified in the recitals hereof.
“Original Class C Notes”: The meaning specified in the recitals hereof.
“Original Class D Notes”: The meaning specified in the recitals hereof.
“Original Class E Notes”: The meaning specified in the recitals hereof.
“Original Class F Notes”: The meaning specified in the recitals hereof.
“Original Notes”: The meaning specified in the recitals hereof.
“Original Securities”: The meaning specified in the recitals hereof.
“Outstanding”: With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

(a)    Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;
(b)    Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Note Administrator or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;
(c)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Note Administrator is presented that any such Notes are held by a Holder in due course; and
(d)    Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;
provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, the Co-Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding. The Trustee and the Note Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, except to the extent that a Trust Officer of the Trustee or Note Administrator, as applicable, has actual knowledge of any such affiliation. Notes that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Administrator the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer or any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer or such other obligor. The Note Administrator shall be entitled to rely on certificates from the Holder to determine any such pledges or affiliations.
“Par Purchase Price”: with respect to any Defaulted Mortgage Asset or Impaired Mortgage Asset, the sum of (A) the outstanding principal balance of such Mortgage Asset as of the date of purchase; plus (B) all accrued and unpaid interest on such Mortgage Asset at the related interest rate to but not including the date of purchase; plus (C) all related unreimbursed Servicing Advances plus accrued and unpaid interest on such Servicing Advances at the Advance Rate, plus (D) all Special Servicing Fees and either Workout Fees or Liquidation Fees previously allocated to such Mortgage Asset (other than to the extent any such fees are waived by the Special Servicer); plus (E) without duplication, all unreimbursed expenses incurred by the Issuer, the Servicer and the Special Servicer in connection with and allocable to, such Mortgage Asset.
“Pari Passu Participated Mortgage Loan”: The meaning specified in the Mortgage Asset Purchase Agreement.
“Pari Passu Participation”: A fully funded pari passu participation interest in a whole loan secured by commercial real estate.

“Pari Passu Participation Agreement”: With respect to each Pari Passu Participated Mortgage Loan, the participation agreement that governs the rights and obligations of the holders of the related Pari Passu Participation, any related Fully-Funded Companion Participation and any related Unfunded Future Funding Participation.
“Participation”: Any Pari Passu Participation, Fully-Funded Companion Participation, Unfunded Future Funding Participation and/or Related Funded Companion Participation, as applicable and as the context may require.
“Paying Agent”: The Note Administrator, in its capacity as Paying Agent hereunder, authorized by the Issuer and the Co-Issuer to pay the principal of or interest on any Notes on behalf of the Issuer and the Co-Issuer as specified in Section 7.2 hereof.
“Payment Account”: The payment account established by the Note Administrator pursuant to Section 10.3 hereof.
“Payment Date”: The 4th Business Day following each Determination Date, commencing on the Payment Date in March 2017, and ending on the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto.
“Permitted Subsidiary”: Any one or more single purpose entities that are wholly-owned by the Issuer and are established exclusively for the purpose of taking title to mortgage, real estate or any Sensitive Asset in connection, in each case, with the exercise of remedies or otherwise.
“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.
“Placement Agent”: Wells Fargo Securities, LLC.
“Placement Services Agreement”: Collectively, (i) the placement services agreement relating to the Original Notes dated as of the Closing Date and (ii) the placement services agreement relating to the Additional Notes dated as of the Upsize Date, each by and among the Issuer, the Co-Issuer, ACRE, ACRC Lender and the Placement Agent.
“Pledged Mortgage Asset”: On any date of determination, any Mortgage Asset that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.8 hereof.
“Preferred Share Distribution Account”: A segregated account established and designated as such by the Preferred Share Paying Agent pursuant to the Preferred Share Paying Agency Agreement.
“Preferred Share Paying Agency Agreement”: The Preferred Share Paying Agency Agreement, dated as of the Closing Date, among the Issuer, the Preferred Share Paying Agent relating to the Preferred Shares and the Share Registrar, as amended from time to time in accordance with the terms thereof.
“Preferred Share Paying Agent”: The Note Administrator, solely in its capacity as Preferred Share Paying Agent under the Preferred Share Paying Agency Agreement and not individually, unless a successor Person shall have become the Preferred Share Paying Agent pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter Preferred Share Paying Agent shall mean such successor Person.
“Preferred Shareholder”: A registered owner of Preferred Shares as set forth in the share register maintained by the Share Registrar.
“Preferred Shares”: The preferred shares issued by the Issuer concurrently with the issuance of the Notes.
“Primary Servicer”: Barings Multifamily Capital LLC, a Delaware limited liability company, solely in its capacity as Primary Servicer under the Primary Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the special servicer pursuant to the appropriate provisions of the Primary Servicing Agreement.
“Primary Servicing Agreement”: Any primary servicing agreement from time to time between Wells Fargo Bank, National Association, as Servicer, and a primary servicer, as such agreement may be amended, restated or otherwise modified from time to time.
“Principal Balance” or “par”: With respect to any Mortgage Loan, Mortgage Asset or Eligible Investment, as of any date of determination, the outstanding principal amount of such Mortgage Loan, Mortgage Asset or Eligible Investment (as reduced, without duplication, by all payments or other collections of principal received or deemed received, and any principal forgiven by the Special Servicer and other principal losses realized, on such Mortgage Asset during the related collection period); provided that the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof.
“Principal Proceeds”: With respect to any Payment Date,
(a)    the sum (without duplication) of:
(i)    all principal payments (including Unscheduled Principal Payments and any casualty or condemnation proceeds and any proceeds from the exercise of remedies (including liquidation proceeds)) received during the related Due Period in respect of (A) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds and any amount representing the accreted portion of a discount from the face amount of a Mortgage Asset or an Eligible Investment) and (B) Mortgage Assets as a result of (I) a maturity, scheduled amortization or mandatory prepayment on a Mortgage Asset, (II) optional prepayments made at the option of the related borrower, (III) recoveries on Defaulted Mortgage Assets and

Impaired Mortgage Assets, or (IV) any other principal payments received with respect to Mortgage Assets;
(ii)    Sale Proceeds received during such Due Period in respect of sales in accordance with the Transaction Documents and excluding (A) accrued interest included in Sale Proceeds, (B) any reimbursement of expenses included in such Sale Proceeds and (C) any portion of such Sale Proceeds that are in excess of the outstanding principal balance of the related Mortgage Asset or Eligible Investment;
(iii)    any principal payments received in Cash by the Issuer during such Due Period on any asset held by a Permitted Subsidiary;
(iv)    any Loss Value Payment received by the Issuer from the Seller during such Due Period;
(v)    Cash and Eligible Investments contributed by ACRC Holder or an Affiliate during such Due Period pursuant to Section 12.1(f), and designated as “Principal Proceeds” by ACRC Holder or such Affiliate; provided that in no event will Principal Proceeds include any proceeds from the Excepted Property; and
(vi)    Cash and Eligible Investments transferred from the Reinvestment Account to the Collection Account pursuant to Section 12.2;
(b)    minus the aggregate amount of:
(i)    any Nonrecoverable Interest Advances that were not previously reimbursed to the Advancing Agent from Interest Proceeds; and
(ii)    any amounts paid to the Servicer or Special Servicer pursuant to the terms of the Servicing Agreement out of amounts that would otherwise be Principal Proceeds.
All payments or recoveries received in respect of Defaulted Mortgage Assets will be deemed to be Principal Proceeds to the extent of the unpaid principal amount of such Defaulted Mortgage Assets and to be Interest Proceeds to the extent of any excess over such unpaid principal amount.
“Priority of Payments”: The meaning specified in Section 11.1(a) hereof.
“Privileged Person”: Any of the following: (i) the Directing Holder, (ii) the Servicer, (iii) the Special Servicer, (iv) the Trustee, (v) the Paying Agent, (vi) the Note Administrator, (vii) the Advancing Agent hereunder and under the Servicing Agreement, (viii) any Person who provides the Note Administrator with an Investor Certification (provided that access to information provided by the Note Administrator to any Person who provides the Note Administrator an Investor Certification in the form of Exhibit H-2 shall be limited to the Monthly Report), (ix) any NRSRO that provides the Note Administrator with an NRSRO Certification, which NRSRO Certification may be submitted electronically by means of the Note Administrator’s Website and (x) the Seller.
“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.
“QIB”: A “qualified institutional buyer” as defined in Rule 144A.
“Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act or an entity owned exclusively by one or more such “qualified purchasers.”
“Qualified REIT Subsidiary”: A corporation that, for U.S. federal income tax purposes, is wholly-owned by a real estate investment trust under Section 856(i)(2) of the Code.
“Rating Agency”: DBRS and any successor thereto, or, with respect to the Collateral generally, if at any time DRBS or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class.
“Rating Agency Condition”: A condition that is satisfied if:
(a)    the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to the Rating Agency for a No Downgrade Confirmation; and
(b)    any one of the following has occurred:
(i)    a No Downgrade Confirmation has been received; or
(ii)    (A) within ten (10) business days of such request being sent to such Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for confirmation;
(A)    the Requesting Party has confirmed that such Rating Agency has received the confirmation request;
(B)    the Requesting Party promptly requests the No Downgrade Confirmation a second time; and
(C)    there is no response to either confirmation request within five (5) Business Days of such second request.
“Record Date”: With respect to any Holder and any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs.

“Redemption Date”: Any Payment Date specified for a redemption of the Securities pursuant to Section 9.1 hereof.
“Redemption Date Statement”: The meaning specified in Section 10.7(d) hereof.
“Redemption Price”: The Redemption Price of each Class of Notes or the Preferred Shares, as applicable, on a Redemption Date will be calculated as follows:
Class A Notes. The redemption price for the Class A Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A Notes to be redeemed, together with the Class A Interest Distribution Amount (plus any Class A Defaulted Interest Amount) due on the applicable Redemption Date plus, in the case of an Optional Redemption or a purchase by ACRC Holder (or an assignee) pursuant to the last sentence of Section 9.1(c), one percent (1%) of the Aggregate Outstanding Amount of the Class A Notes to be redeemed;
Class A-S Notes. The redemption price for the Class A-S Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A-S Notes to be redeemed, together with the Class A-S Interest Distribution Amount (plus any Class A-S Defaulted Interest Amount) due on the applicable Redemption Date plus, in the case of an Optional Redemption or a purchase by ACRC Holder (or an assignee) pursuant to the last sentence of Section 9.1(c), one percent (1%) of the Aggregate Outstanding Amount of the Class A-S Notes to be redeemed;
Class B Notes. The redemption price for the Class B Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class B Notes to be redeemed, together with the Class B Interest Distribution Amount (plus any Class B Defaulted Interest Amount) due on the applicable Redemption Date plus, in the case of an Optional Redemption or a purchase by ACRC Holder (or an assignee) pursuant to the last sentence of Section 9.1(c), one percent (1%) of the Aggregate Outstanding Amount of the Class B Notes to be redeemed;
Class C Notes. The redemption price for the Class C Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class C Notes to be redeemed, together with the Class C Interest Distribution Amount (plus any Class C Defaulted Interest Amount) due on the applicable Redemption Date plus, in the case of an Optional Redemption or a purchase by ACRC Holder (or an assignee) pursuant to the last sentence of Section 9.1(c), one percent (1%) of the Aggregate Outstanding Amount of the Class C Notes to be redeemed;
Class D Notes. The redemption price for the Class D Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class D Notes to be redeemed, together with the Class D Interest Distribution Amount (plus any Class D Defaulted Interest Amount) due on the applicable Redemption Date plus, in the case of an Optional Redemption, a purchase by ACRC Holder (or an assignee) pursuant to the last sentence of Section 9.1(c), an Optional Class D Redemption or a purchase by ACRC Holder (or an assignee) pursuant to the last sentence of Section 9.1(d), one percent (1%) of the Aggregate Outstanding Amount of the Class D Notes to be redeemed;

Class E Notes. The redemption price for the Class E Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class E Notes to be redeemed (including Deferred Interest thereon), together with the Class E Interest Distribution Amount (plus any Class E Defaulted Interest Amount) due on the applicable Redemption Date;
Class F Notes. The redemption price for the Class F Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class F Notes to be redeemed (including Deferred Interest thereon), together with the Class F Interest Distribution Amount (plus any Class F Defaulted Interest Amount) due on the applicable Redemption Date; and
Preferred Shares. The redemption price for the Preferred Shares will be calculated on the related Determination Date and will be equal to the sum of all net proceeds from the sale of the Collateral in accordance with Article 12 hereof and Cash (other than the Issuer’s rights, title and interest in the property described in clause (i) of the definition of “Excepted Property”), if any, remaining after payment of all amounts and expenses, including payments made in respect of the Notes, described under clauses (1) through (14) of Section 11.1(a)(i) and clauses (1) through (18) of Section 11.1(a)(ii); provided that if there are no such net proceeds or Cash remaining, the redemption price for the Preferred Shares shall be equal to U.S.$0.
“Reference Banks”: The meaning set forth in Schedule S attached hereto.
“Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.
“Registered Office Agreement”: Terms and Conditions for the Provision of Registered Office Services by MaplesFS Limited (Structured Finance – Cayman Company) as approved and agreed by resolution of the Issuer's board of directors.
“Regulation S”: Regulation S under the Securities Act.
“Regulation S Global Note”: The meaning specified in Section 2.2(b)(ii) hereof.
“Reimbursement Interest”: Interest accrued on the amount of any Interest Advance made by the Advancing Agent, for so long as it is outstanding, at the Reimbursement Rate.
“Reimbursement Rate”: A rate per annum equal to the “prime rate” as published in the “Money Rates” section of the Wall Street Journal, as such “prime rate” may change from time to time. If more than one “prime rate” is published in The Wall Street Journal for a day, the average of such “prime rates” will be used, and such average will be rounded up to the nearest one eighth of one percent (0.125%). If the “prime rate” contained in The Wall Street Journal is not readily ascertainable, the Servicer will select an equivalent publication that publishes such “prime rate,” and if such “prime rates” are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then the Servicer will select, in its reasonable discretion, a comparable interest rate index.

“Reinvestment Account”: The account established by the Note Administrator pursuant to Section 10.2 hereof.
“Reinvestment Asset”: Any Whole Loan or Pari Passu Participation (including any Related Funded Companion Participation and any Fully-Funded Companion Participation) acquired by the Issuer after the Closing Date in accordance with the terms of Section 12.2(a) hereof.
“Reinvestment Criteria”: The following criteria:
(a)    the underlying Mortgage Loan accrues interest at a floating rate;
(b)    the underlying Mortgage Loan has a maturity date, assuming the exercise of all extension options (if any) that are exercisable at the option of the related borrower under the terms of the underlying loan agreement, that is not more than five years and two months from its origination date; provided that Mortgage Loans constituting no more than 10% of the Aggregate Outstanding Portfolio Balance may have maturity dates, assuming the exercise of all extension options (if any) that are exercisable at the option of the related borrower under the terms of the underlying loan agreement, that are up to but not more than seven years and two months from their respective origination dates;
(c)    no Event of Default has occurred and is continuing;
(d)    a No Downgrade Confirmation has been received from DBRS relating to the acquisition of such Reinvestment Asset;
(e)    the Senior Note Protection Test is satisfied as of the most recent Measurement Date; and
(f)    if New York Life Insurance and Annuity Corporation or an Affiliate is the holder of a majority of the Aggregate Outstanding Amount of the Controlling Class, its written consent has been received, which consent may be granted or denied in New York Life Insurance and Annuity Corporation’s or such Affiliate’s sole and absolute discretion.
“Reinvestment Period”: The period beginning on the Closing Date and ending on and including the first to occur of the following events or dates:
(a)    March 31, 2021; and
(b)    the Payment Date on which all of the Notes are redeemed.
“REIT”: A “real estate investment trust” under the Code.
“Related Funded Companion Participation”: The funded portion of any Unfunded Future Funding Participation.
“Remittance Date”: The meaning specified in the Servicing Agreement.

“REO Asset”: Any Mortgage Asset for which the related Mortgage Loan is an REO Loan.
“REO Loan”: The meaning specified in the Servicing Agreement.
“REO Property”: The meaning specified in the Servicing Agreement.
“Repurchase Request”: The meaning specified in Section 7.17 hereof.
“Retained Securities”: 100% of the Class E Notes, the Class F Notes and the Preferred Shares.
“Rule 17g-5”: The meaning specified in Section 14.13 hereof.
“Rule 144A”: Rule 144A under the Securities Act.
“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(i) hereof.
“Rule 144A Information”: The meaning specified in Section 7.13 hereof.
“Sale”: The meaning specified in Section 5.17(a) hereof.
“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Mortgage Assets and Eligible Investments as a result of sales of such Mortgage Assets and Eligible Investments, and sales in connection with a repurchase for a Material Breach or a Material Document Defect, in each case net of any reasonable out-of-pocket expenses of the Trustee, the Note Administrator, or the Servicer under the Servicing Agreement in connection with any such sale.
“SEC”: The Securities and Exchange Commission.
“Secured Obligations”: the meaning specified in the Granting Clause.
“Secured Parties”: Collectively, the Trustee, the Note Administrator, the Noteholders, the Servicer, the Special Servicer and the Company Administrator, each as their interests appear in applicable Transaction Documents.
“Securities”: Collectively, the Notes and the Preferred Shares.
“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.
“Securities Account Control Agreement”: The meaning specified in Section 3.3(a) hereof.
“Securities Act”: The Securities Act of 1933, as amended.
“Securities Intermediary”: The meaning specified in Section 10.1(b) hereof.
“Securitization Sponsor”: ACRC Lender.

“Security”: Any Note or Preferred Share or, collectively, the Notes and Preferred Shares, as the context may require.
“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.
“Seller”: ACRC Lender, and its successors in interest, solely in its capacity as Seller.
“Seller Indemnification Agreement”: The Seller Indemnification Agreement dated as of January [__], 2019, by and between the Seller and the Issuer.
“Segregated Liquidity”: The meaning specified in the Servicing Agreement.
“Senior Note Protection Test”: A test that will be satisfied as of any Measurement Date on which any of the Senior Notes remain outstanding if the Senior Note Overcollateralization Ratio on such Measurement Date is equal to or greater than 112.5%.
“Senior Note Overcollateralization Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the Aggregate Outstanding Amount of the Senior Notes on such Measurement Date.
“Senior Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes.
“Sensitive Asset”: Means (i) a Mortgage Asset, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Mortgage Asset or portion thereof, in either case, as to which the Servicer or the Special Servicer has determined, based on an Opinion of Counsel, could give rise to material liability of the Issuer (including liability for taxes) if held directly by the Issuer.
“Servicer”: Wells Fargo Bank, National Association, a national banking association, solely in its capacity as servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the servicer pursuant to the appropriate provisions of the Servicing Agreement.
“Servicing Accounts”: The Escrow Accounts, the Collection Account, the REO Accounts and the Cash Collateral Accounts, each as established under and defined in the Servicing Agreement.
“Servicing Advances”: The meaning specified in the Servicing Agreement.
“Servicing Agreement”: The Servicing Agreement, dated as of the Closing Date, by and among the Issuer, the Trustee, the Note Administrator, the Servicer, the Special Servicer and the Advancing Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Share Registrar”: MaplesFS Limited, unless a successor Person shall have become the Share Registrar pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter “Share Registrar” shall mean such successor Person.
“Special Servicer”: Ares Commercial Real Estate Servicer LLC, a Delaware limited liability company, solely in its capacity as special servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the special servicer pursuant to the appropriate provisions of the Servicing Agreement.
“Special Servicing Fee”: The meaning specified in the Servicing Agreement.
“Specially Serviced Mortgage Loan”: The meaning specified in the Servicing Agreement.
“Specified Person”: The meaning specified in Section 2.6(a) hereof.
“Stated Maturity Date”: The Payment Date in March 2034.
“Subsequent Seller Transfer Date”: The meaning specified in the Mortgage Asset Purchase Agreement.
“Subsequent Transfer Instrument”: The meaning specified in the Mortgage Asset Purchase Agreement.
“Successor Benchmark Rate”: The meaning specified in Section 8.1(b).
“Successor Benchmark Spread Adjustment”: With respect to any Class of Notes, either (i) a rate modifier associated with the applicable alternative or substitute index that is published by a governmental or other source that is generally accepted as authoritative in the commercial real estate industry as reasonably determined by the Directing Holder or (ii) if no such rate modifier is then available, the average difference (expressed as the number of basis points) between (x) LIBOR and (y) the Successor Benchmark Rate over the 60-days (or such shorter period for which all relevant indices are available) immediately preceding the date on which the Directing Holder determines to covert the Notes to accrue interest based on the Successor Benchmark Rate.
“Supermajority”: With respect to (i) any Class of Notes, the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Notes of such Class and (ii) with respect to the Preferred Shares, the Holders of at least 66⅔% of the aggregate Notional Amount of the Preferred Shares.
“Tax Event”: (i) Any borrower is, or on the next scheduled payment date under any Mortgage Asset, will be, required to deduct or withhold from any payment under any Mortgage Asset to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer or (iii)

the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes. Withholding taxes imposed under FATCA, if any, shall be disregarded in applying the definition of “Tax Event.”
“Tax Materiality Condition”: The condition that will be satisfied if either (i) as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, $1,000,000 during any 12‑month period or (ii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.
“Tax Redemption”: The meaning specified in Section 9.1(b) hereof.
“Three Month Future Advance Estimate”: As of any date of determination, an estimate of the aggregate amount of future advances that will be required to be made under the Unfunded Future Funding Participations during the immediately following three calendar months.
“Total Redemption Price”: The amount equal to funds sufficient to pay all amounts and expenses described under clauses (1) through (3) of Section 11.1(a)(i) (without regard to any cap or limit described therein) and to redeem all Notes at their applicable Redemption Prices.
“Transaction Documents”: This Indenture, the Mortgage Asset Purchase Agreement, the Placement Services Agreement, the Company Administration Agreement, the Registered Office Agreement, the AML Services Agreement, the Preferred Share Paying Agency Agreement, the Pari Passu Participation Agreements, the Future Funding Agreement, the Servicing Agreement and the Securities Account Control Agreement.
“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes in its capacity as Transfer Agent.
“Treasury Regulations”: Temporary or final regulations promulgated under the Code by the United States Department of the Treasury.
“Trust Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because such officer’s knowledge of and familiarity with the particular subject and (ii) the Note Administrator, any officer of the Corporate Trust Services group of the Note Administrator with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom a particular matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Trustee”: Wilmington Trust National Association, a national banking association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.
“Trustee Fee”: Amounts due and payable to the Trustee pursuant to Section 11.1(a)(i)(3) hereof.
“UCC”: The applicable Uniform Commercial Code.
“Uncertificated Security”: The meaning specified in Section 3.3(a)(ii) hereof.
“Unfunded Future Funding Participation”: The meaning specified in the Mortgage Asset Purchase Agreement.
“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.
“Unregistered Securities”: The meaning specified in Section 5.17(c) hereof.
“Unscheduled Principal Payments”: Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Mortgage Asset prior to the maturity date of such Mortgage Asset.
“Upsize Date”: January 11, 2019.
“Upsize Date Mortgage Assets”: The meaning specified in the Granting Clause hereof.
“U.S. Person”: The meaning specified in Regulation S.
“Volcker Rule”: Section 13 of the Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations promulgated thereunder.
“Whole Loan”: A whole mortgage loan (and not a participation interest in a mortgage loan) secured by commercial real estate.
“Workout Fee”: The meaning specified in the Servicing Agreement.
Section 1.2    Interest Calculation Convention.
All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.
Section 1.3    Rounding Convention.
Unless otherwise specified herein, test calculations that are evaluated as a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that are evaluated as a number or decimal will be rounded to the nearest one hundredth of a percentage point.
ARTICLE 2

THE NOTES
Section 2.1    Forms Generally.
The Notes and the Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer and the Co-Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
Section 2.2    Forms of Notes and Certificate of Authentication.
(a)    Form. The form of each Class of the Senior Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibit A hereto and the form of each Class of the Junior Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibit B hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.
(b)    Global Notes and Definitive Notes.
(i)    The Senior Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A hereto added to the form of such Senior Notes (each, a “Rule 144A Global Note”), which shall be registered in the name of Cede & Co., as the nominee of the Depository and deposited with the Note Administrator, as custodian for the Depository, duly executed by the Issuer and the Co-Issuer and authenticated by the Authentication Agent as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.
(ii)    The Junior Notes and any Senior Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs shall be issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibits A and B hereto, as applicable, added to the form of such Notes (each a “Definitive Note”), which shall be duly executed by the Issuer and, in the case of the Senior Notes, the Co-Issuer and authenticated by the Authentication Agent as hereinafter provided. The aggregate principal amount of Senior Notes that are Definitive

Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.
(iii)    The Senior Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A, hereto added to the form of such Notes (each, a “Regulation S Global Note”), which shall be deposited on behalf of the subscribers for such Senior Notes represented thereby with the Note Administrator as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and the Co-Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.
(c)    Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of the Depository.
Each of the Issuer and Co-Issuer shall execute and the Authenticating Agent shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Notes that shall be (i) registered in the name of the nominee of the Depository for such Global Note or Global Notes and (ii) delivered by the Note Administrator to such Depository or pursuant to such Depository’s instructions or held by the Note Administrator’s agent as custodian for the Depository.
Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Note Administrator, as custodian for the Depository or under the Global Note, and the Depository may be treated by the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.
(d)    Delivery of Definitive Notes in Lieu of Global Notes. Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Notes shall not be entitled to receive physical delivery of a Definitive Note.
Section 2.3    Authorized Amount; Stated Maturity Date; and Denominations.
(a)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$557,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 hereof.
Such Notes shall be divided into seven Classes having designations and Aggregate Principal Amounts as of the Upsize Date as follows:

Designation	Principal Amount
Class A First Priority Secured Floating Rate Notes due March 2034	U.S.$278,500,000
Class A-S Second Priority Secured Floating Rate Notes due March 2034	U.S.$61,270,000
Class B Third Priority Secured Floating Rate Notes due March 2034	U.S.$16,710,000
Class C Fourth Priority Secured Floating Rate Notes due March 2034	U.S.$33,420,000
Class D Fifth Priority Secured Floating Rate Notes due March 2034	U.S.$55,700,000
Class E Sixth Priority Secured Floating Rate Notes due March 2034	U.S.$33,420,000
Class F Seventh Priority Secured Floating Rate Notes due March 2034	U.S.$25,065,000
(b)    The Notes shall be issuable in minimum denominations of U.S.$100,000 and integral multiples of U.S.$500 in excess thereof (plus any residual amount).
Section 2.4    Execution, Authentication, Delivery and Dating.
The Notes shall be executed on behalf of the Issuer and, in the case of the Senior Notes, the Co-Issuer by an Authorized Officer of the Issuer and, in the case of the Senior Notes, the Co-Issuer, respectively. The signature of such Authorized Officers on the Notes may be manual or facsimile.
Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer and, in the case of the Senior Notes, the Co-Issuer shall bind the Issuer or the Co-Issuer, as the case may be, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer and, in the case of the Senior Notes, the Co-Issuer may deliver Notes executed by the Issuer and, in the case of the Senior Notes, the Co-Issuer to the Authenticating Agent for authentication and the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.
Each Note authenticated and delivered by the Authenticating Agent upon Issuer Order on the Upsize Date shall be dated as of the Upsize Date. All other Notes that are authenticated after the Upsize Date for any other purpose under this Indenture shall be dated the date of their authentication. Original Notes and Additional Notes of the same Class with the same Holder may be consolidated into a single Note of such Class on the Upsize Date, whereupon the Original Note shall be cancelled.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
Section 2.5    Registration, Registration of Transfer and Exchange.
(a)    The Issuer and the Co-Issuer shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer and the Co-Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Note Administrator is hereby initially appointed “Notes Registrar” for the purpose of maintaining the Notes Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer and the Co-Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.
If a Person other than the Note Administrator is appointed by the Issuer and the Co-Issuer as Notes Registrar, the Issuer and the Co-Issuer shall give the Note Administrator prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Note Administrator shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Note Administrator shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes. In addition, the Note Registrar shall be required, within one Business Day of each Record Date, to provide the Note Administrator with a copy of the Note Registrar in the format required by, and with all accompanying information regarding the Noteholders as may reasonably be required by the Note Administrator.
Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer and the Co-Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.
At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2. Whenever any Note is surrendered for exchange, the Issuer and, in the case of the Senior Notes, the Co-Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, in the case of the Senior Notes, the Co-Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and, in the case of the Senior Notes, the Co‑Issuer and, in each case, the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
None of the Notes Registrar, the Issuer or the Co-Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.
(b)    No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable securities laws of any state or other jurisdiction.
(c)    No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A (or at initial issuance Section 4(a)(2) of the Securities Act) to QIBs or, solely with respect to Definitive Notes, IAIs. The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons in reliance on Regulation S. None of the Issuer, the Co-Issuer, the Note Administrator, the Trustee or any other Person may register the Notes under the Securities Act or the securities laws of any state or other jurisdiction.
(d)    Upon final payment due on the Stated Maturity Date of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.
(e)    Transfers of Global Notes. Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.2(c) and this Section 2.5(e).

(i)    Except as otherwise set forth below, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee. Transfers of a Global Note to a Definitive Note may only be made in accordance with Section 2.10.
(ii)    Regulation S Global Note to Rule 144A Global Note or Definitive Note. If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or for a Definitive Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note or for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of:
(1)    if the transferee is taking a beneficial interest in a Rule 144A Global Note, instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit C-2 attached hereto; or
(2)    if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit C-3 hereto, certifying that such transferee is an IAI, then the Notes Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Note, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note or (y) if the transferee is taking an interest in a Definitive Note, the Notes Registrar shall record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Note transferred by the transferor).

(iii)    Definitive Note or Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Note or Definitive Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Note Administrator or the Notes Registrar of:
(1)    instructions given in accordance with DTC’s procedures from an Agent Member directing the Note Administrator or the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee,
(2)    a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase,
(3)    in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee, and
(4)    a duly completed certificate in the form of Exhibit C-1 attached hereto, then the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note (or, in the case of a transfer of Definitive Notes, the Note Administrator or the Notes Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).
(iv)    Transfer of Rule 144A Global Notes to Definitive Notes. If, in accordance with Section 2.10, a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for a Definitive Note or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of (A) a duly complete certificate substantially in the form of Exhibit C-3 and (B) appropriate instructions from DTC, if required, the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or exchanged, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Note transferred by the transferor).
(v)    Transfer of Definitive Notes to Rule 144A Global Notes. If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Note or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Note (provided that no IAI may hold an interest in a Rule 144A Global Note). Upon receipt by the Note Administrator or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit C-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Notes in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Note Administrator or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the principal amount of the Definitive Note transferred or exchanged.
(vi)    Other Exchanges. In the event that, pursuant to Section 2.10 hereof, a Global Note is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB who is also a Qualified Purchaser or are to a non-U.S. Person, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer, the Co-Issuer and the Note Administrator.

(f)    Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A and B hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Note Administrator), as may be reasonably required by the Issuer and the Co-Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the 1940 Act or ERISA. So long as the Issuer or the Co-Issuer is relying on an exemption under or promulgated pursuant to the 1940 Act, the Issuer or the Co-Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the 1940 Act. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer and the Co-Issuer, if applicable, to the Note Administrator, the Note Administrator, at the direction of the Issuer and the Co-Issuer, if applicable, shall authenticate and deliver Notes that do not bear such applicable legend.
(g)    Each beneficial owner of Regulation S Global Notes shall be deemed to make the representations and agreements set forth in Exhibit C-1 hereto.
(h)    Each beneficial owner of Rule 144A Global Notes shall be deemed to make the representations and agreements set forth in Exhibit C-2 hereto.
(i)    Each Holder of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit C-3 hereto.
(j)    Any purported transfer of a Note not in accordance with Section 2.5(a) shall be null and void and shall not be given effect for any purpose hereunder.
(k)    Notwithstanding anything contained in this Indenture to the contrary, neither the Note Administrator nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the 1940 Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Note Administrator or Notes Registrar prior to registration of transfer of a Note, the Note Administrator and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Note Administrator or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).
(l)    If the Note Administrator has actual knowledge or is notified by the Issuer or the Co-Issuer that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Note Administrator any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Note Administrator shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.
In addition, the Note Administrator may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any Person designated by the Issuer at a price determined by the Issuer, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Note Administrator to take such action. In any case, the Note Administrator shall not be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(l).
(m)    Each Holder of Notes approves and consents to (i) the purchase of the Upsize Date Mortgage Assets by the Issuer from the Seller on or before the Upsize Date and (ii) any other transaction between the Issuer and the Seller or its Affiliates that are or were permitted under the terms of this Indenture, the Original Indenture or the Mortgage Asset Purchase Agreement.
(n)    As long as any Note is Outstanding, Retained Securities held by ACRC REIT, ACRC Holder or any other disregarded entity of ACRC REIT for U.S. federal income tax purposes may not be transferred, pledged or hypothecated to any other Person (except to an affiliate that is wholly-owned by ACRC REIT and is disregarded for U.S. federal income tax purposes) unless the Issuer receives an opinion of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally recognized tax counsel experienced in such matters that such transfer will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for federal income tax purposes (or has previously received an opinion of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for federal income tax purposes).
Section 2.6    Mutilated, Defaced, Destroyed, Lost or Stolen Note.
If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Co-Issuer, the Trustee, the Note Administrator and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to each Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer and the Co-Issuer shall execute and, upon Issuer Request, the Note Administrator shall cause the Authenticating Agent to authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.
If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.
In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer and the Co-Issuer, if applicable, in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.
Upon the issuance of any new Note under this Section 2.6, the Issuer and the Co-Issuer, if applicable, may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the Co-Issuer, if applicable, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.
Section 2.7    Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.
(a)    Each Class of Notes shall accrue interest during each Interest Accrual Period at the Note Interest Rate applicable to such Class and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Notes will be subordinated to the payment of interest on each related Class of Notes senior thereto. Any payment of interest due on a Class of Deferred Interest Notes on any Payment Date to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if such Class is not the most senior Class Outstanding, shall constitute “Deferred Interest” with respect to such Class and shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferred

Interest Notes and (iii) the Stated Maturity (or the earlier date of Maturity) of such Class of Deferred Interest Notes. Deferred Interest on any Class of Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes. Regardless of whether any more senior Class of Notes is Outstanding with respect to any Class of Deferred Interest Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Deferred Interest Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal. To the extent lawful and enforceable, interest on any interest that is not paid when due on the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes; or, if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the Notes of the Controlling Class, shall accrue at the Note Interest Rate applicable to such Class until paid as provided herein.
(b)    The principal of each Class of Notes matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Notes may only occur (other than amounts constituting Deferred Interest thereon which will be payable from Interest Proceeds) pursuant to the Priority of Payments. The payment of principal on any Note (x) may only occur after each Class more senior thereto is no longer Outstanding and (y) is subordinated to the payment on each Payment Date of the principal due and payable on each Class more senior thereto and certain other amounts in accordance with the Priority of Payments. Payments of principal on any Class of Notes that are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity (or the earlier date of Maturity) of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Classes of Notes most senior thereto with respect to such Class have been paid in full. Payments of principal on the Notes in connection with a Clean-up Call, Tax Redemption, Optional Redemption or Optional Class D Redemption will be made in accordance with Section 9.1 and the Priority of Payments.
(c)    As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, the Preferred Share Paying Agent and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or the Cayman Islands or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W‑8BEN (Certificate of Foreign Status of

Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), Form W‑8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W‑9 (Request for Taxpayer Identification Number and Certification), or IRS Form W‑8ECI (Certificate of Foreign Person’s Claim that Income Is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms). In addition, each of the Issuer, Co-Issuer, the Trustee, Preferred Share Paying Agent or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its Collateral. Each Holder and each beneficial owner of Notes agree to provide any certification requested pursuant to this Section 2.7(c) and to update or replace such form or certification in accordance with its terms or its subsequent amendments. Furthermore, the Issuer shall require information to comply with FATCA and Cayman FATCA Legislation requirements pursuant to clause (xii) of the representations and warranties set forth under the third paragraph of Exhibit C‑1 hereto, as deemed made pursuant to Section 2.5(g) hereto, or pursuant to clause (xiii) of the representations and warranties set forth under the third paragraph of Exhibit C‑2 hereto, as deemed made pursuant to Section 2.5(h) hereto, or pursuant to clause (xi) of the representations and warranties set forth under the third paragraph of Exhibit C-3 hereto, made pursuant to Section 2.5(i) hereto, as applicable.
Each Holder shall be deemed to agree and represent that the Issuer and/or the Trustee and/or the Note Administrator or their agents or representatives may (1) provide such information and documentation and any other information concerning its investment in the Notes to the Cayman Islands Tax Information Authority, the U.S. Internal Revenue Service and any other relevant tax authority in connection with FATCA Compliance and (2) take such other steps as they reasonably deem necessary in connection with FATCA Compliance.
Each Holder of a Definitive Note will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary (the “Holder AML Obligations”).
(d)    Payments in respect of interest on and principal on the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Paying Agent on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register. The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Note held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent

Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent (or, to a foreign paying agent appointed by the Note Administrator outside of the United States if then required by applicable law, in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Note) on or prior to such Maturity. None of the Issuer, the Co-Issuer, the Trustee, the Note Administrator or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity Date thereof) the Issuer or, upon Issuer Request, the Note Administrator, in the name and at the expense of the Issuer, shall not more than 30 nor fewer than five Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment and shall specify the place where such Notes may be presented and surrendered for such payment.
(e)    Subject to the provisions of Sections 2.7(a) and Section 2.7(d) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer and the Co-Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).
(f)    Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.
(g)    Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.
(h)    Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.
(i)    All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.
(j)    Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer under the Notes and the Co-Issuer under the Senior Notes, this Indenture and the other Transaction Documents are limited-recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral and following realization of the

Collateral, all obligations of the Co-Issuers and any claims of the Noteholders, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer, the Co-Issuer or any of their respective successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Collateral have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and the other Transaction Documents shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.
(k)    Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.
(l)    Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Sections 2.7(e) and (h)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.
(m)    Payments in respect of the Preferred Shares as contemplated by Sections 11.1(a)(i)(16), 11.1(a)(ii)(19) and 11.1(a)(iii)(17) shall be made by the Paying Agent to the Preferred Share Paying Agent.
Section 2.8    Persons Deemed Owners.
The Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer and any of their respective agents may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Note Administrator, the Servicer, the Special Servicer or any of their respective agents shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes will not be considered the owners of any Notes for the purpose of receiving notices. With respect to the Preferred Shares, on any Payment Date, the Trustee shall deliver to the Preferred Share Paying Agent the distributions thereon for distribution to the Preferred Shareholders.

Section 2.9    Cancellation.
All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, upon delivery to the Notes Registrar, be promptly canceled by the Notes Registrar and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Notes Registrar shall be destroyed or held by the Notes Registrar in accordance with its standard retention policy. Notes of the most senior Class Outstanding that are held by the Issuer, the Co-Issuer or any of their respective Affiliates may be submitted to the Notes Registrar for cancellation at any time.
Section 2.10    Global Notes; Definitive Notes; Temporary Notes.
(a)    Definitive Notes. Definitive Notes shall only be issued in the following limited circumstances:
(i)    upon Transfer of Global Notes to an IAI in accordance with the procedures set forth in Section 2.5(e)(ii) or Section 2.5(e)(iii);
(ii)    if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with this Section 2.10, such holder may effect such exchange or transfer upon receipt by the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (B) duly completed certificates in the form of Exhibit C-3, upon receipt of which the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor);
(iii)    in the event that the Depository notifies the Issuer and the Co-Issuer that it is unwilling or unable to continue as Depository for a Global Note or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice, the Global Notes deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.
(b)    Any Global Note that is exchanged for a Definitive Note shall be surrendered by the Depository to the Notes Administrator’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Note. Any such transfer shall be made, without charge, and the Authenticating Agent shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations. Any Definitive Notes delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibits C-1 or C-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend. The Holder of each such registered individual Global Note may transfer such Global Note by surrendering it at the Corporate Trust Office of the Note Administrator, or at the office of the Paying Agent.
(c)    Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)    Junior Notes may only be issued as Definitive Notes and no interest in a Junior Note may be held in the form of a Global Note at any time.
(e)    In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer and the Co-Issuer shall promptly make available to the Notes Registrar a reasonable supply of Definitive Notes.
Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer and the Co-Issuer may execute and, upon Issuer Order, the Authenticating Agent shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.
If temporary Definitive Notes are issued, the Issuer and the Co-Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Definitive Notes at the office or agency maintained by the Issuer and the Co-Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Definitive Note, the Issuer and the Co-Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
Section 2.11    U.S. Tax Treatment of Notes and the Issuer.
(a)    Each of the Issuer and the Co-Issuer intends that, for U.S. federal income tax purposes, the Notes (unless held by ACRE or any entity disregarded into ACRE) be treated as debt and that the Issuer be treated as a Qualified REIT Subsidiary (unless the Issuer has received an opinion of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally recognized tax counsel experienced in such matters opining that the Issuer will be treated as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes). Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.
(b)    The Issuer and the Co-Issuer shall account for the Notes and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Section 2.11(a) above.
(c)    Each Holder of Notes shall timely furnish to the Issuer and the Co-Issuer or their respective agents any U.S. federal income tax form or certification (such as IRS Form W‑8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for the United States Tax Withholding and Reporting (Entities)), IRS Form W‑8IMY (Certificate of Foreign Intermediary, Foreign Flow Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W‑9 (Request for Taxpayer Identification Number and Certification), or IRS Form W‑8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms that the Issuer, the Co-Issuer or their respective agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments. Furthermore, Noteholders shall timely furnish any information required pursuant to Section 2.7(c).
Section 2.12    Authenticating Agents.
Upon the request of the Issuer and, in the case of the Senior Notes, the Co-Issuer, the Note Administrator shall, and if the Note Administrator so chooses the Note Administrator may, pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Note Administrator.
Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Note Administrator, the Trustee, the Issuer and the Co-Issuer. The Note Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Trustee, the Issuer and the Co-Issuer. Upon receiving such notice of resignation or upon such a termination, the Note Administrator shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.
The Note Administrator agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Note Administrator shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.
Section 2.13    Forced Sale on Failure to Comply with Restrictions.
(a)    Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a U.S. Person who is determined not to have been a QIB or an IAI at the time of acquisition of the Note or interest therein shall be null and void and any such proposed transfer of which the Issuer, the Co-Issuer, the Note Administrator or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer, the Note Administrator and the Trustee for all purposes.
(b)    If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above (any such Person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Paying Agent (and notice by the Paying Agent or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice (or cause notice to be sent) to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or a third party acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Note Administrator to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.
(c)    If (i) a Holder of a Definitive Note fails for any reason to comply with the Holder AML Obligations, the Issuer (or any intermediary on the Issuer's behalf) shall have the right to (x) compel the relevant Holder to sell its interest in such Note or (y) sell such interest on such Holder's behalf. The Issuer shall not compel sales for failure to provide such other information or documentation as may be required under the Cayman AML Regulations unless the Issuer reasonably determines the Holder's acquisition, holding or transfer of an interest in such Note would result in a material adverse effect on the Issuer. No such forced sale shall be effectuated until at least 60 days after such Holder has received a request for additional information necessary to achieve AML Compliance, any such forced sale shall be conducted by a third party experienced in conducting sales of privately placed securities using bidding procedures reasonably determined by such third party to maximize the proceeds of such sale, any such forced sale shall be made pursuant to documents that by their terms are governed by the laws of the State of New York (and shall otherwise be deemed to be governed by the laws of the State of New York), and the Issuer shall not take any action inconsistent with such choice of law. Any disputes relating to such sale shall be subject to the jurisdiction of the courts of New York State in the same manner as disputes arising under this Indenture.
Section 2.14    No Gross Up.
The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.
Section 2.15    Credit Risk Retention.
Pursuant to the Mortgage Asset Purchase Agreements, the Securitization Sponsor is required to timely deliver (or cause to be timely delivered) to the Note Administrator any notices contemplated by Section 10.9 of this Agreement.
ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED MORTGAGE ASSETS
Section 3.1    General Provisions.
The Notes to be issued on the Upsize Date shall be executed by the Issuer and, in the case of the Senior Notes, the Co-Issuer upon compliance with Section 3.2 and shall be delivered to the Authenticating Agent for authentication and thereupon the same shall be authenticated and delivered by the Authenticating Agent upon Issuer Request. The Issuer shall cause the following items to be delivered to the Trustee on or prior to the Upsize Date:
(a)    an Officer’s Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and the Placement Services Agreement and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Upsize

Date, (C) the Directors authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (D) the total aggregate Notional Amount of the Preferred Shares shall have been received in Cash or in the form of Mortgage Assets by the Issuer on or before the Upsize Date;
(b)    an Officer’s Certificate of the Co-Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and related documents, the execution, authentication and delivery of the Senior Notes and specifying the Stated Maturity Date of each Class of Senior Notes, the principal amount of each Class of Senior Notes and the applicable Note Interest Rate of each Class of Senior Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Upsize Date and (C) each Officer authorized to execute and deliver the documents referenced in clause (b)(i) above holds the office and has the signature indicated thereon;
(c)    an opinion of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Co-Issuers, and certain Affiliates thereof (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(g), (h) and (i)) dated the Upsize Date, as to certain matters of New York law and certain United States federal income tax and securities law matters;
(d)    opinions of Cadwalader, Wickersham & Taft LLP, special counsel to the Co-Issuers dated the Upsize Date, relating to (i) the validity of the Grant hereunder and the perfection of the Trustee’s security interest in the Collateral and (ii) certain bankruptcy matters;
(e)    an opinion of Proskauer Rose LLP, special counsel to ACRE and ACRC REIT, dated the Upsize Date, regarding the qualification and taxation of ACRC REIT as a REIT and the Issuer’s qualification as a Qualified REIT Subsidiary or other disregarded entity of ACRC REIT for U.S. federal income tax purposes;
(f)    an opinion of Venable LLP, counsel to ACRE, dated the Upsize Date, regarding certain issues of Maryland law;
(g)    an opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Upsize Date, regarding certain issues of Cayman Islands law;
(h)    an opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Co-Issuer and ACRC Holder, dated the Upsize Date, regarding certain issues of Delaware law;
(i)    an opinion of (i) senior corporate counsel of Wells Fargo Bank, National Association, dated as of the Upsize Date, regarding certain matters of United States law and (ii) Aini & Associates PLLC, counsel to Wells Fargo Bank, National Association;
(j)    an opinion of Aini & Associates PLLC, counsel to the Trustee regarding certain matters of United States Law;

(k)    an opinion of Dorsey & Whitney LLP, special Minnesota counsel to Wells Fargo Bank, National Association, regarding certain matters of Minnesota law with respect to the Minnesota Collateral;
(l)    an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for and all conditions precedent provided in the Preferred Share Paying Agency Agreement relating to the issuance by the Issuer of the Preferred Shares have been complied with and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Upsize Date have been paid;
(m)    an Officer’s Certificate given on behalf of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Senior Notes by the Co-Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Senior Notes applied for have been complied with and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Upsize Date have been paid;
(n)    executed counterparts of the Mortgage Asset Purchase Agreement dated as of the Upsize Date, the Pari Passu Participation Agreements relating to the Mortgage Loans identified on Schedule A as International Business Park, Crest Apartments and Triad Center, an amendment to the Future Funding Agreement, the Placement Services Agreement dated as of the Upsize Date and an amendment to the Preferred Share Paying Agency Agreement;
(o)    an Accountant’s Report on applying Agreed-Upon Procedures with respect to certain information concerning the Mortgage Assets in the Offering Memorandum;
(p)    an Issuer Order executed by the Issuer and the Co-Issuer directing the Authenticating Agent to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer and the Co-Issuer;
(q)    the Consent to Amended and Restated Indenture executed by the Issuer, the Co-Issuer, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, ACRC Holder, the Trustee, the Note Administrator, the Advancing Agent, the Servicer, the Special Servicer and the Primary Servicer; and

(r)    an opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Co-Issuers dated the Upsize Date, stating that the execution of this amended and restated Indenture is authorized or permitted by the Original Indenture and that all conditions precedent thereto have been satisfied.
Section 3.2    Security for Notes.
Prior to the issuance of the Notes on the Upsize Date, the Issuer shall cause the following conditions to be satisfied:
(a)    Grant of Security Interest; Delivery of Mortgage Assets. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral shall be effective and all Upsize Date Mortgage Assets acquired in connection therewith purchased by the Issuer on or before the Upsize Date (as set forth in Schedule A hereto) together with the Mortgage Note and other Asset Documents with respect thereto shall have been delivered to, and received by, the Custodian on behalf of the Trustee, without recourse (except as expressly provided in each applicable Mortgage Asset Purchase Agreement), in the manner provided in Section 3.3(a);
(b)    Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Upsize Date, delivered to the Trustee and the Note Administrator, to the effect that, in the case of each Mortgage Asset pledged to the Trustee for inclusion in the Collateral on the Upsize Date and immediately prior to the delivery thereof on the Upsize Date:
(i)    the Issuer is the owner of such Mortgage Asset free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Upsize Date;
(ii)    the Issuer has acquired its ownership in such Mortgage Asset in good faith without notice of any adverse claim, except as described in paragraph (i) above;
(iii)    the Issuer has not assigned, pledged or otherwise encumbered any interest in such Mortgage Asset (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;
(iv)    the Asset Documents with respect to such Mortgage Asset do not prohibit the Issuer from Granting a security interest in and assigning and pledging such Mortgage Asset to the Trustee;
(v)    the list of Upsize Date Mortgage Assets in Schedule A identifies every Mortgage Asset owned by the Issuer and pledged to the Trustee hereunder;
(vi)    the requirements of Section 3.2(a) with respect to such Mortgage Assets have been satisfied; and

(vii)    (1) the Grant pursuant to the Granting Clauses of this Indenture shall, upon execution and delivery of this Indenture by the parties hereto, result in a valid and continuing security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Mortgage Assets pledged to the Trustee for inclusion in the Collateral on the Upsize Date; and
(2) upon the delivery of each Mortgage Note evidencing the obligations of the borrowers under each Mortgage Asset to the Custodian on behalf of the Trustee, at the Custodian’s office in Minneapolis, Minnesota, the Trustee’s security interest in all Mortgage Assets shall be a validly perfected, first priority security interest under the UCC as in effect in the State of Minnesota.
(c)    Rating Letters. the Issuer and/or Co-Issuer’s receipt of a signed letter from DBRS confirming that (i) the Class A Notes have been issued with a rating of “AAA(sf)”, (ii) the Class A-S Notes have been issued with a rating of “AAA(sf)”, (iii) the Class B Notes have been issued with a rating of at least “AA(low)(sf)”, (iv) the Class C Notes have been issued with a rating of at least “A(low)(sf)”, (v) the Class D Notes have been issued with a rating of at least “BBB(low)(sf)”, (vi) the Class E Notes have been issued with a rating of at least “BB(low)(sf)”, (vii) the Class F Notes have been issued with a rating of at least “B(low)(sf)” and (viii) this amendment and restatement of the Original Indenture and the transactions and other amendments contemplated hereby will not, in and of themselves, result in the downgrade or withdrawal of the current ratings of the Original Notes.
(d)    Accounts. Evidence of the establishment of the Payment Account, the Preferred Share Distribution Account, the Reinvestment Account, the Custodial Account and the Collection Account.
(e)    Issuance of Preferred Shares. The Issuer shall have confirmed that the Preferred Shares have been, or contemporaneously with the issuance of the Notes will be, (i) issued by the Issuer and (ii) acquired in their entirety by ACRC Holder.
Section 3.3    Transfer of Collateral.
(a)    The Note Administrator, as document custodian (in such capacity, the “Custodian”), is hereby appointed as Custodian, acting on behalf of the Noteholders and the holders of the Related Funded Companion Participation, to hold all of the Mortgage Notes, which shall be delivered to it by the Issuer on or prior to each of the Closing Date, the Upsize Date or a Subsequent Seller Transfer Date, at its office in Minneapolis, Minnesota, and perform all other functions hereunder. Any successor to the Custodian shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer and has capital and surplus of at least U.S.$200,000,000 and whose long-term unsecured debt is rated at least “AA(low)” by DBRS (or if not rated by DBRS, an equivalent rating by any two other NRSROs); provided that with respect to a rating by Moody’s it may maintain a long-term unsecured debt rating of at least “Baa2” by Moody’s for so long as it maintains a short-term unsecured debt rating of at least “P-1” by Moody’s and the Servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s, or such other rating with respect to which the Rating Agency has provided a No Downgrade Confirmation

(provided that this proviso shall not impose on the Servicer any obligation to maintain such rating). Subject to the limited right to relocate Collateral set forth in Section 7.5(b), the Custodian shall hold all Asset Documents at its Corporate Trust Office.
(b)    All Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments shall be held in accordance with Article 10 and, in respect of each Indenture Account, the Trustee on behalf of the Secured Parties shall have entered into a securities account control agreement with the Issuer, as debtor and the Securities Intermediary, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC as in effect in the State of New York) and the Trustee, as secured party (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Securities Account Control Agreement”) providing, inter alia, that the establishment and maintenance of such Indenture Account will be governed by the law of the State of New York. The security interest of the Trustee in Collateral shall be perfected and otherwise evidenced as follows:
(i)    in the case of such Collateral consisting of Security Entitlements, by the Issuer (A) causing the Securities Intermediary, in accordance with the Securities Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) causing the Securities Intermediary to agree pursuant to the Securities Account Control Agreement that it will comply with Entitlement Orders originated by or on behalf of the Trustee with respect to each such Security Entitlement without further consent by the Issuer;
(ii)    in the case of Assets that consist of Instruments or Certificated Securities (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Custodian, on behalf of the Trustee, to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota;
(iii)    in the case of Collateral that consist of General Intangibles and all other Collateral of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the District of Columbia, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Trustee as secured party, which financing statement reasonably identifies all such Collateral, with the Recorder of Deeds of the District of Columbia;
(iv)    in the case of Collateral that consists of General Intangibles, causing the registration of the security interests granted under this Indenture in the register of mortgages and charges of the Issuer maintained at the Issuer’s registered office in the Cayman Islands; and
(v)    in the case of Collateral that consists of Cash on deposit in any Servicing Account managed by the Servicer or Special Servicer pursuant to the terms of the Servicing Agreement, to deposit such Cash in a Servicing Account, which Servicing Account is in the name of the Servicer or Special Servicer on behalf of the Trustee.
(c)    The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and Collateral,” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Indenture.
(d)    Without limiting the foregoing, the Trustee shall cause the Note Administrator to take such different or additional action as the Trustee may be advised by advice of counsel to the Trustee, Note Administrator or the Issuer (delivered to the Trustee and the Note Administrator) is reasonably required in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(d), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).
(e)    Without limiting any of the foregoing, in connection with each Grant of a Mortgage Asset hereunder, the Issuer shall deliver (or cause to be delivered by the Seller) to the Custodian (with a copy to the Servicer), in each case to the extent specified on the closing checklist for such Mortgage Asset provided to the Custodian by the Issuer (or the Seller) the following documents (collectively, the “Mortgage Asset File”):
(i)    if such Mortgage Asset is a Mortgage Loan:
(1)    the original mortgage note or promissory note, as applicable, bearing all intervening endorsements, endorsed in blank or endorsed “Pay to the order of ACRE Commercial Mortgage 2017-FL3 LLC, without recourse,” and signed in the name of the last endorsee by an authorized Person;
(2)    an original of any participation certificate together with any and all intervening endorsements thereon, endorsed in blank on its face or by endorsement or stock power attached thereto (without recourse, representation or warranty, express or implied);
(3)    an original of any participation agreement relating to any item of collateral that is not evidenced by a promissory note;

(4)    an original blanket assignment of all unrecorded documents with respect to such Mortgage Loan to the Issuer, in each case in form and substance acceptable for recording;
(5)    the original of any guarantee executed in connection with the promissory note, if any;
(6)    the original mortgage with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer (or the Seller) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;
(7)    the originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon (or a copy thereof together with an Officer’s Certificate of the Issuer (or the Seller) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required), together with any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage Asset File;
(8)    the original assignment of mortgage in blank or in the name of the Issuer, in form and substance acceptable for recording and signed in the name of the last endorsee;
(9)    the originals of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the last endorsee, or copies thereof together with an Officer’s Certificate of the Issuer certifying that such represent true and correct copies of the originals and that such originals have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;
(10)    an original mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment (which may be issued electronically) either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;
(11)    the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan, if any;

(12)    the original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer certifying that such copy represents a true and correct copy of the original that has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;
(13)    the original assignment of any assignment of leases and rents in blank or in the name of the Issuer, in form and substance acceptable for recording;
(14)    a filed copy of the UCC-1 financing statements with evidence of filing thereon, and UCC-3 assignments in blank, which UCC-3 assignments shall be in form and substance acceptable for filing;
(15)    the original of any related loan agreement;
(16)    the original of any related guarantee;
(17)    the original of the environmental indemnity agreement, if any;
(18)    the original of any general collateral assignment of all other documents held by the Issuer in connection with the Mortgage Loan;
(19)    an original of any disbursement letter from the collateral obligor to the original mortgagee;
(20)    a copy of the survey of the related Mortgaged Properties;
(21)    a copy of any property management agreements;
(22)    [Reserved];
(23)    a copy of any related environmental insurance policy and environmental report with respect to the related Mortgaged Properties;
(24)    with respect to any Mortgage Loan with related mezzanine or other subordinate debt (other than a companion participation), a copy of any related co-lender agreement, intercreditor agreement, subordination agreement or other similar agreement;
(25)    [Reserved];
(26)    a copy of any opinion of counsel;
(27)    the following additional documents, which may be delivered as one or several instruments, (a) allonge, endorsed in blank; (b) assignment of mortgage, in blank, in form and substance acceptable for recording; (c) assignment of leases and rents, in blank, in form and substance acceptable for recording; and (d) blanket assignment, in blank, in form and substance acceptable for recording.
(ii)    if such Mortgage Asset is a Participation:
(1)    each of the documents specified in (i) above with respect to the related Mortgage Loan, other than the documents identified in item (i)(4); and
(2)    an original of the related Pari Passu Participation Agreement;
With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the Seller) shall deliver such original recorded documents to the Custodian promptly when received by the Issuer (or the Seller) from the applicable recording office.
(f)    The execution and delivery of this Indenture by the Note Administrator shall constitute certification that (i) each original note required to be delivered to the Custodian on behalf of the Trustee by the Issuer (or the Seller) and all allonges thereto, if any, have been received by the Custodian; and (ii) each original note has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the related Mortgage Asset. The Custodian agrees to review or cause to be reviewed the Mortgage Asset Files within thirty (30) days after the Closing Date, the Upsize Date or the applicable Subsequent Seller Transfer Date, and to deliver to the Issuer, the Note Administrator, the Servicer, and the Trustee a certification in the form of Exhibit D attached hereto, indicating, subject to any exceptions found by it in such review, (A) those documents referred to in Section 3.3(e) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Mortgage Asset. The Custodian shall have no responsibility for reviewing the Mortgage Asset File except as expressly set forth in this Section 3.3(f). None of the Trustee, the Note Administrator, and the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(e)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Mortgaged Property.
(g)    No later than the 90th day after (i) the Upsize Date or (ii) with respect to any Reinvestment Asset, the applicable Subsequent Seller Transfer Date, the Custodian shall (i) deliver to the Issuer, with a copy to the Note Administrator, the Trustee, and the Servicer a final exception report as to any remaining documents that are required to be, but are not in the Mortgage Asset File and (ii) request that the Issuer cause such document deficiency to be cured.

(h)    Without limiting the generality of the foregoing:
(i)    from time to time upon the request of the Trustee, Servicer or Special Servicer, the Issuer shall deliver (or cause to be delivered) to the Custodian any Asset Document in the possession of the Issuer and not previously delivered hereunder (including originals of Asset Documents not previously required to be delivered as originals) and as to which the Trustee, Servicer or Special Servicer, as applicable, shall have reasonably determined, or shall have been advised, to be necessary or appropriate for the administration of such Mortgage Loan hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture;
(ii)    in connection with any delivery of documents to the Custodian pursuant to clause (i) above, the Custodian shall deliver to the Servicer, on behalf of the Issuer, a Certification in the form of Exhibit D acknowledging the receipt of such documents by the Custodian and that it is holding such documents subject to the terms of this Indenture; and
(iii)    from time to time upon request of the Servicer or the Special Servicer, the Custodian shall, upon delivery by the Servicer or Special Servicer, as applicable, of a Request for Release in the form of Exhibit E hereto, release to the Servicer or Special Servicer, as applicable, such of the Asset Documents then in its custody as the Servicer or Special Servicer, as applicable, reasonably so requests. By submission of any such Request for Release, the Servicer or the Special Servicer, as applicable, shall be deemed to have represented and warranted that it has determined in accordance with the Accepted Servicing Practices, respectively, set forth in the Servicing Agreement, as the case may be, that the requested release is necessary for the administration of such Mortgage Loan hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture. The Servicer or the Special Servicer shall return to the Custodian each Asset Document released from custody pursuant to this clause (iii) within 20 Business Days of receipt thereof (except such Asset Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Mortgage Asset that is consummated within such 20-day period). Notwithstanding the foregoing provisions of this clause (iii), any note, participation certificate or other instrument evidencing a Pledged Mortgage Asset shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Mortgage Asset that is permitted in accordance with the terms of this Indenture, (2) presentation, collection, renewal or registration of transfer of such Mortgage Asset, (3) in the case of any note, in connection with a payment in full of all amounts owing under such note, or (4) effecting any amendment or modification permitted and effected pursuant to the terms of the Servicing Agreement.
(i)    As of the Upsize Date (with respect to the Collateral owned or existing as of the Upsize Date) and each date on which any Collateral is acquired (only with respect to each Collateral so acquired or arising after the Upsize Date), the Issuer represents and warrants as follows:
(i)    this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Trustee for the benefit of the Secured Parties,

which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;
(ii)    the Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person;
(iii)    in the case of each Collateral, the Issuer has acquired its ownership in such Collateral in good faith without notice of any adverse claim as defined in Section 8‑102(a)(1) of the UCC as in effect on the date hereof;
(iv)    other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral;
(v)    the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (x) relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or (y) that has been terminated; the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;
(vi)    the Issuer has received all consents and approvals required by the terms of each Upsize Date Mortgage Asset and the Transaction Documents to grant to the Trustee its interest and rights in such Collateral hereunder;
(vii)    the Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee for the benefit of the Secured Parties hereunder;
(viii)    all of the Collateral constitutes one or more of the following categories: an Instrument, a General Intangible, a Certificated Security or an Uncertificated Security, or a Financial Asset in which a Security Entitlement has been created and that has been or will have been credited to a Securities Account and Proceeds of all the foregoing;
(ix)    the Securities Intermediary has agreed to treat all Collateral credited to the Custodial Account as a Financial Asset;
(x)    the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Indenture Accounts without further consent of the Issuer; none of the Indenture Accounts is in the name of any Person other than the Issuer, the Note Administrator or the Trustee; the Issuer has not consented to the Securities Intermediary to comply with any Entitlement Orders in respect of the Indenture Accounts and any Security Entitlement credited to any of the Indenture Accounts originated by any Person other than the Trustee or the Note Administrator on behalf of the Trustee;

(xi)    (A) all original executed copies of each promissory note, participation certificate or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodian for the benefit of the Trustee and (B) none of the promissory notes, participation certificates or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee;
(xii)    each of the Indenture Accounts constitutes a Securities Account in respect of which Wells Fargo Bank, National Association has accepted to be Securities Intermediary pursuant to the Securities Account Control Agreement on behalf of the Trustee as secured party under this Indenture.
(j)    The Note Administrator shall cause all Eligible Investments delivered to the Note Administrator on behalf of the Issuer (upon receipt by the Note Administrator thereof) to be promptly credited to the applicable Account.
ARTICLE 4

SATISFACTION AND DISCHARGE
Section 4.1    Satisfaction and Discharge of Indenture.
This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Note Administrator (in each of its capacities) and the Trustee and the specific obligations set forth below hereunder, (v) the rights, obligations and immunities of the Servicer and Special Servicer hereunder and under the Servicing Agreement, and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Custodian or Securities Intermediary (on behalf of the Trustee) and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:
(a)    (i) either:
(1)    all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Note Registrar for cancellation; or
(2)    all Notes not theretofore delivered to the Note Registrar for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Note Administrator for the giving of notice of redemption by the Issuer and the Co-Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Note Administrator, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s in an amount sufficient, as recalculated by a firm of Independent nationally-recognized certified public accountants, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1, the Redemption Price) on such Notes not theretofore delivered to the Note Administrator for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Redemption Date, as the case may be or (y) in the event all of the Collateral is liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Note Administrator, all proceeds of such liquidation of the Collateral, for payment in accordance with the Priority of Payments;
(ii)    the Issuer and the Co-Issuer have paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Servicing Agreement) by the Issuer and Co-Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses; and
(iii)    the Co-Issuers have delivered to the Trustee and the Note Administrator Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;
provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee and Note Administrator an opinion of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or an opinion of another tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Noteholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture; or
(b)    %4. each of the Co-Issuers has delivered to the Trustee and Note Administrator a certificate stating that (1) there is no Collateral (other than (x) the Servicing Agreement and the Servicing Accounts related thereto and the Securities Account Control Agreement and the Indenture Accounts related thereto and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Servicer under the Servicing Agreement for such purpose; and
(i)    the Co-Issuers have delivered to the Note Administrator and the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.3 and 14.12 hereof shall survive.
Section 4.2    Application of Amounts held in Trust.
All amounts deposited with the Note Administrator pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through any Paying Agent, as the Note Administrator may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.
Section 4.3    Repayment of Amounts Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent, upon demand of the Issuer and the Co-Issuer, shall be remitted to the Note Administrator to be held and applied pursuant to Section 7.3 hereof and, in the case of amounts payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.
Section 4.4    Limitation on Obligation to Incur Company Administrative Expenses.
If at any time after an Event of Default has occurred and the Notes have been declared immediately due and payable, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer with respect to the Mortgage Assets in Cash during the current Due Period (as certified by the Special Servicer in accordance with Accepted Servicing Practices) is less than the sum of Dissolution Expenses and any accrued and unpaid Company Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Company Administrative Expenses as otherwise required by this Indenture to any Person, other than with respect to fees and indemnities of, and other payments, charges and expenses incurred in connection with opinions, reports or services to be provided to or for the benefit of, the Trustee, the Note Administrator, or any of their respective Affiliates. Any failure to pay such amounts or provide or obtain such opinions, reports or services no longer required hereunder shall not constitute a Default hereunder.
ARTICLE 5

REMEDIES
Section 5.1    Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    a default in the payment of any interest on any Class A Note, Class A-S Note, Class B Note, Class C Note or Class D Note (or, if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any Note of the most senior Class Outstanding) when the same becomes due and payable and the continuation of any such default for three Business Days after a Trust Officer of the Note Administrator has actual knowledge or receives notice from any holder of Notes of such payment default; provided that in the case of a failure to disburse funds due to an administrative error or omission by the Note Administrator, the Trustee or any paying agent, such failure continues for five Business Days after a trust officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission; or
(b)    a default in the payment of principal (or the related Redemption Price, if applicable) of any Class when the same becomes due and payable, at its Stated Maturity Date or any Redemption Date; provided, in each case, that in the case of a failure to disburse funds due to an administrative error or omission by the Note Administrator, Trustee or any paying agent, such failure continues for five Business Days after a trust officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission;
(c)    the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than (i) a default in payment described in clause (a) or (b) above and (ii) unless the Holders of the Preferred Shares object, a failure to disburse any amounts to the Preferred Share Paying Agent for distribution to the Holders of the Preferred Shares), which failure continues for a period of three (3) Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Note Administrator or Paying Agent, which failure continues for five (5) Business Days;
(d)    either the Issuer, the Co-Issuer or the pool of Collateral becomes an investment company required to be registered under the 1940 Act;
(e)    a default in the performance, or breach, of any other covenant or other agreement of the Issuer or Co-Issuer (other than the covenant to make the payments described in clauses (a), (b) or (c) above or to satisfy the Senior Note Protection Test) or any representation or warranty of the Issuer or Co-Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of 30 days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, 10 days) after either the Issuer or the Co-Issuer has actual knowledge thereof or after notice thereof to the Issuer and the Co-Issuer by the Trustee or to the Issuer and the Co-Issuer and the Trustee by Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class;

(f)    the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
(g)    the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;
(h)    one or more final judgments being rendered against the Issuer or the Co-Issuer which exceed, in the aggregate, U.S.$1,000,000 and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by the Rating Agency) a No Downgrade Confirmation has been received from the Rating Agency and consent from the Holders of a Majority of the Aggregate Outstanding Amount of the Controlling Class has been received; or
(i)    the Issuer loses its status as a Qualified REIT Subsidiary or other disregarded entity of ACRC REIT for U.S. federal income tax purposes, unless (A) within 90 days, the Issuer either (1) delivers an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer’s loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes, the Issuer is not, and has not been, an association (or publicly traded partnership) taxable as a corporation, or is not, and has not been, otherwise subject to U.S. federal income tax on a net basis and the Noteholders are not otherwise materially adversely affected by the loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes or (2) receives an amount from the Preferred Shareholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (1) through (14) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded.

Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify (or shall procure the prompt notification of) the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Preferred Share Paying Agent and the Preferred Shareholders in writing.
Section 5.2    Acceleration of Maturity; Rescission and Annulment.
(a)    If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or 5.1(g)), the Trustee may (and shall at the direction of a Majority, by outstanding principal amount, of (i) in the case of Section 5.1(c) above, each Class of Notes voting as a separate Class (excluding any Notes owned by the Issuer, the Seller or any of their respective Affiliates) and (ii) otherwise, the Controlling Class, declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable. Upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable thereunder in accordance with the Priority of Payments will become immediately due and payable. If an Event of Default described in Section 5.1(f) or 5.1(g) above occurs, such an acceleration shall occur automatically and without any further action. If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a) hereof.
(b)    At any time after such a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority, by outstanding principal amount, of (i) in the case of Section 5.1(c) above, each Class of Notes voting as a separate Class (excluding any Notes owned by the Issuer, the Seller or any of their respective Affiliates) and (ii) otherwise (except in the case of Section 5.1(f) or 5.1(g) above), the Controlling Class may, by written notice to the Issuer, the Co-Issuer and the Trustee, rescind and annul such declaration and its consequences if:
(i)    the Issuer or the Co-Issuer has paid or deposited with the Note Administrator a sum sufficient to pay:
(A)    all unpaid installments of interest on and principal on the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;
(B)    all unpaid taxes of the Issuer and the Co-Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Note Administrator or to the Trustee hereunder;
(C)    with respect to the Advancing Agent, any amount due and payable for unreimbursed Interest Advances, Servicing Advances and Reimbursement Interest; and
(D)    any Company Administrative Expense due and payable;

(ii)    the Trustee has received notice that all Events of Default, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such notice (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.
At any such time that the Trustee, subject to Section 5.2(b), shall rescind and annul such declaration and its consequences as permitted hereinabove, the Collateral shall be preserved in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.
No such rescission shall affect any subsequent Default or impair any right consequent thereon.
(c)    Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee or in the sale of any or all of the Collateral; provided that (i) such direction will not conflict with any rule of law or this Indenture; (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee determines that such action will not involve it in liability (unless the Trustee has received security or indemnity satisfactory to it against any such liability); and (iv) any direction to undertake a sale of the Collateral may be made only as described in Section 5.17. The Trustee shall be entitled to refuse to take any action absent such direction.
(d)    As security for the payment by the Issuer of the compensation and expenses of the Trustee, the Note Administrator, and any sums the Trustee or Note Administrator shall be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Collateral, which lien is senior to the lien of the Noteholders. The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.
(e)    A Majority of the Aggregate Outstanding Amount of each Class of Notes may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.
Section 5.3    Collection of Indebtedness and Suits for Enforcement by Trustee.
(a)    The Issuer covenants that if a Default shall occur in respect of the payment of any interest and principal on any Class of Notes (but only after any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer and Co-Issuer shall, upon demand of the Trustee or any affected Noteholder, pay to the Note Administrator on behalf of the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Administrator, the Trustee and such Noteholder and their respective agents and counsel.
If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, as Trustee of an express trust, and at the expense of the Issuer, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and the Co-Issuer or any other obligor upon the Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Collateral.
If an Event of Default occurs and is continuing, the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings (x) as directed by a Majority of the Controlling Class or (y) in the absence of direction by a Majority of the Controlling Class, as determined by the Trustee acting in good faith; provided, that (a) such direction must not conflict with any rule of law or with any express provision of this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, (c) the Trustee has been provided with security or indemnity reasonably satisfactory to it, and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a sale of Collateral may be given only in accordance with the preceding paragraph, in connection with any sale and liquidation of all or a portion of the Collateral, the preceding sentence, and, in all cases, the applicable provisions of this Indenture. Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law. Any direction to the Trustee to undertake a sale of Collateral shall be forwarded to the Special Servicer, and the Special Servicer shall conduct any such sale in accordance with the terms of the Servicing Agreement.
In the case where (x) there shall be pending Proceedings relative to the Issuer or the Co-Issuer under the Bankruptcy Code, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands, or any other applicable bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Co-Issuer, or their respective property, or (z) there shall be any other comparable Proceedings relative to the Issuer or the Co-Issuer, or the creditors or property of the Issuer or the Co-Issuer, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, the Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;
(ii)    unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and
(iii)    to collect and receive (or cause the Note Administrator to collect and receive) any amounts or other property payable to or deliverable on any such claims, and to distribute (or cause the Note Administrator to distribute) all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; the Secured Parties, and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee (or the Note Administrator on its behalf), and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee and the Note Administrator such amounts as shall be sufficient to cover reasonable compensation to the Trustee and the Note Administrator, each predecessor trustee and note administrator, and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred.
Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.
Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met and any sale of Collateral contemplated to be conducted by the Trustee under this Indenture shall be effected by the Special Servicer pursuant to the terms of the Servicing Agreement, and the Trustee shall have no liability or responsibility for or in connection with any such sale.
Section 5.4    Remedies.

(a)    If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer and the Co-Issuer agree that the Trustee, or, with respect to any sale of any Mortgage Assets, the Special Servicer, may, after notice to the Note Administrator and the Noteholders, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:
(i)    institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture (whether by declaration or otherwise), enforce any judgment obtained and collect from the Collateral any amounts adjudged due;
(ii)    sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof (provided that any such sale shall be conducted by the Special Servicer pursuant to the Servicing Agreement);
(iii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;
(iv)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and
(v)    exercise any other rights and remedies that may be available at law or in equity;
provided, however, that no sale or liquidation of the Collateral or institution of Proceedings in furtherance thereof pursuant to this Section 5.4 may be effected unless either of the conditions specified in Section 5.5(a) are met.
The Issuer shall, at the Issuer’s expense, upon request of the Trustee or the Special Servicer, obtain and rely upon an opinion of an Independent investment banking firm as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts expected to be received with respect to the Collateral to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.
(b)    If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.
(c)    Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, Preferred Shareholder or the Servicer or any of its

Affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes). Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall either be returned to the Holders thereof after proper notation has been made thereon to show partial payment or a new note shall be delivered to the Holders reflecting the reduced interest thereon.
Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Note Administrator or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.
Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Noteholders and the Preferred Shareholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.
(d)    Notwithstanding any other provision of this Indenture or any other Transaction Document, none of the Advancing Agent, the Trustee, the Note Administrator or any other Secured Party, any other party to any Transaction Document, the Holder of the Notes and the holders of the equity in the Issuer and the Co-Issuer or third party beneficiary of this Indenture may, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Permitted Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Advancing Agent, the Trustee, the Note Administrator, or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, the Note Administrator or any other Secured Party or any other party to any Transaction Document, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.
Section 5.5    Preservation of Collateral.

(a)    Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee and the Note Administrator, as applicable, shall (except as otherwise expressly permitted or required under this Indenture) retain the Collateral securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 and shall not sell or liquidate the Collateral, unless either:
(i)    the Note Administrator, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal and interest (including accrued and unpaid Deferred Interest), and, upon receipt of information from Persons to whom fees are expenses are payable, all other amounts payable prior to payment of principal on the Notes due and payable pursuant to Section 11.1(a)(iii) and the holders of a Majority of the Controlling Class agrees with such determination; or
(ii)    a Supermajority of each Class of Notes (voting as a separate Class) (excluding (A) any Class of Notes with respect to which a Control Shift Event has occurred and (B) if an Event of Default described in clause (a) or (b) of the definition thereof has occurred and has been continuing for more than one year, any Notes owned by the Issuer, the Seller or any of their respective Affiliates), direct, subject to the provisions of this Indenture, the sale and liquidation of all or a portion of the Collateral.
In the event of a sale of a portion of the Collateral pursuant to clause (ii) above, the Special Servicer shall sell that portion of the Collateral identified by the requisite Noteholders and all proceeds of such sale shall be remitted to the Note Administrator for distribution in the order set forth in Section 11.1(a). The Note Administrator shall give written notice of the retention of the Collateral by the Custodian to the Issuer, the Co-Issuer, the Trustee, the Servicer, the Special Servicer and the Rating Agency. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.
(b)    Nothing contained in Section 5.5(a) shall be construed to require a sale of the Collateral securing the Notes if the conditions set forth in this Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.
(c)    In determining whether the condition specified in Section 5.5(a)(i) exists, the Special Servicer shall obtain bid prices with respect to each Mortgage Asset from two dealers that, at that time, engage in the trading, origination or securitization of whole loans or pari passu participations similar to the Mortgage Assets (or, if only one such dealer can be engaged, then the Special Servicer shall obtain a bid price from such dealer or, if no such dealer can be engaged, from a pricing service). The Special Servicer shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Mortgage Asset and provide the Trustee and the Note Administrator with the results thereof. For the purposes of determining issues relating to the market value of any Mortgage Asset and the execution of a sale or other liquidation thereof, the Special Servicer may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as a Company Administrative Expense) in connection with a determination as to whether the condition specified in Section 5.5(a)(i) exists.
The Note Administrator shall promptly deliver to the Noteholders and the Servicer, and the Note Administrator shall post to the Note Administrator’s Website, a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i).
Section 5.6    Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.
In any Proceedings brought by the Trustee (and in any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) in respect of the Notes, the Trustee shall be deemed to represent all the Holders of the Notes.
Section 5.7    Application of Amounts Collected.
Any amounts collected by the Note Administrator with respect to the Notes pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Note Administrator with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1(a)(iii) hereof, at the date or dates fixed by the Note Administrator.
Section 5.8    Limitation on Suits.
No Holder of any Notes shall have any right to institute any Proceedings (the right of a Noteholder to institute any proceeding with respect to the Indenture or the Notes is subject to any non-petition covenants set forth in the Indenture or the Notes), judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)    such Holder has previously given to the Trustee written notice of an Event of Default;
(b)    except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)    the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and
(d)    no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture or the Notes, except in the manner herein or therein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.
In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall not be required to take any action until it shall have received the direction of a Majority of the Controlling Class.
Section 5.9    Unconditional Rights of Noteholders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture (except for Section 2.7(d) and 2.7(m)), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Sections 5.4 and 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).
Section 5.10    Restoration of Rights and Remedies.
If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then (and in every such case) the Issuer, the Co-Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 5.11    Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee, the Note Administrator or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.12    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.
Section 5.13    Control by the Controlling Class.
Subject to Sections 5.2(a) and (b), but notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Trustee and for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:
(a)    such direction shall not conflict with any rule of law or with this Indenture;
(b)    the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received indemnity satisfactory to it against such liability as set forth below);
(c)    the Trustee shall have been provided with security or indemnity reasonably satisfactory to it; and
(d)    notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be performed by the Special Servicer on behalf of the Trustee, and must satisfy the requirements of Section 5.5.
Section 5.14    Waiver of Past Defaults.
Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes (voting as a separate Class) may, on behalf of the Holders of all the Notes, waive any past Default in respect of the Notes and its consequences, except a Default:
(a)    in the payment of principal of any Note;
(b)    in the payment of interest in respect of the Controlling Class;

(c)    in respect of a covenant or provision hereof that, under Section 8.2, cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or
(d)    in respect of any right, covenant or provision hereof for the individual protection or benefit of the Trustee or the Note Administrator, without the Trustee’s or the Note Administrator’s express written consent thereto, as applicable.
In the case of any such waiver, the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. Any such waiver shall be effectuated upon receipt by the Trustee and the Note Administrator of a written waiver by such Majority of each Class of Notes.
Section 5.15    Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Trustee, (y) any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class or (z) any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date).
Section 5.16    Waiver of Stay or Extension Laws.
Each of the Issuer and the Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Issuer and the Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.17    Sale of Collateral.
(a)    The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until all amounts secured by the Collateral shall have been paid or if there are insufficient proceeds to pay such amount until the entire Collateral shall have been sold. The Special Servicer may, upon notice to the Securityholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Special Servicer pursuant to Section 5.5(a)(i) hereof, such Sale shall not occur unless and until the Special Servicer has again made the determination required by Section 5.5(a)(i) hereof. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Special Servicer shall be authorized to deduct the reasonable costs, charges and expenses incurred by it, or by the Trustee or the Note Administrator in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.
(b)    The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.
(c)    The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof, which, in the case of any Mortgage Assets, shall be upon request and delivery of any such instruments by the Special Servicer. In addition, the Special Servicer, with respect to Mortgage Assets, and the Trustee, with respect to any other Collateral, is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s or Special Servicer’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.
(d)    In the event of any Sale of the Collateral pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Notes had been accelerated.
(e)    Notwithstanding anything herein to the contrary, any sale by the Trustee of any portion of the Collateral shall be executed by the Special Servicer on behalf of the Issuer, and the Trustee shall have no responsibility or liability therefor.
Section 5.18    Action on the Notes.
The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the Collateral of the Issuer or the Co-Issuer.
ARTICLE 6

THE TRUSTEE AND NOTE ADMINISTRATOR
Section 6.1    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default:
(i)    each of the Trustee and the Note Administrator undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Note Administrator; and any permissive right of the Trustee or the Note Administrator contained herein shall not be construed as a duty; and
(ii)    in the absence of manifest error, or bad faith on its part, each of the Note Administrator and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Note Administrator, as the case may be, and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Note Administrator, the Trustee and the Note Administrator shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee or the Note Administrator within 15 days after such notice from the Trustee or the Note Administrator, the Trustee or the Note Administrator, as applicable, shall notify the party providing such instrument and requesting the correction thereof.
(b)    In case an Event of Default actually known to a Trust Officer of either the Trustee or the Note Administrator, as applicable, has occurred and is continuing, the Trustee or the Note Administrator shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(c)    If, in performing its duties under this Indenture, the Trustee or the Note Administrator is required to decide between alternative courses of action, the Trustee and the Note Administrator may request written instructions from the Directing Holder as to courses of action desired by it. If the Trustee and the Note Administrator does not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee and the Note Administrator shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee and the Note Administrator shall be entitled to request and rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith and shall not be subject to any liability if it acts in accordance with such advice.
(d)    No provision of this Indenture shall be construed to relieve the Trustee or the Note Administrator from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that neither the Trustee nor the Note Administrator shall be liable:
(i)    for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that it was negligent in ascertaining the pertinent facts; or
(ii)    with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Directing Holder, and/or a Majority of the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or the Note Administrator in respect of any Note or exercising any trust or power conferred upon the Trustee or the Note Administrator under this Indenture.
(e)    No provision of this Indenture shall require the Trustee or the Note Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise.
(f)    Neither the Trustee nor the Note Administrator shall be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Directing Holder, the Servicer, the Special Servicer, the Controlling Class, the Trustee (in the case of the Note Administrator), the Note Administrator (in the case of the Trustee) and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.
(g)    For all purposes under this Indenture, neither the Trustee nor the Note Administrator shall be deemed to have notice or knowledge of any Event of Default, unless a Trust Officer of either the Trustee or the Note Administrator, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee or the Note Administrator, as applicable at the respective Corporate Trust Office, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s and Note Administrator’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee or Note Administrator, as applicable, is deemed to have notice as described in this Section 6.1.

(h)    The Trustee and the Note Administrator shall, upon reasonable prior written notice, permit the Issuer and its designees, during its normal business hours, to review all books of account, records, reports and other papers of the Note Administrator relating to the Notes and to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee or the Note Administrator, as applicable, by such Person).
Section 6.2    Notice of Default.
Promptly (and in no event later than three Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the 17g‑5 Information Provider and to the Note Administrator (who shall post such notice the Note Administrator’s Website) and the Note Administrator shall deliver to all Holders of Notes as their names and addresses appear on the Notes Register, and to Preferred Share Paying Agent, notice of such Default, unless such Default shall have been cured or waived.
Section 6.3    Certain Rights of Trustee and Note Administrator.
Except as otherwise provided in Section 6.1:
(a)    the Trustee and the Note Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;
(c)    whenever in the administration of this Indenture the Trustee or the Note Administrator shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee and the Note Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(d)    as a condition to the taking or omitting of any action by it hereunder, the Trustee and the Note Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee or the Note Administrator of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;
(e)    neither the Trustee nor the Note Administrator shall be under any obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders unless such Noteholders shall have offered to the Trustee and the Note Administrator, as applicable indemnity acceptable to it against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;
(f)    neither the Trustee nor the Note Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents and shall be entitled to rely conclusively thereon;
(g)    each of the Trustee and the Note Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and upon any such appointment of an agent or attorney, such agent or attorney shall be conferred with all the same rights, indemnities, and immunities as the Trustee or Note Administrator, as applicable;
(h)    neither the Trustee nor the Note Administrator shall be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;
(i)    neither the Trustee nor the Note Administrator shall be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Note Administrator itself acting in that capacity), Clearstream, Luxembourg, Euroclear, any Calculation Agent (other than the Note Administrator itself acting in that capacity) or any Paying Agent (other than the Note Administrator itself acting in that capacity);
(j)    neither the Trustee nor the Note Administrator shall be liable for the actions or omissions of the Issuer, the Co-Issuer, Directing Holder, the Servicer, the Special Servicer, the Trustee (in the case of the Note Administrator) or the Note Administrator (in the case of the Trustee); and without limiting the foregoing, neither the Trustee nor the Note Administrator shall be under any obligation to verify compliance by (any party hereto with the terms of this Indenture (other than itself) to verify or independently determine the accuracy of information received by it from the Servicer or Special Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Mortgage Loans;
(k)    to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee or Note Administrator hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee and Note Administrator shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 10.7 as to the application of GAAP in such connection, in any instance;
(l)    neither the Trustee nor the Note Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer;

(m)    the Trustee and the Note Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee or as Note Administrator, as applicable, in each capacity for which it serves hereunder and under the Future Funding Agreement, the Servicing Agreement, the Future Funding Account Control Agreement and the Securities Account Control Agreement (including, without limitation, as Secured Party, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary and Notes Registrar);
(n)    in determining any affiliations of Noteholders with any party hereto or otherwise, each of the Trustee and the Note Administrator shall be entitled to request and conclusively rely on a certification provided by a Noteholder;
(o)    in no event shall the Trustee or Note Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Note Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action;
(p)    neither the Trustee nor the Note Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;
(q)    in no event shall the Trustee or the Note Administrator be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond the Trustee’s or the Note Administrator’s control, as applicable, whether or not of the same class or kind as specifically named above;
(r)    Except as otherwise expressly set forth in this Indenture, Wells Fargo Bank, National Association, acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Wells Fargo Bank, National Association acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Wells Fargo Bank, National Association acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers; and
(s)    Nothing herein shall require the Note Administrator or the Trustee to act in any manner that is contrary to applicable law.
Section 6.4    Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Co-Issuer, and neither the Trustee nor the Note Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Note Administrator makes any representation as to the validity, enforceability or sufficiency of this Indenture, the Collateral or the Notes. Neither the Trustee nor the Note Administrator shall be accountable for the use or application by the Issuer or the Co-Issuer of the Notes or the proceeds thereof or any amounts paid to the Issuer or the Co-Issuer pursuant to the provisions hereof.
Section 6.5    May Hold Notes.
The Trustee, the Note Administrator, the Paying Agent, the Notes Registrar or any other agent of the Issuer or the Co-Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer and the Co-Issuer with the same rights it would have if it were not Trustee, Note Administrator, Paying Agent, Notes Registrar or such other agent.
Section 6.6    Amounts Held in Trust.
Amounts held by the Note Administrator hereunder shall be held in trust to the extent required herein. The Note Administrator shall be under no liability for interest on any amounts received by it hereunder except to the extent of income or other gain on investments received by the Note Administrator on Eligible Investments and other than as specifically included herein, the Note Administrator shall not invest any amounts held by it.
Section 6.7    Compensation and Reimbursement.
(a)    The Issuer agrees:
(i)    to pay the Trustee and Note Administrator on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee or note administrator of an express trust);
(ii)    except as otherwise expressly provided herein, to reimburse the Trustee and Note Administrator in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or Note Administrator in connection with its performance of its obligations under, or otherwise in accordance with any provision of this Indenture;
(iii)    to indemnify the Trustee or Note Administrator and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)    to pay the Trustee and Note Administrator reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.
(b)    The Issuer may remit payment for such fees and expenses to the Trustee and Note Administrator or, in the absence thereof, the Note Administrator may from time to time deduct payment of its and the Trustee’s fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.
(c)    The Note Administrator, in its capacity as Note Administrator, Paying Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary and Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture. This provision shall survive termination of this Indenture.
(d)    The Trustee and Note Administrator agree that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Trustee or Note Administrator against the Issuer, and all obligations of the Issuer, shall be extinguished. The Trustee and Note Administrator will have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee and Note Administrator shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.
The Trustee and Note Administrator shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee and Note Administrator will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee and Note Administrator shall continue to serve under this Indenture notwithstanding the fact that the Trustee and Note Administrator shall not have received amounts due to it hereunder; provided that the Trustee and Note Administrator shall not be required to expend any funds or incur any expenses unless reimbursement therefor is reasonably assured to it. No direction by a Majority of the Controlling Class shall affect the right of the Trustee and Note Administrator to collect amounts owed to it under this Indenture.
If on any Payment Date, an amount payable to the Trustee and Note Administrator pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which sufficient funds are available therefor in accordance with the Priority of Payments.
Section 6.8    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee and a Note Administrator hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or State authority, having a long-term unsecured debt rating of, (1) in the case of the Trustee, at least “A(low)” by DBRS (or if not rated by DBRS, an equivalent rating by any two other NRSROs), or such other rating with respect to which the Rating Agency has provided a No Downgrade Confirmation and (2) in the case of the Note Administrator, at least “A” by DBRS (or if not rated by DBRS, an equivalent rating by any two other NRSROs), or such other rating with respect to which the Rating Agency has provided a No Downgrade Confirmation and, in either case, having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee or the Note Administrator shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee or the Note Administrator, as applicable, shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.
Section 6.9    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee, as applicable, pursuant to this Article 6 shall become effective until the acceptance of appointment by such successor Note Administrator or Trustee under Section 6.10.
(b)    Each of the Trustee and the Note Administrator may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Noteholders, the Note Administrator (in the case of the Trustee), the Trustee (in the case of the Note Administrator), and the Rating Agency. Upon receiving such notice of resignation, the Issuer and the Co-Issuer shall promptly appoint a successor trustee or trustees, or a successor Note Administrator, as the case may be, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Note Administrator or the Trustee so resigning and one copy to the successor Note Administrator, Trustee or Trustees, together with a copy to each Noteholder, the Servicer, the parties hereto and the Rating Agency; provided that such successor Note Administrator and Trustee shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Note Administrator and Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class. If no successor Note Administrator and Trustee shall have been appointed and an instrument of acceptance by a successor Trustee or Note Administrator shall not have been delivered to the Trustee or the Note Administrator within 30 days after the giving of such notice of resignation, the resigning Trustee or Note Administrator, as the case may be, the Controlling Class of Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee or a successor Note Administrator, as the case may be. No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee will become effective until the acceptance of appointment by the successor Note Administrator or Trustee, as applicable.
(c)    The Note Administrator and Trustee may be removed at any time by Act of a Supermajority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, in each case, upon written notice delivered to the parties hereto.
(d)    If at any time:
(i)    the Trustee or the Note Administrator shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer, the Co-Issuer, or by any Holder; or
(ii)    the Trustee or the Note Administrator shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or the Note Administrator or of its respective property shall be appointed or any public officer shall take charge or control of the Trustee or the Note Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case (subject to Section 6.9(a)), (a) the Issuer or the Co-Issuer, by Issuer Order, may remove the Trustee or the Note Administrator, as applicable, or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Note Administrator, as the case may be, and the appointment of a successor thereto.
(e)    If the Trustee or the Note Administrator shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee or the Note Administrator for any reason, the Issuer and the Co-Issuer, by Issuer Order, shall promptly appoint a successor Trustee or Note Administrator, as applicable, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or the successor Note Administrator, as the case may be. If the Issuer and the Co-Issuer shall fail to appoint a successor Trustee or Note Administrator within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee or Note Administrator may be appointed by Act of a Majority of the Controlling Class delivered to the Servicer and the parties hereto, including the retiring Trustee or the retiring Note Administrator, as the case may be, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Note Administrator, as applicable, and supersede any successor Trustee or Note Administrator proposed by the Issuer and the Co-Issuer. If no successor Trustee or Note Administrator shall have been so appointed by the Issuer and the Co-Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Note Administrator.
(f)    The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Trustee or Note Administrator and each appointment of a successor Trustee or Note Administrator by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agency, the Preferred Share Paying Agent, the Servicer, the parties hereto, and to the Holders of the Notes as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee or Note Administrator, as the case may be, and the address of its respective Corporate Trust Office. If the Issuer or the Co-Issuer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee or Note Administrator, the successor Trustee or Note Administrator shall cause such notice to be given at the expense of the Issuer or the Co-Issuer, as the case may be.
(g)    The resignation or removal of the Note Administrator in any capacity in which it is serving hereunder, including Note Administrator, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary and Notes Registrar, shall be deemed a resignation or removal, as applicable, in each of the other capacities in which it serves.
Section 6.10    Acceptance of Appointment by Successor.
Every successor Trustee or Note Administrator appointed hereunder shall execute, acknowledge and deliver to the Servicer, and the parties hereto including the retiring Trustee or the retiring Note Administrator, as the case may be, an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee or the retiring Note Administrator shall become effective and such successor Trustee or Note Administrator, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee or Note Administrator, as the case may be; but, on request of the Issuer and the Co-Issuer or a Majority of the Controlling Class or the successor Trustee or Note Administrator, such retiring Trustee or Note Administrator shall, upon payment of its fees, indemnities and other amounts then unpaid, execute and deliver an instrument transferring to such successor Trustee or Note Administrator all the rights, powers and trusts of the retiring Trustee or Note Administrator, as the case may be, and shall duly assign, transfer and deliver to such successor Trustee or Note Administrator all property and amounts held by such retiring Trustee or Note Administrator hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee or Note Administrator, the Issuer and the Co-Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Note Administrator all such rights, powers and trusts.
No successor Trustee or successor Note Administrator shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6, (b) such successor shall have a long-term unsecured debt rating satisfying the requirements set forth in Section 6.8, and (c) the Rating Agency Condition is satisfied.
Section 6.11    Merger, Conversion, Consolidation or Succession to Business of Trustee and Note Administrator.

Any corporation or banking association into which the Trustee or the Note Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Note Administrator, shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Note Administrator, shall be the successor of the Trustee or the Note Administrator, as applicable, hereunder; provided that with respect to the Trustee, such corporation or banking association shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Note Administrator then in office, any successor by merger, conversion or consolidation to such authenticating Note Administrator may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Note Administrator had itself authenticated such Notes.
Section 6.12    Co-Trustees and Separate Trustee.
At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer, the Co-Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.
Each of the Issuer and the Co-Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer and the Co-Issuer do not both join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment on its own.
Should any written instrument from the Issuer or the Co-Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer or the Co-Issuer, as the case may be. The Issuer agrees to pay (but only from and to the extent of the Collateral) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.
Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:
(a)    all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;
(b)    the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;
(c)    the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer and the Co-Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer or the Co-Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;
(d)    no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder, and any co-trustee hereunder shall be entitled to all the privileges, rights and immunities under Article 6 hereof, as if it were named the Trustee hereunder; and
(e)    any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.
Section 6.13    Direction to enter into the Servicing Agreement.
The Issuer hereby directs the Trustee and the Note Administrator to enter into the Servicing Agreement. Each of the Trustee and the Note Administrator shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Servicing Agreement.
Section 6.14    Representations and Warranties of the Trustee.
The Trustee represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:
(a)    the Trustee is a New York banking corporation, with trust powers, duly and validly existing under the laws of the State of New York, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as trustee under this Indenture and the Servicing Agreement;
(b)    this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Trustee and each constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
(c)    neither the execution, delivery and performance of this Indenture or the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Trustee; and
(d)    there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Trustee of its obligations under this Indenture or the Servicing Agreement.
Section 6.15    Representations and Warranties of the Note Administrator.
The Note Administrator represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:
(a)    the Note Administrator is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as Note Administrator under this Indenture and the Servicing Agreement;
(b)    this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Note Administrator and each constitutes the valid and binding obligation of the Note Administrator, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
(c)    neither the execution, delivery and performance of this Indenture of the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Note Administrator to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Note Administrator or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Note Administrator; and

(d)    there are no proceedings pending or, to the best knowledge of the Note Administrator, threatened against the Note Administrator before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Note Administrator of its obligations under this Indenture or the Servicing Agreement.
Section 6.16    Requests for Consents.
In the event that the Trustee and Note Administrator receives written notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Mortgage Asset (before or after any default) or in the event any action is required to be taken in respect to an Asset Document, the Note Administrator shall promptly forward such notice to the Issuer, the Servicer and the Special Servicer. The Special Servicer shall take such action as required under the Servicing Agreement as described in Section 10.8(f) of this Indenture.
Section 6.17    Withholding.
(a)    If any amount is required to be deducted or withheld from any payment to any Noteholder or payee, such amount shall reduce the amount otherwise distributable to such Noteholder or payee. The Note Administrator is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder or payee sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Note Administrator from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Noteholder or payee shall be treated as Cash distributed to such Noteholder or payee at the time it is deducted or withheld by the Issuer or the Note Administrator, as applicable, and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Note Administrator may in its sole discretion withhold such amounts in accordance with this Section 6.16. The Issuer and the Co-Issuer agree to timely provide to the Trustee accurate and complete copies of all documentation received from Noteholders pursuant to Sections 2.7(f) and 2.11(c) of this Indenture. Nothing herein shall impose an obligation on the part of the Note Administrator to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes. In addition, initial purchasers and transferees of Definitive Securities after the Upsize Date will be required to provide to the Issuer, the Trustee, the Note Administrator, or their agents, all information, documentation or certifications acceptable to it to permit the Issuer to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligation. For the avoidance of doubt, the Note Administrator will have no responsibility for the preparation of any tax returns or related reports on behalf of or for the benefit of the Issuer or any noteholder, or the calculation of any original issue discount on the Notes.
(b)    For the avoidance of doubt, the Note Administrator shall reasonably cooperate with Issuer, at Issuer’s direction and expense, to permit Issuer to fulfill its obligations under FATCA and Cayman FATCA Legislation; provided that the Note Administrator shall have no independent obligation to cause or maintain Issuer’s compliance with FATCA and Cayman

FATCA Legislation and shall have no liability for any withholding on payments to Issuer as a result of Issuer’s failure to achieve or maintain FATCA and Cayman FATCA Legislation compliance.
ARTICLE 7

COVENANTS
Section 7.1    Payment of Principal and Interest.
The Issuer and the Co-Issuer shall duly and punctually pay the principal of and interest on each Class of Notes in accordance with the terms of this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer and the Co-Issuer, and, with respect to the Preferred Shares, by the Issuer, to such Preferred Shareholder for all purposes of this Indenture.
The Note Administrator shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Securityholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer to be withheld, provided that, despite the failure of the Note Administrator to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer and the Co-Issuer, as provided above.
Section 7.2    Maintenance of Office or Agency.
The Co-Issuers hereby appoint the Note Administrator as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer hereby appoints Corporation Service Company in New York, New York, as its agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served.
The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer shall give prompt written notice to the Trustee, the Note Administrator, the Rating Agency and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.
If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee and the Note Administrator with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and Co-Issuer and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer and the Co-Issuer hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.
Section 7.3    Amounts for Note Payments to be Held in Trust.
(a)    All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer and the Co-Issuer by the Note Administrator or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.
When the Paying Agent is not also the Notes Registrar, the Issuer and the Co-Issuer shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder together with wiring instructions, contact information, and such other information reasonably required by the paying agent.
Whenever the Paying Agent is not also the Note Administrator, the Issuer, the Co-Issuer, and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Note Administrator to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Note Administrator) the Issuer and the Co-Issuer shall promptly notify the Note Administrator of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Note Administrator) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Note Administrator for application in accordance with Article 11. Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.
The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and Issuer Order of the Co-Issuer and at the sole cost and expense (including such Paying Agent’s fee) of the Issuer and the Co Issuer, with written notice thereof to the Note Administrator; provided, however, that so long as any Class of the Notes are rated by the Rating Agency and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term unsecured debt rating of “AA(low)” or higher by DBRS (of, if not rated by DBRS, an equivalent rating by any two other NRSROs) or (ii) the Rating Agency confirms that employing such Paying Agent shall not adversely affect the then-current ratings of the Notes. In the event that such successor Paying Agent ceases to have a long-term unsecured debt rating of “AA(low)” or higher by DBRS (of, if not rated by DBRS, an equivalent rating by any two other NRSROs), the Issuer and the Co-Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer and the Co-Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer and the Co-Issuer shall cause the Paying Agent other than the Note Administrator to execute and deliver to the Note Administrator an instrument in which such Paying Agent shall agree with the Note Administrator (and if the Note Administrator acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:
(i)    allocate all sums received for payment to the Holders of Notes in accordance with the terms of this Indenture;
(ii)    hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(iii)    if such Paying Agent is not the Note Administrator, immediately resign as a Paying Agent and forthwith pay to the Note Administrator all sums held by it for the payment of Notes if at any time it ceases to satisfy the standards set forth above required to be met by a Paying Agent at the time of its appointment;
(iv)    if such Paying Agent is not the Note Administrator, immediately give the Note Administrator notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and
(v)    if such Paying Agent is not the Note Administrator at any time during the continuance of any such Default, upon the written request of the Note Administrator, forthwith pay to the Note Administrator all sums so held by such Paying Agent.
The Issuer or the Co-Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Note Administrator all sums held by the Issuer or the Co-Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Note Administrator in trust for the same Noteholders as those upon which such sums were held by the Issuer, the Co-Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Note Administrator, the Paying Agent shall be released from all further liability with respect to such amounts.
Except as otherwise required by applicable law, any amounts deposited with the Note Administrator in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Note Administrator or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer or the Co-Issuer, as applicable) shall thereupon cease. The Note Administrator or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer or the Co-Issuer, as the case may be, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.
Section 7.4    Existence of the Issuer and Co-Issuer.
(a)    So long as any Note is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as an exempted company incorporated with limited liability under the laws of the Cayman Islands and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided that the Issuer shall be entitled to change its jurisdiction of registration from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Preferred Shares, (ii) it delivers written notice of such change to the Note Administrator for delivery to the Holders of the Notes or Preferred Shares, the Preferred Share Paying Agent and the Rating Agency and (iii) on or prior to the fifteenth (15th) Business Day following delivery of such notice by the Note Administrator to the Noteholders, the Note Administrator shall not have received written notice from a Majority of the Controlling Class or a Majority of Preferred Shareholders objecting to such change. So long as any Rated Notes are Outstanding, the Issuer will maintain at all times at least one director who is Independent of the Special Servicer and its Affiliates.
(b)    So long as any Note is Outstanding, the Co-Issuer shall maintain in full force and effect its existence and rights as a limited liability company organized under the laws of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture or the Notes; provided, however, that the Co-Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Co-Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes, (ii) it delivers written notice of such change to the Note Administrator for delivery to the Holders of the Notes and the Rating Agency and (iii) on or prior to the fifteenth (15th) Business Day following such delivery of such notice by the Note Administrator to the Noteholders, the Note Administrator shall not have received written notice from a Majority of the Controlling Class objecting to such change. So long as any Rated Notes are Outstanding, the Co‑Issuer will maintain at all times at least one director who is Independent of the Special Servicer and its Affiliates.
(c)    So long as any Note is Outstanding, the Issuer shall ensure that all corporate or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence). So long as any Note is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder. Without limiting the foregoing, so long as any Note is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name; (D) not commingle its assets with assets of any other Person; (E) hold title to its assets in its own name; (F) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Issuer’s assets may be included in a consolidated financial statement of its Affiliate provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Issuer from such Affiliate and to indicate that the Issuer’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (2) such assets shall also be listed on the Issuer’s own balance sheet; (G) not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others; (H) allocate fairly and reasonably any overhead expenses, including for shared office space; (I) not have its obligations guaranteed by any Affiliate; (J) not pledge its assets to secure the obligations of any other Person; (K) correct any known misunderstanding regarding its separate identity; (L) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (M) not acquire any securities of any Affiliate of the Issuer; and (N) not own any asset or property other than property arising out of the actions permitted to be performed under the Transaction Documents; and (ii) the Issuer shall not (A) have any subsidiaries (other than a Permitted Subsidiary and, in the case of the Issuer, the Co-Issuer); (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under the Transaction Documents; (C) engage in any transaction with any shareholder that is not permitted under the terms of the Servicing Agreement; (D) pay dividends other than in accordance with the terms of this Indenture, its governing documents and the Preferred Share Paying Agency Agreement; (E) conduct business under an assumed name (i.e., no “DBAs”); (F) incur, create or assume any indebtedness other than as expressly permitted under the Transaction Documents; (G) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions; provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Company Administration Agreement with the Company Administrator, the Preferred Share Paying Agency Agreement with the Share Registrar and any other agreement contemplated or permitted by the Servicing Agreement or this Indenture; (H) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Issuer may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (I) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents.
(d)    So long as any Note is Outstanding, the Co-Issuer shall ensure that all limited liability company or other formalities regarding its existence are followed, as well as correcting any known misunderstanding regarding its separate existence. The Co-Issuer shall not take any action or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. The Co-Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Co-Issuer’s obligations hereunder, and the Co-Issuer shall at all times keep and maintain, or cause to be kept and maintained, books, records, accounts and other information customarily maintained for the performance of the Co-Issuer’s obligations hereunder. Without limiting the foregoing, the Co-Issuer shall not (A) have any subsidiaries, (B) have any employees (other than its managers), (C) join in any transaction with any member that is not permitted under the terms of the Servicing Agreement or this Indenture, (D) pay dividends other than in accordance with the terms of this Indenture, (E) commingle its funds or Collateral with those of any other Person, or (F) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions with an unrelated party.
Section 7.5    Protection of Collateral.
(a)    The Note Administrator, at the expense of the Issuer and pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and to:
(i)    Grant more effectively all or any portion of the Collateral;
(ii)    maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;
(iii)    perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);
(iv)    instruct the Special Servicer with respect to enforcement on any of the Mortgage Assets or enforce on any other instruments or property included in the Collateral;
(v)    instruct the Special Servicer to preserve and defend title to the Mortgage Assets and preserve and defend title to the other Collateral and the rights of the Trustee, the Holders of the Notes in the Collateral against the claims of all persons and parties; and

(vi)    pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.
The Issuer hereby designates the Note Administrator as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. The Note Administrator agrees that it will from time to time execute and cause such Financing Statements and continuation statements to be filed (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).
(b)    Neither the Trustee nor the Note Administrator shall (except in accordance with Section 10.8 and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture) cause or permit the Custodial Account or the Custodian to be located in a different jurisdiction from the jurisdiction in which the Custodian was located on the Closing Date, unless the Trustee or the Note Administrator, as applicable, shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.
(c)    The Issuer (or an agent acting on its behalf) shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Collateral that secure the Notes and timely file all tax returns and information statements as required, (ii) take all actions necessary or advisable to prevent the Issuer (or any of its directors) from becoming subject to any withholding or other taxes or assessments or fines and to allow the Issuer to achieve FATCA Compliance, and (iii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States IRS Form W‑9 (or the applicable IRS Form W‑8, if appropriate) or successor applicable form, to each borrower, counterparty or paying agent with respect to (as applicable) an item included in the Collateral at the time such item is purchased or entered into and thereafter prior to the expiration or obsolescence of such form, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer to enable FATCA Compliance, and any other action that the Issuer would be permitted to take under this Indenture necessary for FATCA Compliance. The Issuer shall provide any certification or documentation (including the applicable IRS Form W-8 or any successor form) to any payor (as defined in FATCA) from time to time as provided by law to minimize U.S. withholding tax or backup withholding tax or to ensure FATCA Compliance.
(d)    For so long as the Notes are Outstanding, on or about October 1, 2021 and every 55 months thereafter, the Issuer shall deliver to the Trustee and the Note Administrator, for the benefit of the Trustee, the Note Administrator and the Rating Agency, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Collateral, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(d), with regard to the perfection and priority of such security interest (and such

Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of Counsel delivered pursuant to Section 3.1(d)).
Section 7.6    Notice of Any Amendments.
Each of the Issuer and the Co-Issuer shall give notice to the 17g‑5 Information Provider of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.
Section 7.7    Performance of Obligations.
(a)    Each of the Issuer and the Co-Issuer shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any Instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Mortgage Asset in accordance with the provisions hereof and as otherwise required hereby.
(b)    The Issuer or the Co-Issuer may, with the prior written consent of the Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders), contract with other Persons, including the Servicer, the Special Servicer, the Note Administrator, or the Trustee, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer, as the case may be, hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Indenture. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer; and the Issuer or the Co-Issuer shall punctually perform, and use commercially reasonable efforts to cause the Servicer, the Special Servicer or such other Person to perform, all of their obligations and agreements contained in the Indenture or such other agreement.
(c)    Unless the Rating Agency Condition is satisfied with respect thereto, the Issuer shall maintain the Servicing Agreement in full force and effect so long as any Notes remain Outstanding and shall not terminate the Servicing Agreement with respect to any Mortgage Asset except upon the sale or other liquidation of such Mortgage Asset in accordance with the terms and conditions of this Indenture.
(d)    If the Co-Issuers receive a notice from the Rating Agency stating that they are not in compliance with Rule 17g-5, the Co-Issuers shall take such action as mutually agreed between the Co-Issuers and the Rating Agency in order to comply with Rule 17g-5.
Section 7.8    Negative Covenants.
(a)    The Issuer and the Co-Issuer shall not:
(i)    sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as otherwise expressly permitted by this Indenture or the Servicing Agreement;
(ii)    claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;
(iii)    (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes, the Preferred Shares, the ordinary shares of the Issuer and the limited liability company membership interests of the Co-Issuer; or (C) issue any additional shares of stock, other than the ordinary shares of the Issuer and the Preferred Shares;
(iv)    (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral, except as may be expressly permitted hereby;
(v)    amend the Servicing Agreement, except pursuant to the terms thereof;
(vi)    amend the Preferred Share Paying Agency Agreement, except pursuant to the terms thereof;
(vii)    to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;
(viii)    make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture and, in the case of the Issuer, the Preferred Share Paying Agency Agreement;
(ix)    become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders, except with respect to the Preferred Shares in accordance with the Priority of Payments;

(x)    maintain any bank accounts other than the Accounts and the bank account in the Cayman Islands in which (inter alia) the proceeds of the Issuer’s issued share capital and the transaction fees paid to the Issuer for agreeing to issue the Securities will be kept;
(xi)    conduct business under an assumed name, or change its name without first delivering at least 30 days’ prior written notice to the Trustee, the Note Administrator, the Noteholders and the Rating Agency and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties;
(xii)    take any action that would result in it failing to qualify as a Qualified REIT Subsidiary of ACRC REIT for federal income tax purposes (including, but not limited to, an election to treat the Issuer as a “taxable REIT subsidiary,” as defined in Section 856(l) of the Code), unless (A) based on an Opinion of Counsel of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally-recognized tax counsel experienced in such matters, the Issuer will be treated as a Qualified REIT Subsidiary of a REIT other than ACRC REIT, or (B) based on an Opinion of Counsel of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally-recognized tax counsel experienced in such matters, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes;
(xiii)    except (i) for any agreements involving the purchase and sale of Mortgage Assets having customary purchase or sale terms and documented with customary loan trading documentation and (ii) the Indemnification Agreements to which it is a party, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions; or
(xiv)    amend their respective organizational documents without satisfaction of the Rating Agency Condition in connection therewith.
(b)    Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted or required by this Indenture or the Servicing Agreement.
(c)    The Co-Issuer shall not invest any of its Collateral in “securities” (as such term is defined in the 1940 Act) and shall keep all of the Co-Issuer’s Collateral in Cash.
(d)    For so long as any of the Notes are Outstanding, the Co-Issuer shall not issue any limited liability company membership interests of the Co-Issuer to any Person other than ACRC REIT or a wholly-owned subsidiary of ACRC REIT.
(e)    The Issuer shall not enter into any material new agreements (other than any Mortgage Asset Purchase Agreement or other agreement contemplated by this Indenture) (including, without limitation, in connection with the sale of Collateral by the Issuer) without the prior written consent of the Holders of at least a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) and shall provide notice of all new agreements (other than any

Mortgage Asset or other agreement specifically contemplated by this Indenture) to the Holders of the Notes. The foregoing notwithstanding, the Issuer may agree to any material new agreements; provided that (i) the Issuer determines that such new agreements would not, upon becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.
(f)    As long as any Note is Outstanding, ACRC Holder may not transfer, pledge or hypothecate any retained or repurchased Notes, the Preferred Shares or ordinary shares of the Issuer to any other Person (except to an affiliate that is wholly-owned by ACRC REIT and is disregarded for U.S. federal income tax purposes) unless the Issuer receives an opinion of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally recognized tax counsel experienced in such matters that such transfer, pledge or hypothecation will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for federal income tax purposes, or has previously received an opinion of Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for federal income tax purposes.
Section 7.9    Statement as to Compliance.
On or before January 31, in each calendar year, commencing in 2018 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Note Administrator and the 17g-5 Information Provider an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.
Section 7.10    Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms.
(a)    The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person, unless permitted by the Governing Documents and Cayman Islands law and unless:
(i)    the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall be an entity organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of each and every Class of the Notes (each voting as a separate Class), and a Majority of Preferred Shareholders; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Note Administrator, and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and under the Servicing Agreement and the performance and observance of every covenant of this Indenture and the Servicing Agreement on the part of the Issuer to be performed or observed, all as provided herein;
(ii)    the Rating Agency Condition shall be satisfied;
(iii)    if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have agreed with the Trustee and the Note Administrator (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Collateral or all or substantially all of its Collateral to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Collateral pursuant to Article 5, Article 9 or Article 12;
(iv)    if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have delivered to the Trustee, the Note Administrator, the Servicer, the Special Servicer and the Rating Agency an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes and (C) such other matters as the Trustee, the Note Administrator, or any Noteholder may reasonably require;
(v)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)    the Issuer shall have delivered to the Trustee, the Note Administrator, the Preferred Share Paying Agent and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with;
(vii)    the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that the Issuer or the Person referred to in clause (a) either will (a) be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or (b) be treated as a foreign corporation not engaged in a U.S. trade or business or otherwise not subject to U.S. federal income tax on a net income tax basis;
(viii)    the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the Noteholders as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent; and
(ix)    after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the 1940 Act.
(b)    The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person, unless no Notes remain Outstanding or:
(i)    the Co-Issuer shall be the surviving entity, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall be a company organized and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Note Administrator, and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Co‑Issuer to be performed or observed, all as provided herein;
(ii)    the Rating Agency Condition has been satisfied;
(iii)    if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall have agreed with the Trustee and the Note Administrator (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any other Person except in accordance with the provisions of this Section 7.10;
(iv)    if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall have delivered to the Trustee, the Note Administrator and the Rating Agency an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); such other matters as the Trustee, the Note Administrator or any Noteholder may reasonably require;
(v)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(vi)    the Co-Issuer shall have delivered to the Trustee, the Note Administrator, the Preferred Share Paying Agent and each Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Notes or the Preferred Shareholders; and
(vii)    after giving effect to such transaction, the Co-Issuer shall not be required to register as an investment company under the 1940 Act.
Section 7.11    Successor Substituted.
Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the Collateral of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.
Section 7.12    No Other Business.
The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing its ordinary shares and issuing and selling the Preferred Shares in accordance with its Governing Documents, and acquiring, owning, holding, disposing of and pledging the Collateral in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
Section 7.13    Reporting.
At any time when the Issuer and/or the Co-Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer and/or the Co-Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Note Administrator for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Note Administrator shall reasonably cooperate with the Issuer and/or the Co-Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s and/or the Co-Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer and/or the Co-Issuer; provided, however, that the Note Administrator shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Note Administrator, that the Note Administrator has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.
Section 7.14    Calculation Agent.
(a)    The Issuer and the Co-Issuer hereby agree that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate the Note Interest Rates in respect of each Interest Accrual Period in accordance with the terms of Schedule B attached hereto (the “Calculation Agent”). The Issuer and the Co-Issuer initially have appointed the Note Administrator as Calculation Agent for purposes of determining the Note Interest Rates for each

Interest Accrual Period. The Calculation Agent may be removed by the Issuer at any time. The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Noteholders and the Rating Agency. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or if the Calculation Agent fails to determine the Note Interest Rate or the Interest Distribution Amount for any Class of Notes for any Interest Accrual Period, the Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. If no successor Calculation Agent shall have been appointed within 30 days after giving of a notice of resignation, the resigning Calculation Agent or a Majority of the Holders of the Notes, on behalf of himself and all others similarly situated, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.
(b)    The Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule B attached hereto), but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each LIBOR Determination Date, the Calculation Agent shall calculate the Note Interest Rates for the next Interest Accrual Period and will communicate such information to the Note Administrator, who shall include such calculation on the next Monthly Report following such Libor Determination Date. The Calculation Agent shall notify the Issuer and the Co-Issuer before 5:00 p.m. (New York time) on each LIBOR Determination Date if it has not determined and is not in the process of determining the Note Interest Rate and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor. The determination of the Note Interest Rates and the related Interest Distribution Amounts, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.
Section 7.15    REIT Status.
(a)    ACRC REIT shall not take any action that results in the Issuer failing to qualify as a Qualified REIT Subsidiary of ACRC REIT for federal income tax purposes, unless (A) based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary of a REIT other than ACRC REIT, or (B) based on an Opinion of Counsel, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.
(b)    Without limiting the generality of Section 7.16, if the Issuer is no longer a Qualified REIT Subsidiary, prior to the time that:
(i)    any Mortgage Asset would cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis,
(ii)    the Issuer would acquire or receive any asset in connection with a workout or restructuring of a Mortgage Asset that could cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis,
(iii)    the Issuer would acquire the real property underlying any Mortgage Asset pursuant to a foreclosure or deed-in-lieu of foreclosure, or
(iv)    any Mortgage Loan is modified in such a manner that could cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis, the Issuer will either (x) organize one or more Permitted Subsidiaries and contribute the subject property to such Permitted Subsidiary, (y) contribute such Mortgage Asset to an existing Permitted Subsidiary, or (z) sell such Mortgage Asset in accordance with Section 12.1.
Section 7.16    Permitted Subsidiaries.
Notwithstanding any other provision of this Indenture, the Special Servicer on behalf of the Issuer shall, following delivery of an Issuer Order to the parties hereto, be permitted to sell to a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting entirely of the equity interests of such Permitted Subsidiary (or for an increase in the value of equity interests already owned). Such Issuer Order shall certify that the sale of a Sensitive Asset is being made in accordance with satisfaction of all requirements of this Indenture. The Custodian shall, upon receipt of a Request for Release with respect to a Sensitive Asset, release such Sensitive Asset and shall deliver such Sensitive Asset as specified in such Request for Release. The following provisions shall apply to all Sensitive Assets and Permitted Subsidiaries:
(a)    Any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as if it were an asset owned directly by the Issuer.
(b)    Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Permitted Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Permitted Subsidiary to be deposited into the Payment Account.
(c)    To the extent applicable, the Issuer shall form one or more Securities Accounts with the Securities Intermediary for the benefit of each Permitted Subsidiary and shall, to the extent applicable, cause Sensitive Asset to be credited to such Securities Accounts.
(d)    Notwithstanding the complete and absolute transfer of a Sensitive Asset to a Permitted Subsidiary, the ownership interests of the Issuer in a Permitted Subsidiary or any property distributed to the Issuer by a Permitted Subsidiary shall be treated as a continuation of its ownership of the Sensitive Asset that was transferred to such Permitted Subsidiary (and shall be treated as having the same characteristics as such Sensitive Asset).

(e)    If the Special Servicer on behalf of the Trustee, or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Collateral, the Issuer shall cause each Permitted Subsidiary to sell each Sensitive Asset and all other Collateral held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Permitted Subsidiary held by the Issuer.
Section 7.17    Repurchase Requests.
If the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer receives any request or demand that a Mortgage Asset be repurchased or replaced arising from any Material Breach of a representation or warranty made with respect to such Mortgage Asset or any Material Document Defect (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person other than the Servicer or Special Servicer, then the Trustee or the Note Administrator, as applicable, shall promptly forward such notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Servicer (if related to a Performing Mortgage Loan) or Special Servicer, and include the following statement in the related correspondence: “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” under Section 3.19 of the Servicing Agreement relating to ACRE Commercial Mortgage 2017-FL3 Ltd. and ACRE Commercial Mortgage 2017-FL3 LLC, requiring action from you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Servicer or Special Servicer pursuant to the prior sentence, the Servicer or the Special Servicer, as applicable, shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the procedures set forth in Section 3.19 of the Servicing Agreement with respect to such Repurchase Request.
Section 7.18    Servicing of Mortgage Loans and Control of Servicing Decisions.
The Mortgage Loans will be serviced by the Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer, in each case pursuant to the Servicing Agreement, subject to the consultation, consent and direction rights of the Directing Holder, as set forth in the Servicing Agreement, subject to those conditions, restrictions or termination events expressly provided therein. Nothing in this Indenture shall be interpreted to limit in any respect the rights of the Directing Holder under the Servicing Agreement and none of the Issuer, Co-Issuer, Note Administrator and Trustee shall take any action under the Indenture inconsistent with the Directing Holder’s rights set forth under the Servicing Agreement.
ARTICLE 8

SUPPLEMENTAL INDENTURES
Section 8.1    Supplemental Indentures Without Consent of Securityholders.
(a)    Without the consent of the Holders of any Notes or any Preferred Shareholders, and without satisfaction of the Rating Agency Condition, the Issuer, the Co-Issuer,

when authorized by Board Resolutions of the Co-Issuers, the Trustee, the Note Administrator and the Advancing Agent, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the parties thereto, for any of the following purposes:
(i)    evidence the succession of any Person to the Issuer or the Co-Issuer and the assumption by any such successor of the covenants of the Issuer or the Co-Issuer, as applicable, herein and in the Notes;
(ii)    add to the covenants of the Issuer, the Co-Issuer, the Note Administrator or the Trustee for the benefit of the Holders of the Notes, Preferred Shareholders or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer, as applicable;
(iii)    convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;
(iv)    evidence and provide for the acceptance of appointment hereunder of a successor Trustee or a successor Note Administrator and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;
(v)    correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject any additional property to the lien of this Indenture;
(vi)    modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer and the Co-Issuer to rely upon any exemption from registration under the Securities Act, the Exchange Act or the 1940 Act or to remove restrictions on resale and transfer to the extent not required thereunder;
(vii)    accommodate the issuance, if any, of Notes in global or book-entry form through the facilities of DTC or otherwise;
(viii)    upon the advice of counsel, take any action commercially reasonably necessary or advisable as required for the Issuer to achieve FATCA Compliance; or to prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or otherwise being treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes, or to prevent the Issuer, the Holders of the Notes, the Holders of the Preferred Shares or the Trustee from being subject to withholding or other taxes, fees or assessments or otherwise subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis;
(ix)    amend or supplement any provision of this Indenture to the extent necessary to maintain the then-current ratings assigned to the Notes;
(x)    accommodate the settlement of the Notes in book-entry form through the facilities of DTC, Euroclear or Clearstream, Luxembourg or otherwise;
(xi)    incorporate any changes required by any governmental authority or stock exchange authority;
(xii)    authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on any stock exchange, and otherwise to amend the Indenture to incorporate any changes required or requested by any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith; provided that any such change that would materially and adversely affect any Class of Notes shall require the consent of holders of a majority of the outstanding principal amount of such Class of Notes;
(xiii)    evidence changes to applicable laws and regulations;
(xiv)    reduce the minimum denominations required for transfer of the Notes;
(xv)    modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Note Administrator, Trustee, any paying agent, the Servicer or the Special Servicer (in each case, without such party’s consent) and would not adversely affect in any material respect the interests of any Noteholder or Holder of the Preferred Shares; provided, further, that the Special Servicer must provide a copy of any such amendment to the 17g-5 Information Provider and provide notice of any such amendment to the Rating Agency;
(xvi)    make any change to any other provisions with respect to matters or questions arising under this Indenture; provided that the required action will not adversely affect in any material respect the interests of any Noteholder not consenting thereto, as evidenced by (A) an Opinion of Counsel or (B) satisfaction of the Rating Agency Condition; and
(xvii)    make any modification or amendment determined by the Issuer (in consultation with legal counsel of national reputation experienced in such matters and independent of the Issuer and any Affiliates thereof) as necessary or advisable (A) for any Class of Notes to not be considered an “ownership interest” as defined for purposes of the Volcker Rule or (B) (1) to enable the Issuer to rely upon the exemption or exclusion from registration as an investment company provided by Rule 3a-7 under the Investment Company Act or another exemption or exclusion from registration as an investment company under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof) or (2) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Notes.
The Note Administrator, Trustee and Advancing Agent are each hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Note Administrator, Trustee and Advancing Agent shall not be obligated to enter into any such supplemental indenture which affects the Note Administrator’s, Trustee’s and Advancing Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.
(b)    Notwithstanding Section 8.1(a) or any other provision of this Indenture, without prior notice to, and without the consent of the Holders of any Notes or any Preferred Shareholders, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, the Trustee, the Note Administrator and the Advancing Agent, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, the Note Administrator and the Advancing Agent, for any of the following purposes:
(i)    conform this Indenture to the provisions described in the Offering Memorandum (or any supplement thereto); and
(ii)    to correct any defect or ambiguity in this Indenture in order to address any manifest error, omission or mistake in any provision of this Indenture.
Additionally, the Directing Holder may direct the Issuer, the Co-Issuer, the Note Administrator, the Trustee and the Advancing Agent to enter into a supplemental indenture to provide for the Notes of each Class to bear interest based on an industry benchmark rate selected by the Directing Holder and generally accepted in the financial markets as the sole or predominant replacement benchmark to LIBOR (the “Successor Benchmark Rate”) plus a Successor Benchmark Spread Adjustment from and after a Payment Date specified in such supplemental indenture. Effectiveness of any such supplemental indenture will be subject to satisfaction of the Rating Agency Condition and the consent of Holders of a majority of the Senior Notes.
Notwithstanding any other provision of this Indenture, the Servicer and Special Servicer will not be bound by any modification or amendment of the Indenture which may, in the judgment of the Servicer or Special Servicer, as the case may be, adversely affect the Servicer or Special Servicer without the written approval of the Servicer or the Special Servicer, as the case may be.
Section 8.2    Supplemental Indentures with Consent of Securityholders.
Except as set forth below, the Note Administrator, the Trustee, the Advancing Agent and the Co‑Issuers may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Notes or the Preferred Shares under this Indenture only (x) with the written consent of the Holders of at least Majority in Aggregate Outstanding Amount of the Notes of each Class materially and adversely affected thereby (excluding any Notes owned by the Issuer, the Seller or any of their Affiliates) and the Holder of Preferred Shares if materially and adversely affected thereby, by Act of said Securityholders delivered to the Trustee, the Note Administrator, the Advancing Agent and the Co-Issuers, and (y) subject to satisfaction of the Rating Agency Condition, notice of which may be in electronic form. The Note Administrator shall provide (x) fifteen (15) Business Days’ notice of such change to the Holders of each Class of Notes and the Holder of the Preferred Shares, requesting notification by such Noteholders and Holders of the Preferred Shares if any such Noteholders or Holders of the Preferred Shares would be materially and adversely affected by the proposed supplemental indenture and (y) following such initial fifteen (15) Business Day period, the Note Administrator shall provide an additional fifteen (15) Business Days’ notice to any holder of Notes or Preferred Shares that did not respond to the initial notice. Unless the Note Administrator is notified (after giving such initial fifteen (15) Business Days’ notice and a second fifteen (15) Business Days’ notice, as applicable) by Holders of at least a Majority in Aggregate Outstanding Amount of the Notes of any Class that such Class of Notes or a Majority of Preferred Shareholders will be materially and adversely affected by the proposed supplemental indenture (and upon receipt of an Officer’s Certificate of the Issuer), the interests of such Class and the interests of the Preferred Shares will be deemed not to be materially and adversely affected by such proposed supplemental indenture and the Trustee will be permitted to enter into such supplemental indenture. Such determinations shall be conclusive and binding on all present and future Noteholders. The consent of the Holders of the Preferred Shares shall be binding on all present and future Holders of the Preferred Shares.
Notwithstanding any other provision of this Indenture, but without limiting the effect of the last paragraph of Section 8.1, if (x) the Note Administrator, Trustee and Advancing Agent are directed by the Issuer to execute any supplemental indenture and (y) all of the Holders of all Outstanding Notes of each Class and the Preferred Shares consent to such supplemental indenture, the Note Administrator, Trustee and Advancing Agent shall execute such supplemental indenture, and the conditions and requirements set forth in Section 8.3 (other than the first paragraph, second paragraph, the first sentence of the fourth paragraph and the last paragraph) shall not be applicable; provided that any of the foregoing conditions and requirements may be waived by the express consent of the Holders of all Outstanding Notes of each Class and the Note Administrator, Trustee and Advancing Agent shall be entitled to rely upon any such consents and waivers; provided, further, that the Note Administrator, Trustee and Advancing Agent shall not be obligated to enter into any such supplemental indenture that affects the Note Administrator’s, Trustee’s or Advancing Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

Without the consent of (x) all of the Holders of each Outstanding Class of Notes materially adversely affected and (y) all of the Holders of the Preferred Shares materially adversely affected thereby, no supplemental indenture may:
(a)    change the Stated Maturity Date of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Preferred Shares, or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Collateral to the payment of principal of or interest on Notes or of distributions to the Preferred Share Paying Agent for the payment of distributions in respect of the Preferred Shares or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the applicable Redemption Date);
(b)    reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class or the Notional Amount of Preferred Shares of the Holders thereof whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;
(c)    impair or adversely affect the Collateral except as otherwise permitted in this Indenture;
(d)    permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note, or the Holder of any Preferred Share as an indirect beneficiary, of the security afforded to such Holder by the lien of this Indenture;
(e)    reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind any election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5 hereof;
(f)    modify any of the provisions of this Section 8.2, except to increase any percentage of Outstanding Notes whose holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
(g)    modify the definition of the term “Outstanding” or the provisions of Section 11.1(a) or Section 13.1 hereof;
(h)    modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or of distributions to the Preferred Share Paying Agent for the payment of distributions in respect of the Preferred Shares on any Payment Date (or any other date) or to affect the rights of the Holders of Securities to the benefit of any provisions for the redemption of such Securities contained herein;
(i)    reduce the permitted minimum denominations of the Notes below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the 1940 Act; or
(j)    modify any provisions regarding non- recourse or non-petition covenants with respect to the Issuer and the Co-Issuer.
The Trustee and Note Administrator shall be entitled to rely upon an Officer’s Certificate of the Issuer in determining whether or not the Holders of Securities would be materially or adversely affected by such change (after giving notice of such change to the Holders of Securities). Such determination shall be conclusive and binding on all present and future Holders of Securities. Neither the Trustee nor the Note Administrator shall be liable for any such determination made in good faith.
Section 8.3    Execution of Supplemental Indentures.
In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Note Administrator, Trustee and Advancing Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel obtained at the expense of the Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Note Administrator, Trustee and Advancing Agent may, but shall not be obligated to, enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
The Servicer and Special Servicer will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Servicer or Special Servicer adversely affect the Servicer or Special Servicer, the Servicer or Special Servicer, as applicable, shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Servicer or Special Servicer, as applicable, gives written consent to the Note Administrator, the Trustee and the Issuer to such amendment. The Issuer, the Trustee and the Note Administrator shall give written notice to the Servicer and Special Servicer of any amendment made to this Indenture pursuant to its terms. In addition, the Servicer and Special Servicer’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.
At the cost of the Issuer, the Note Administrator shall provide to each Noteholder, each holder of Preferred Shares and, for so long as any Class of Notes shall remain Outstanding and is rated, the Note Administrator shall provide to the 17g-5 Information Provider and the Rating Agency a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Note Administrator, and following execution shall provide to the 17g-5 Information Provider and the Rating Agency a copy of the executed supplemental indenture.
The Trustee shall not enter into any such supplemental indenture (i) if such action would adversely affect the tax treatment of the Holders of the Notes as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent or otherwise cause any of the statements described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to be inaccurate or incorrect to any material extent, and (ii) unless the Trustee and the Note Administrator have received an Opinion of Counsel from Cadwalader, Wickersham & Taft LLP, Proskauer Rose LLP or other nationally recognized U.S. tax counsel experienced in such matters that the proposed supplemental indenture will not cause the Issuer to (x) fail to be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or (y) be treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes. The Trustee, the Note Administrator and the Advancing Agent shall be entitled to rely upon (i) the receipt of notice from the Rating Agency or the Requesting Party, which may be in electronic form, that the Rating Agency Condition has been satisfied and (ii) receipt of an Opinion of Counsel forwarded to the Trustee, Note Administrator and Advancing Agent certifying that, following provision of notice of such supplemental indenture to the Noteholders and holders of the Preferred Shares, that the Holders of Securities would not be materially and adversely affected by such supplemental indenture. Such determination shall be conclusive and binding on all present and future Holders of Securities. Neither the Trustee, the Note Administrator nor the Advancing Agent shall be liable for any such determination made in good faith and in reliance upon such Opinion of Counsel, as the case may be.
It shall not be necessary for any Act of Securityholders under Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Promptly after the execution by the Issuer, the Co-Issuer, the Note Administrator, the Trustee and the Advancing Agent of any supplemental indenture pursuant to this Section 8.3, the Note Administrator, at the expense of the Issuer, shall mail to the Securityholders, the Preferred Share Paying Agent, the Servicer, the Special Servicer and, so long as the Notes are Outstanding and so rated, the Rating Agency a copy thereof based on an outstanding rating. Any failure of the Trustee and the Note Administrator to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 8.4    Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, and every Holder of Preferred Shares, shall be bound thereby.
Section 8.5    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Note Administrator shall, bear a notice in form approved by the Note Administrator as to any matter provided for in such supplemental indenture. If the Issuer and the Co-Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Note Administrator and the Issuer and the Co-Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and the Co-Issuer and authenticated and delivered by the Note Administrator in exchange for Outstanding Notes. Notwithstanding the foregoing, any Note authenticated and delivered hereunder shall be subject to the terms and provisions of this Indenture, and any supplemental indenture.
ARTICLE 9

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES
Section 9.1    Clean-up Call; Tax Redemption; Optional Redemption; Optional Class D Redemption and Auction Call Redemption.
(a)    The Notes shall be redeemed by the Issuer and the Co-Issuer at the option of and at the direction of a Majority of the Preferred Shareholders by written notice to the Issuer, the Note Administrator and the Trustee (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to the applicable Redemption Prices on any Payment Date (the “Clean-up Call Date”) on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes (excluding any Deferred Interest) has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Upsize Date; provided that that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.
(b)    The Notes shall be redeemable by the Issuer and the Co-Issuer in whole but not in part, at the written direction of a Majority of Preferred Shareholders delivered to the Issuer, the Note Administrator and the Trustee, on the Payment Date (the “Tax Redemption Date”) following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices (such redemption, a “Tax Redemption”); provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price. Upon the receipt of such written direction of a Tax Redemption, the Note Administrator shall provide written notice thereof to the Securityholders and the Rating Agency. Any sale or disposition of a Mortgage Asset by the Special Servicer in connection with a Tax Redemption shall be performed upon Issuer Order by the Special Servicer on behalf of the Issuer.
(c)    The Notes shall be redeemable by the Issuer and the Co-Issuer, in whole but not in part, at a price equal to the applicable Redemption Prices, on any Payment Date after the end of the Non-call Period, at the written direction of a Majority of the Preferred Shareholders to the Issuer, the Note Administrator and the Trustee (such redemption, an “Optional Redemption”); provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Mortgage Asset to any Affiliate other than ACRC Holder or an Affiliate that is wholly-owned by ACRC Holder in connection with an Optional Redemption.

In addition, on any Payment Date after the end of the Non-call Period, ACRC Holder (or an assignee) may purchase any Securities not owned by it, in whole but not in part, at the applicable Redemption Prices for such Securities.
(d)    The Class D Notes shall be redeemable by the Issuer and the Co-Issuer, in whole but not in part, at a price equal to the applicable Redemption Price, on any Payment Date after the Class A, Class A-S, Class B and Class C Notes have been paid in full, at the written direction of a Majority of the Preferred Shareholders to the Issuer, the Note Administrator and the Trustee (such redemption, an “Optional Class D Redemption”); provided, however, that the funds available to be used for such Optional Class D Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Mortgage Asset to any Affiliate other than ACRC Holder or an Affiliate that is wholly-owned by ACRC Holder in connection with an Optional Class D Redemption.
In addition, on any Payment Date after the Class A, Class A-S, Class B and Class C Notes have been repaid in full, ACRC Holder (or an assignee) may purchase any Class D Notes not owned by it, in whole but not in part, at the applicable Redemption Price for such Notes.
(e)    The Notes shall be redeemable by the Issuer and the Co-Issuer, in whole but not in part, at a price equal to the applicable Redemption Prices, on any Payment Date occurring in March, June, September or December in each year, beginning on the Payment Date occurring in March 2027, upon the occurrence of a Successful Auction, as defined in, and pursuant to the procedures set forth in, Section 3.18(b) of the Servicing Agreement (such redemption, an “Auction Call Redemption”).
(f)    The election by a Majority of Preferred Shareholders to redeem the Notes pursuant to a Clean-up Call shall be evidenced by Act of the Majority of Preferred Shareholders directing the Note Administrator to pay to the Paying Agent the Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition shall be evidenced by an Issuer Order certifying that such conditions for a Tax Redemption have occurred. The election by a Majority of Preferred Shareholders to redeem the Notes pursuant to an Optional Redemption or Optional Class D Redemption shall be evidenced by an Act of the Majority of Preferred Shareholders certifying that the conditions for an Optional Redemption or Optional Class D Redemption, as the case may be, have occurred.
(g)    A redemption pursuant to Section 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (i) at least five (5) Business Days before the scheduled Redemption Date, (A) the Majority of Preferred Shareholders shall have furnished to the Trustee and the Note Administrator evidence (in a form reasonably satisfactory to the Trustee and the Note Administrator) that the Special Servicer, on behalf of the Issuer, has entered into a binding agreement or agreements with (1) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) have a credit rating from DBRS at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “P-1” or higher by Moody’s (as long as the term of such agreement is 90 days or less) or (2) ACRE (or an Affiliate or Agent thereof) if ACRE Servicer or one or more Affiliates thereof is Special Servicer, to sell (directly or by participation or other arrangement) all or part of the Collateral not later than the Business Day immediately preceding the scheduled Redemption Date, (B) the Rating Agency Condition has been satisfied with respect to the Rating Agency, or (C) at least 3 Business Days prior to the scheduled Redemption Date, ACRE (or an Affiliate or Agent thereof) has priced but not yet closed another securitization transaction, and (ii) the related Sale Proceeds pursuant to clause (i)(A) or net proceeds pursuant to clause (i)(C), as applicable, (in immediately available funds), together with all other available funds (including proceeds from the sale of the Collateral, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.
(h)    Disposition of Collateral in connection with a redemption pursuant to Section 9.1(a), 9.1(b) or 9.1(c), may include sales of Collateral to more than one purchaser, including by means of sales of participation interests in one or more Mortgage Loans to more than one purchaser.
Section 9.2    Notice of Redemption.
(a)    In connection with a Clean-up Call pursuant to Section 9.1(a), a Tax Redemption pursuant to Section 9.1(b), an Optional Redemption pursuant to Section 9.1(c), an Optional Class D Redemption pursuant to Section 9.1(d), or an Auction Call Redemption pursuant to Section 9.1(e), the Note Administrator shall set the applicable Record Date ten (10) Business Days prior to the proposed Redemption Date. The Note Administrator shall deliver to the Rating Agency any notice received by it from the Issuer or the Special Servicer of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1.
(b)    Any such notice of a Clean-up Call or Tax Redemption, Optional Redemption or Optional Class D Redemption may be withdrawn by the Issuer and the Co-Issuer at the direction of a Supermajority of Preferred Shareholders up to the fifth Business Day prior to the scheduled Redemption Date by written notice to the Note Administrator, the Trustee, the Preferred Share Paying Agent, the Servicer, the Special Servicer and each Holder of Notes to be redeemed. The failure of any Clean-up Call or Tax Redemption, Optional Redemption or Optional Class D Redemption that is withdrawn in accordance with this Indenture shall not constitute an Event of Default.
Section 9.3    Notice of Redemption or Maturity by the Issuer.
Any sale or disposition of a Mortgage Asset by the Trustee in connection with a Clean-up Call, Tax Redemption, Optional Redemption, Optional Class D Redemption or Auction Call Redemption shall be performed upon Issuer Order by the Special Servicer on behalf of the Issuer, and the Trustee shall have no responsibility or liability therefore. Notice of redemption (or a withdrawal thereof) or Clean-up Call pursuant to Section 9.2 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten (10) Business Days (or, where the notice of a Clean-up Call, Tax Redemption, Optional Redemption or Optional Class D

Redemption is withdrawn pursuant to Section 9.2(b), four (4) Business Days (or promptly thereafter upon receipt of written notice, if later)) prior to the applicable Redemption Date or Maturity, to (unless the Note Administrator agrees to a shorter notice period) the Trustee, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Rating Agency, and not less than five (5) Business Days prior to the applicable Redemption Date or Maturity, to each Holder of Securities to be redeemed, at its address in the Notes Register.
All notices of redemption shall state:
(a)    the applicable Redemption Date;
(b)    the applicable Redemption Price;
(c)    that all the Notes are being paid in full and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and
(d)    the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.
Notice of redemption shall be given by the Issuer and Co-Issuer, or at their request, by the Note Administrator in their names, and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.
Section 9.4    Notes Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest thereon) the Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer, the Co-Issuer, the Note Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Note Administrator and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on the Notes so to be redeemed whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(f).
If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

Section 9.5    Mandatory Redemption.
On any Payment Date on which the Senior Note Protection Test is not satisfied as of the most recent Measurement Date, the Senior Notes shall be redeemed (a “Mandatory Redemption”), from Interest Proceeds as set forth in Section 11.1(a)(i)(9) and, to the extent necessary after application of Interest Proceeds, Principal Proceeds as set forth in Section 11.1(a)(ii)(2) in an amount necessary, and only to the extent necessary, for the Senior Note Protection Test to be satisfied. On or promptly after such Mandatory Redemption, the Issuer shall certify or cause to be certified to the Rating Agency, the Note Administrator and any holder of a Majority of the Aggregate Outstanding Amount of the Controlling Class, whether the Senior Note Protection Test has been satisfied.
ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 10.1    Collection of Amounts; Custodial Account.
(a)    Except as otherwise expressly provided herein, the Note Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Note Administrator pursuant to this Indenture, including all payments due on the Collateral in accordance with the terms and conditions of such Collateral. The Note Administrator shall segregate and hold all such amounts and property received by it in an Eligible Account in trust for the Secured Parties, and shall apply such amounts as provided in this Indenture.
(b)    The Note Administrator in its capacity as Securities Intermediary on behalf of the Trustee for the benefit of the Secured Parties (the “Securities Intermediary”) shall, upon receipt, credit all Mortgage Assets and Eligible Investments to an account in its own name for the benefit of the Secured Parties designated as the “Custodial Account.” The Custodial Account shall remain at all times an Eligible Account.”
Section 10.2    Reinvestment Account.
(a)    The Note Administrator shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Reinvestment Account” which shall be held in trust for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal; provided however that the Note Administrator shall only withdraw such amounts as directed by the Issuer or the Seller on behalf of the Issuer. All amounts credited to the Reinvestment Account pursuant to this Indenture shall be held by the Note Administrator as part of the Collateral and shall be applied to the purposes herein provided.
(b)    The Note Administrator agrees to give the Issuer prompt notice if it becomes aware that the Reinvestment Account or any funds on deposit therein, or otherwise to the credit of the Reinvestment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Reinvestment Account other than in accordance with the Priority of Payments. The Reinvestment Account shall remain at all times an Eligible Account.
(c)    Amounts in the Reinvestment Account shall remain in the Reinvestment Account (or invested in Eligible Investments) until the earlier of (i) the time the Seller instructs the Note Administrator in writing to transfer any such amounts (or related Eligible Investments) to the Payment Account, (ii) the Seller notifies the Note Administrator in writing that such amounts (or related Eligible Investments) are to be applied to the acquisition of Reinvestment Assets in accordance with Section 12.2(a) and (iii) the later of (x) the first Business Day after the last day of the Reinvestment Period and (y) if after the last day of the Reinvestment Period, the last settlement date within 60 days of the last day of the Reinvestment Period with respect to the last Reinvestment Asset that the Issuer has entered into an irrevocable commitment to purchase. Upon receipt of notice pursuant to clause (i) above and on the date described in clause (iii) above, the Note Administrator shall transfer the applicable amounts (or related Eligible Investments) to the Payment Account, in each case for application on the next Payment Date pursuant to Section 11.1(a)(ii) as Principal Proceeds.
(d)    During the Reinvestment Period (and up to 60 days thereafter to the extent necessary to acquire Reinvestment Assets pursuant to binding commitments entered into during the Reinvestment Period using Principal Proceeds received during or after the Reinvestment Period), the Seller on behalf of the Issuer may by Issuer Order direct the Note Administrator to, and upon receipt of such Issuer Order the Note Administrator shall, reinvest amounts (and related Eligible Investments) credited to the Reinvestment Account in Mortgage Loans and Pari Passu Participations (including Related Funded Companion Participations) selected by the Seller as permitted under and in accordance with the requirements of Article 12 and such Issuer Order. The Note Administrator shall be entitled to conclusively rely on such Issuer Order and shall not be required to make any determination as to whether any loans satisfy the Reinvestment Criteria.
(e)    On the Upsize Date, the Note Administrator shall transfer all amounts (and related Eligible Investments) credited to the Reinvestment Account to an account of the Placement Agent specified in an Issuer Order for the acquisition of Mortgage Assets pursuant to the Mortgage Asset Purchase Agreement dated as of the Upsize Date.
Section 10.3    Payment Account.
(a)    The Note Administrator shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Payment Account,” which shall be held in trust for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Note Administrator, on behalf of the Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to deposit into the Preferred Share Distribution Account for distributions to the Preferred Shareholders, (iii) upon Issuer Order, to pay other amounts specified therein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments.
(b)    The Note Administrator agrees to give the Issuer prompt notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times an Eligible Account.
Section 10.4    [Reserved].
Section 10.5    Interest Advances.
(a)    With respect to each Payment Date for which the sum of Interest Proceeds and, if applicable, Principal Proceeds, collected during the related Due Period and remitted to the Note Administrator that are available to pay interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes on such Payment Date as a result of interest shortfalls on the Mortgage Assets (or the application of interest received on the Mortgage Assets to pay certain expenses in accordance with the terms of the Servicing Agreement (other than the Servicing Fee, the Note Administrator Fee and the Trustee Fee)) (the amount of such insufficiency, an “Interest Shortfall”), the Note Administrator shall provide the Advancing Agent with email notice of such Interest Shortfall no later than the close of business on the Business Day preceding such Payment Date. The Note Administrator shall provide the Advancing Agent with additional email notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Note Administrator after delivery of such initial notice that reduces such Interest Shortfall. No later than 11:00 a.m. (New York time) on the related Payment Date, the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by remittance of an amount equal to such Interest Advance to the Note Administrator for deposit in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.5(b), and subject to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate of such Interest Shortfalls that would otherwise occur on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and (ii) the aggregate of the interest payments not received in respect of Mortgage Assets with respect to such Payment Date (including, for such purpose, interest payments received on the Mortgage Assets but applied to pay certain expenses in accordance with the terms of the Servicing Agreement (other than the Servicing Fee, the Note Administrator Fee and the Trustee Fee)).
Notwithstanding the foregoing, in no circumstance will the Advancing Agent be required to make an Interest Advance in respect of a Mortgage Asset to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the aggregate outstanding principal amount of the Senior Notes. In addition, in no event will the Advancing Agent be required to advance any payments in respect of interest on any Class of Notes other than the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes or in respect of principal of any Note. Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Note Administrator on the related Payment Date (or, if such Interest Advance is made prior to final determination by the Note Administrator of such Interest Shortfall, on the Business Day of such final determination).
The Advancing Agent shall provide the Note Administrator and Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than 11:00 a.m. (New York time) on the related Payment Date. If the Advancing Agent shall fail to make any required Interest Advance by 11:00 a.m. (New York time) on the Payment Date upon which distributions are to be made pursuant to Section 11.1(a)(i), the Trustee shall make such Interest Advance by no later than 12:00 pm. Based upon available information at the time, the Advancing Agent shall use reasonable efforts to provide 15 days prior notice to the Rating Agency if recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall on the next succeeding Payment Date; provided that the failure to provide such notice shall not prejudice the Advancing Agent’s right to obtain reimbursement of any Nonrecoverable Interest Advance (or the timing of such reimbursement). No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Special Servicer will provide the Rating Agency notice of such recovery.
(b)    Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Trustee, as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will not be a Nonrecoverable Interest Advance. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent or the Trustee, as applicable, may take into account, among other things:
(i)    amounts that may be realized on each Mortgaged Property in its “as is” or then-current condition and occupancy;
(ii)    the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and
(iii)    the possibility and effects of future adverse changes with respect to the Mortgaged Properties, and
(iv)    the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Trustee, as applicable, determines that future Interest Proceeds and Principal Proceeds may be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time. The Trustee will be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would have been a Nonrecoverable Interest Advance. Absent bad faith, the determination by the Advancing Agent as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Holders of the Notes.
(c)    The Advancing Agent may recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest Advance), together with interest thereon, first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds to the extent that such reimbursement (other than in the case of reimbursement of Nonrecoverable Interest Advances) would not trigger an additional Interest Shortfall; provided that if at any time an Interest Advance is determined to be a Nonrecoverable Interest Advance, the Advancing Agent shall be entitled to recover all outstanding Interest Advances from the Collection Account pursuant to the Servicing Agreement on any Business Day during any Interest Accrual Period prior to the Determination Date in such Interest Accrual Period (or on a Payment Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds). The Advancing Agent shall be permitted (but not obligated), at its sole option and in its sole discretion, to defer or otherwise structure the timing of recoveries of Nonrecoverable Interest Advances in such manner as the Advancing Agent determines is in the best interest of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, as a collective whole, which may include being reimbursed for Nonrecoverable Interest Advances in installments.
If the Advancing Agent makes such an election at its sole option to defer or structure reimbursement with respect to all or a portion of a Nonrecoverable Interest Advance (and interest thereon), then such Nonrecoverable Interest Advance (and interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent one-month period. Any election by the Advancing Agent to abstain from obtaining reimbursement for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Due Period shall not be construed to impose on the Advancing Agent any obligation to make such an election (or any entitlement in favor of any holder of a Note or any other Person to such an election) with respect to any subsequent Due Period or to constitute a waiver or limitation on the right of the Advancing Agent to otherwise be reimbursed for such Nonrecoverable Advance (and interest thereon). No determination by the Advancing Agent to exercise its sole option to defer the reimbursement of Interest Advances and/or interest thereon shall be construed as an agreement by the Advancing Agent to subordinate (in respect of realizing losses), to any Class of Notes, such party’s right to such reimbursement during such period of deferral.

(d)    The Advancing Agent will be entitled with respect to any Interest Advance made by it (including Nonrecoverable Interest Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.
(e)    The obligation of the Advancing Agent to make Interest Advances in respect of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes will continue through the Stated Maturity Date, unless the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes are previously redeemed or repaid in full.
(f)    In no event will the Advancing Agent, in its capacity as such hereunder, be required to advance any amounts in respect of payments of principal of any Mortgage Asset or Note.
(g)    [Reserved].
(h)    The determination by the Advancing Agent, (i) that it has made a Nonrecoverable Interest Advance (together with Reimbursement Interest thereon) or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee, the Note Administrator, the Issuer and the 17g-5 Information Provider, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent, entitlement to reimbursement with respect to, any Interest Advance.
Section 10.6    Reports by Parties.
(a)    The Note Administrator shall supply, in a timely fashion, to the Issuer, the Trustee, the Special Servicer and the Directing Holder any information regularly maintained by the Note Administrator that the Issuer, the Trustee, the Special Servicer, the Servicer or the Directing Holder may from time to time request in writing with respect to the Collateral or the Indenture Accounts and provide any other information reasonably available to the Note Administrator by reason of its acting as Note Administrator hereunder and required to be provided by Section 10.7. Each of the Issuer, the Servicer, and the Special Servicer shall promptly forward to the Trustee and the Note Administrator any information in their possession or reasonably available to them concerning any of the Collateral that the Trustee or the Note Administrator reasonably may request or that reasonably may be necessary to enable the Note Administrator to prepare any report or to enable the Trustee or the Note Administrator to perform any duty or function on its part to be performed under the terms of this Indenture.
Section 10.7    Reports; Accountings.
(a)    Based on the CREFC® Loan Periodic Update File prepared by the Servicer and delivered by the Servicer to the Note Administrator no later than 2:00 p.m. (New York time) on the second Business Day before the Payment Date, the Note Administrator shall prepare and make available on its website initially located at www.ctslink.com (or, upon written request from registered Holders of the Notes or from those parties that cannot receive such statement electronically, provide by first class mail), on each Payment Date to Privileged Persons, a report substantially in the form of Exhibit G hereto (the “Monthly Report”), setting forth the following information:
(i)    the amount of the distribution of principal and interest on such Payment Date to the Noteholders and any reduction of the Aggregate Outstanding Amount of the Notes;
(ii)    the aggregate amount of compensation paid to the Note Administrator, the Trustee and servicing compensation paid to the Servicer during the related Due Period;
(iii)    the Aggregate Outstanding Portfolio Balance outstanding immediately before and immediately after the Payment Date;
(iv)    the number, Aggregate Outstanding Portfolio Balance, weighted average remaining term to maturity and weighted average interest rate of the Mortgage Assets as of the end of the related Due Period;
(v)    the number and aggregate principal balance of Mortgage Assets that are (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but Specially Serviced Mortgage Loans or in foreclosure but not an REO Property;
(vi)    the value of any REO Property owned by the Issuer or any Permitted Subsidiary as of the end of the related Due Period, on an individual Mortgage Asset basis, based on the most recent appraisal or valuation;
(vii)    the amount of Interest Proceeds and Principal Proceeds received in the related Due Period;
(viii)    the amount of any Interest Advances made by the Advancing Agent;
(ix)    the payments due pursuant to the Priority of Payments with respect to each clause thereof;
(x)    the number and related principal balances of any Mortgage Assets that have been (or are related to Mortgage Loans that have been) extended or modified during the related Due Period on an individual Mortgage Asset basis;
(xi)    the amount of any remaining unpaid Interest Shortfalls as of the close of business on the Payment Date;
(xii)    a listing of each Mortgage Asset that was the subject of a principal prepayment or sale during the related collection period and the amount of principal prepayment occurring or, in the case of a sale, proceeds received;
(xiii)    the aggregate unpaid principal balance of the Mortgage Assets outstanding as of the close of business on the related Determination Date;

(xiv)    with respect to any Mortgage Asset as to which a liquidation occurred during the related Due Period (other than through a payment in full), (A) the number thereof and (B) the aggregate of all liquidation proceeds which are included in the Payment Account and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions of the Notes);
(xv)    with respect to any REO Property owned by the Issuer or any Permitted Subsidiary thereof, as to which the Special Servicer determined that all payments or recoveries with respect to the related property have been ultimately recovered during the related collection period, (A) the related Mortgage Asset and (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Securities);
(xvi)    the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Assets paid to the Advancing Agent since the prior Payment Date;
(xvii)    a listing of each modification, extension or waiver made with respect to each Mortgage Asset;
(xviii)    an itemized listing of any Special Servicer Fees received from the Special Servicer or any of its affiliates during the related Due Period;
(xix)    the amount of any dividends or other distributions to the Preferred Shares on the Payment Date; and
(xx)    whether any Control Shift Event has occurred and, if such event has occurred, whether such event is continuing.
(b)    The Note Administrator will post on the Note Administrator’s Website, any report received from the Servicer or Special Servicer detailing any breach of the representations and warranties with respect to any Mortgage Asset by the Seller or any of its affiliates and the steps taken by the Seller or any of its affiliates to cure such breach; a listing of any breach of the representations and warranties with respect to any Mortgage Asset by the Seller or any of its affiliates and the steps taken by the Seller or any of its affiliates to cure such breach;
(c)    All information made available on the Note Administrator’s Website will be restricted and the Note Administrator will only provide access to such reports to Privileged Persons in accordance with this Indenture. In connection with providing access to its website, the Note Administrator may require registration and the acceptance of a disclaimer.
(d)    Not more than five (5) Business Days after receiving an Issuer Request requesting information regarding a Clean-up Call, Tax Redemption, Optional Redemption, Optional Class D Redemption or Auction Call Redemption as of a proposed Redemption Date, the Note Administrator shall, subject to its timely receipt of the necessary information to the extent not in its possession, compute the following information and provide such information in a statement (the

“Redemption Date Statement”) delivered to the Preferred Shareholders and the Preferred Share Paying Agent:
(i)    the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;
(ii)    the amount of accrued interest due on such Notes as of the last day of the Due Period immediately preceding such Redemption Date;
(iii)    the Redemption Price;
(iv)    the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof); and
(v)    the amount in the Collection Account and the Indenture Accounts (other than the Preferred Share Distribution Account) available for application to the redemption of such Notes.
Section 10.8    Release of Mortgage Assets; Release of Collateral.
(a)    If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer may direct the Special Servicer on behalf of the Trustee to release a Pledged Mortgage Asset from the lien of this Indenture, by Issuer Order delivered to the Trustee and the Custodian at least two (2) Business Days prior to the settlement date for any sale of a Pledged Mortgage Asset certifying that (i) it has sold such Pledged Mortgage Asset pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1, the proceeds from any such sale of Mortgage Assets are sufficient to redeem the Notes pursuant to Section 9.1, and, upon receipt of a Request for Release of such Mortgage Asset from the Special Servicer, the Custodian shall deliver any such Pledged Mortgage Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, or, if such Pledged Mortgage Asset is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order. If requested, the Custodian may deliver any such Pledged Mortgage Asset in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom. The Custodian shall (i) deliver any agreements and other documents in its possession relating to such Pledged Mortgage Asset and (ii) the Trustee, if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.
(b)    The Issuer (or the Special Servicer on behalf of the Issuer) may deliver to the Trustee and Custodian at least three (3) Business Days prior to the date set for redemption or payment in full of a Pledged Mortgage Asset, an Issuer Order certifying that such Pledged Mortgage Asset is being paid in full. Thereafter, the Special Servicer, by delivery of a Request for Release, may direct the Custodian to deliver such Pledged Mortgage Asset and the related Mortgage Asset File therefor on or before the date set for redemption or payment, to the Special Servicer for redemption against receipt of the applicable redemption price or payment in full thereof.

(c)    With respect to any Mortgage Asset subject to a workout or restructuring, the Issuer (or the Special Servicer on behalf of the Issuer) may, by Issuer Order delivered to the Trustee and Custodian at least two (2) Business Days prior to the date set for an exchange, tender or sale, certify that a Mortgage Asset is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto. Thereafter, the Special Servicer may, in accordance with the terms of, and subject to any required consent and consultation obligations set forth in the Servicing Agreement, direct the Custodian, by delivery to the Custodian of a Request for Release, to deliver any Collateral to the Special Servicer in accordance with such Request for Release.
(d)    The Special Servicer shall remit to the Servicer for deposit into the Collection Account any proceeds received by it from the disposition of a Pledged Mortgage Asset and treat such proceeds as Principal Proceeds, for remittance by the Servicer to the Note Administrator on the first Remittance Date occurring thereafter. None of the Trustee, the Note Administrator or the Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any such proceeds prior to receipt of payment in accordance herewith.
(e)    The Trustee shall, upon receipt of an Issuer Order declaring that there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral from the lien of this Indenture.
(f)    Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Mortgage Asset, or in the event any action is required to be taken in respect to an Asset Document, the Special Servicer on behalf of the Issuer will promptly notify the Directing Holder and the Servicer of such request, and the Special Servicer shall grant any waiver or consent, and enter into any amendment or other modification pursuant to the Servicing Agreement in accordance with Accepted Servicing Practices. In the case of any modification or amendment that results in the release of the related Mortgage Asset, notwithstanding anything to the contrary in Section 5.5(a), the Custodian, upon receipt of a Request for Release, shall release the related Mortgage Asset File upon the written instruction of the Servicer or the Special Servicer, as applicable.
Section 10.9    Information Available Electronically.
(a)    The Note Administrator shall make available to any Privileged Person the following items (in each case, as applicable, to the extent received by it) by means of the Note Administrator’s Website the following items (to the extent such items were prepared by or delivered to the Note Administrator in electronic format);
(i)    The following documents, which will initially be available under a tab or heading designated “deal documents”:
(1)    the final Offering Circular related to the Notes offered thereunder;
(2)    this Indenture, and any schedules, exhibits and supplements thereto;

(3)    the CREFC® Loan Setup file;
(4)    the Issuer Charter,
(5)    the Servicing Agreement, any schedules, exhibits and supplements thereto:
(6)    the Preferred Share Paying Agency Agreement, and any schedules, exhibits and supplements thereto;
(ii)    The following documents will initially be available under a tab or heading designated “periodic reports”:
(1)    the Monthly Reports prepared by the Note Administrator pursuant to Section 10.7(a); and
(2)    certain information and reports specified in the Servicing Agreement (including the collection of reports specified by CRE Finance Council or any successor organization reasonably acceptable to the Note Administrator and the Servicer) known as the “CREFC® Investor Reporting Package” relating to the Mortgage Assets to the extent that the Note Administrator receives such information and reports from the Servicer from time to time;
(iii)    The following documents, which will initially be available under a tab or heading designated “Additional Documents”:
(1)    inspection reports delivered to the Note Administrator under the terms of the Servicing Agreement; and
(2)    appraisals delivered to the Note Administrator under the terms of the Servicing Agreement;
(iv)    The following documents, which will initially be available under a tab or heading designated “special notices”:
(1)    notice of final payment on the Notes delivered to the Note Administrator pursuant to Section 2.7(d);
(2)    notice of termination of the Servicer or the Special Servicer;
(3)    notice of a Servicer Termination Event or a Special Servicer Termination Event, each as defined in the Servicing Agreement and delivered to the Note Administrator under the terms of the Servicing Agreement;
(4)    notice of the resignation of any party to the Indenture and notice of the acceptance of appointment of a replacement for any such party, to the extent such notice is prepared or received by the Note Administrator;

(5)    officer’s certificates supporting the determination that any Interest Advance was (or, if made, would be) a Nonrecoverable Interest Advance delivered to the Note Administrator pursuant to Section 10.5(b);
(6)    any direction received by the Note Administrator from the Directing Holder for the termination of the Special Servicer during any period when such Person is entitled to make such a direction, and any direction of a Majority of the Voting Rights (excluding any Notes held by the Seller or any of its Affiliates) to terminate the Special Servicer;
(7)    any direction received by the Note Administrator from a Majority of the Controlling Class or a Supermajority of the Notes for the termination of the Note Administrator or the Trustee pursuant to Section 6.9(c);
(8)    any notice from the Servicer of a Mortgage Asset Reference Rate Event; and
(9)    any notice from the Issuer of the acquisition by the Issuer of any Mortgage Asset that at the time of its acquisition accrues interest at a rate based on a benchmark other than LIBOR;
(v)    the “Investor Q&A Forum” pursuant to Section 10.10; and
(vi)    solely to Noteholders and holders of any Preferred Shares, the “Investor Registry” pursuant to Section 10.10.
(b)    The Note Administrator shall make available on the “Risk Retention Special Notices” tab via its website the following “risk retention special notices”, if any received from the Securitization Sponsor, in each case to the extent received by the Note Administrator:
(i)    any changes to the fair values set forth in the “U.S. Credit Risk Retention” section of the Offering Memorandum between the date of the Offering Memorandum and the Upsize Date;
(ii)    any material differences between the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values prior to the pricing of the Notes and the Upsize Date; and
(iii)    any noncompliance of the applicable credit risk retention requirements under Section 15G of the Exchange Act by the Securitization Sponsor or a successor as and to the extent the Securitization Sponsor is required under the Credit Risk Retention Rules.
Privileged Persons who execute Exhibit H-2 shall only be entitled to access the Monthly Report, and shall not have access to any other information on the Note Administrator’s Website.

The Note Administrator’s Website shall initially be located at www.ctslink.com. The foregoing information shall be made available by the Note Administrator on the Note Administrator’s Website promptly following receipt. The Note Administrator may change the titles of the tabs and headings on portions of its website, and may re-arrange the files as it deems proper. The Note Administrator shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any such information is delivered or posted in error, the Note Administrator may remove it from the Note Administrator’s Website. The Note Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Note Administrator’s Website to the extent such information was not produced by the Note Administrator. In connection with providing access to the Note Administrator’s Website, the Note Administrator may require registration and the acceptance of a disclaimer. The Note Administrator shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. Assistance in using the Note Administrator’s Website can be obtained by calling 866-846-4526.
Section 10.10    Investor Q&A Forum; Investor Registry.
(a)    The Note Administrator shall make the Investor Q&A Forum available to Privileged Persons and prospective purchasers of Notes by means of the Note Administrator’s Website, where Noteholders (including beneficial owners of Notes) may (i) submit inquiries to the 17g-5 Information Provider relating to the Monthly Reports, and submit inquiries to the Servicer or the Special Servicer (each, a “Q&A Respondent”) relating to any servicing reports prepared by that party, the Mortgage Assets, or the properties related thereto (each an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for a Q&A Respondent, the Note Administrator shall forward the Inquiry to the applicable Q&A Respondent, in each case via email within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Note Administrator and the applicable Q&A Respondent, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the applicable Q&A Respondent shall be by email to the Note Administrator. The Note Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Note Administrator‘s Website. If the Note Administrator or the applicable Q&A Respondent determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the Asset Documents, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Servicer or the Special Servicer, as applicable or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination. The Note Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry shall not be answered in accordance with the terms of this Agreement. Any notice by the Note Administrator to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Indenture and the Servicing Agreement provides that the Note Administrator and Servicer, Special Servicer shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer and/or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law or the Asset Documents, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Servicer or the Special Servicer, as applicable, or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, no inference shall be drawn from the fact that the Trustee, the Servicer or the Special Servicer has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Issuer, the Co-Issuer or any of their respective Affiliates except the Special Servicer. None of the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Note Administrator or the Trustee, or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Note Administrator shall not be required to post to the Note Administrator’s Website any Inquiry or answer thereto that the Note Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Note Administrator’s Website. Additionally, the Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.
(b)    The Note Administrator shall make available to any Noteholder or holder of Preferred Shares and any beneficial owner of a Note, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Note Administrator’s Website, where Noteholders and beneficial owners of Notes can register and thereafter obtain information with respect to any other Noteholder or beneficial owner that has so registered. Any Person registering to use the Investor Registry shall be required to certify that (i) it is a Noteholder, a beneficial owner of a Note or a holder of a Preferred Share and (ii) it grants authorization to the Note Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Noteholders and registered beneficial owners or Notes. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, and phone number. If any Noteholder or beneficial owner of a Note notifies the Note Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Note Administrator shall promptly remove it from the Investor Registry. The Note Administrator shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)    Certain information concerning the Collateral and the Notes, including the Monthly Reports, CREFC® Reports and supplemental notices, shall be provided by the Note Administrator to certain market data providers upon receipt by the Note Administrator from such persons of a certification in the form of Exhibit I hereto, which certification may be submitted electronically via the Note Administrator’s Website. The Issuer hereby authorizes the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., CMBS.com, Inc., Markit, LLC, Interactive Data Corporation, and Thomson Reuters Corporation.
(d)    [Reserved.]
(e)    The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Providers Website, where NRSROs may (i) submit inquiries to the Trustee relating to the Monthly Report, (ii) submit inquiries to the Servicer or the Special Servicer relating to servicing reports, or the Collateral, except to the extent already obtained, (iii) submit requests for loan-level reports and information, and (iv) view previously submitted inquiries and related answers or reports, as the case may be. The Trustee, the Note Administrator, the Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (a) answering the inquiry would be in violation of applicable law, the Accepted Servicing Practices, the Indenture, the Servicing Agreement or the applicable loan documents, (b) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (c) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under the Indenture or the Servicing Agreement, as applicable. In the event that any of the Trustee, the Note Administrator, the Servicer or the Special Servicer declines to answer an inquiry, it shall promptly email the 17g-5 Information Provider with the basis of such declination. The 17g-5 Information Provider will be required to post the inquiries and the related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool promptly upon receipt, or in the event that an inquiry is unanswered, the inquiry and the basis for which it was unanswered. The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, or other communications which are not submitted through the 17g-5 Website. Answers and information posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other Person. No such other Person will have any responsibility or liability for, and will not be deemed to have knowledge of, the content of any such information.
Section 10.11    Certain Procedures.
For so long as the Notes may be transferred only in accordance with Rule 144A, the Issuer will ensure that any Bloomberg screen containing information about the Rule 144A Global Notes includes the following (or similar) language:
(i)    the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes will state: “Iss’d Under 144A”;

(ii)    the “Security Display” page will have the flashing red indicator “See Other Available Information”; and
(b)    the indicator will link to the “Additional Security Information” page, which will state that the Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).
Section 10.12    Ownership of Accounts.
For the avoidance of doubt, the Indenture Accounts (including income, if any, earned on the investments of funds in such account) will be owned by the Issuer for federal income tax purposes. The Issuer shall provide to the Note Administrator (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Note Administrator as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Note Administrator to fulfill its tax reporting obligations under applicable law with respect to the Indenture Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, Issuer shall timely provide to the Note Administrator accurately updated and complete versions of such IRS forms or other documentation. The Note Administrator shall have no liability to Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Indenture Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Indenture Accounts absent the Note Administrator having first received (i) the requisite written investment direction from the Issuer with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.
ARTICLE 11

APPLICATION OF FUNDS
Section 11.1    Disbursements of Amounts from Payment Account.

(a)    Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 hereof, on each Payment Date, the Note Administrator shall disburse amounts transferred to the Payment Account in accordance with the following priorities (the “Priority of Payments”):
(i)    Interest Proceeds. On each Payment Date that is not a Redemption Date, a Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:
(1)    to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer, if any;
(2)    (a) first, to the extent not previously reimbursed, to the Advancing Agent, the aggregate amount of any Nonrecoverable Interest Advances due and payable to such party; and (b) second, to the Advancing Agent, to the extent due and payable to such party, Reimbursement Interest and reimbursement of any outstanding Interest Advances not to exceed, in the case of this clause (b), the amount that would result in an Interest Shortfall with respect to such Payment Date;
(3)    (a) first,  to the payment to the Note Administrator and to the Trustee of the accrued and unpaid fees in respect of their services, in the aggregate, equal to U.S. $4,000, payable monthly, (b) second, to the payment of other accrued and unpaid Company Administrative Expenses of the Note Administrator, the Trustee, the Paying Agent and the Preferred Share Paying Agent in an amount not to exceed $250,000 per annum, and (c) third, to the payment of any other accrued and unpaid Company Administrative Expenses, the aggregate of all such amounts in this clause (c) per Expense Year not to exceed the greater of (i) 0.10% per annum of the Aggregate Outstanding Portfolio Balance and (ii) U.S. $250,000 per annum and (d) fourth, up to the amount of late payment fees and default interest with respect to such Interest Proceeds, to the Servicer as additional servicing compensation;
(4)    to the payment of the Class A Interest Distribution Amount, plus any Class A Defaulted Interest Amount;
(5)    to the payment of the Class A-S Interest Distribution Amount, plus any Class A-S Defaulted Interest Amount;
(6)    to the payment of the Class B Interest Distribution Amount, plus any Class B Defaulted Interest Amount;
(7)    to the payment of the Class C Interest Distribution Amount, plus any Class C Defaulted Interest Amount;
(8)    to the payment of the Class D Interest Distribution Amount, plus any Class D Defaulted Interest Amount;

(9)    if the Note Protection Test is not satisfied as of the Determination Date relating to such Payment Date, to the payment of, first, principal of the Class A Notes; second, principal of the Class A-S Notes; third, principal of the Class B Notes; fourth, principal of the Class D Notes; and fifth, principal of the Class D Notes, in each case, to the extent necessary to cause the Senior Note Protection Test to be satisfied after giving effect to such payments or, if sooner, until the Senior Notes have been paid in full;
(10)    to the payment of the Class E Interest Distribution Amount, and if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes are outstanding, any Class E Defaulted Interest Amount;
(11)    to the payment of the Class E Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class E Notes);
(12)    to the payment of the Class F Interest Distribution Amount, and if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes are outstanding, any Class F Defaulted Interest Amount;
(13)    to the payment of the Class F Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class F Notes);
(14)    to the payment of any Company Administrative Expenses not paid pursuant to clause  (3) above in the order specified therein; and
(15)    any remaining Interest Proceeds to be released from the lien of the Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the holder of the Preferred Shares subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.
(ii)    Principal Proceeds. On each Payment Date that is not a Redemption Date, the Stated Maturity Date or a Payment Date following the occurrence and continuation of an Event of Default, Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:
(1)    to the payment of the amounts referred to in clauses (1) through (3) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder and subject to the limitations on amounts payable set forth therein, except that if the aggregate Principal Balance of the Mortgage Assets on such Payment Date is less than 20% of the aggregate Principal Balance of the Mortgage Assets on the Closing Date, then payments pursuant to this clause (1) shall be made without giving effect to the limitations on amounts payable set forth therein;

(2)    during the Reinvestment Period, to the payment of the amounts referred to in clauses (4) through (9) of Section 11.1(a)(i) in the same order of priority specified therein, without giving effect to any limitations on amounts payable set forth therein, but only to the extent not paid in full thereunder;
(3)    during the Reinvestment Period, to be deposited into the Reinvestment Account to be held for reinvestment in Reinvestment Assets or, pursuant to direction of the Seller (on behalf of the Issuer) to be applied to pay the purchase price of Reinvestment Assets, unless in each case, the Note Administrator has received notice of an early termination of the Reinvestment Period or Seller on behalf of the Issuer directs otherwise, in which case Principal Proceeds will be disbursed in accordance with the remaining steps in this Priority of Payments;
(4)    to the payment of the amounts referred to in clause (4) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
(5)    to the payment of the amounts referred to in clause (5) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
(6)    to the payment of principal of the Class A Notes until the Class A Notes have been paid in full;
(7)    to the payment of principal of the Class A-S Notes until the Class A-S Notes have been paid in full;
(8)    to the payment of the amounts referred to in clause (6) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
(9)    to payment of principal of the Class B Notes, until the Class B Notes have been paid in full;
(10)    to the payment of the amounts referred to in clause (7) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
(11)    to payment of principal of the Class C Notes, until the Class C Notes have been paid in full;
(12)    to the payment of the amounts referred to in clause (8) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
(13)    to payment of principal of the Class D Notes, until the Class D Notes have been paid in full;
(14)    to the payment of the amounts referred to in clause (10) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(15)    to payment of principal of the Class E Notes (including the Class E Deferred Interest Amount), until the Class E Notes have been paid in full;
(16)    to the payment of the amounts referred to in clause (12) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
(17)    to payment of principal of the Class F Notes (including the Class F Deferred Interest Amount), until the Class F Notes have been paid in full;
(18)    to the payment of the amounts referred to in clause (14) of Section 11.1(a)(i), but only to the extent not paid in full thereunder; and
(19)    any remaining Principal Proceeds to be released from the lien of the Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the holder of the Preferred Shares subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.
(iii)    Redemption Dates and Payment Dates During Events of Default. On any Redemption Date, the Stated Maturity Date or a Payment Date following the acceleration of the Notes after an Event of Default (which acceleration has not been rescinded), Interest Proceeds and Principal Proceeds with respect to the related Due Period will be distributed in the following order of priority:
(1)    to the payment of the amounts referred to in clauses (1) through (3) of Section 11.1(a)(i) in the same order of priority specified therein, but without giving effect to any limitations on amounts payable set forth therein;
(2)    to the payment of any out-of-pocket fees and expenses of the Issuer, the Note Administrator and Trustee (including legal fees and expenses) incurred in connection with an acceleration of the Notes following an Event of Default, including in connection with sale and liquidation of any of the Collateral in connection therewith;
(3)    to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;
(4)    to the payment in full of principal of the Class A Notes;
(5)    to the payment of the Class A-S Interest Distribution Amount (including any Class A-S Defaulted Interest Amount);
(6)    to the payment in full of principal of the Class A-S Notes;
(7)    to the payment of the Class B Interest Distribution Amount (including any Class B Defaulted Interest Amount);

(8)    to the payment in full of principal of the Class B Notes;
(9)    to the payment of the Class C Interest Distribution Amount (including any Class C Defaulted Interest Amount);
(10)    to the payment in full of the principal of the Class C Notes;
(11)    to the payment of the Class D Interest Distribution Amount (including any Class D Defaulted Interest Amount);
(12)    to the payment in full of the principal of the Class D Notes;
(13)    to the payment of the Class E Interest Distribution Amount (including any Class E Defaulted Interest Amount), plus, any Class E Deferred Interest Amount;
(14)    to the payment in full of the principal of the Class E Notes;
(15)    to the payment of the Class F Interest Distribution Amount (including any Class F Defaulted Interest Amount), plus, any Class F Deferred Interest Amount;
(16)    to the payment in full of the principal of the Class F Notes;
(17)    any remaining Interest Proceeds and Principal Proceeds to be released from the lien of the Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holder of the Preferred Shares subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.
(b)    On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.3, remit or cause to be remitted to the Note Administrator for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.
(c)    If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any clause of Section 11.1(a)(i), Section 11.1(a)(ii) or Section 11.1(a)(iii), such payments will be made to Noteholders of each applicable Class, as to each such clause, ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.
(d)    In connection with any required payment by the Issuer to the Servicer or the Special Servicer pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Mortgage Assets, the Servicer or the Special Servicer, as applicable, shall be entitled to retain or withdraw such amounts from the Collection Account pursuant to the terms of the Servicing Agreement.
Section 11.2    Securities Accounts.

(a)    All amounts held by, or deposited with the Note Administrator in the Reinvestment Account, Payment Account and Custodial Account pursuant to the provisions of this Indenture shall be invested in Eligible Investments as directed by the Seller on behalf of the Issuer or the Co-Issuer by Issuer Order and credited to the Reinvestment Account. Absent such direction, the accounts will be invested in clause (v) of the definition of Eligible Investments. Any amounts not so invested in Eligible Investments as herein provided, shall be credited to one or more securities accounts established and maintained pursuant to the Securities Account Control Agreement at the Corporate Trust Office of the Note Administrator, or at another financial institution whose long-term rating is at least equal to “A” by DBRS (or if not rated by DBRS, then an equivalent rating by another Rating Agency, and such lower rating as the Rating Agency shall approve) and agrees to act as a Securities Intermediary on behalf of the Note Administrator on behalf of the Secured Parties pursuant to an account control agreement in form and substance similar to the Securities Account Control Agreement.
ARTICLE 12

SALE OF MORTGAGE ASSETS; ACQUISITION OF REINVESTMENT ASSETS; FUTURE FUNDING ESTIMATES
Section 12.1    Sales of Mortgage Assets.
(a)    Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of any Mortgage Asset. So long as no Event of Default shall have occurred and be continuing (except with respect to clause (iii) below, the Issuer may sell a Mortgage Asset in the following circumstances:
(i)    in the event that a Mortgage Asset is a Defaulted Mortgage Asset and the Special Servicer determines in accordance with Accepted Servicing Practices that the sale of such Mortgage Asset is in the best interest of the Noteholders, the Special Servicer may, on behalf of the Issuer, sell such Mortgage Asset;
(ii)    in the event that the Holder of a majority of the aggregate Notional Amount of the Preferred Shares or its assignee notifies the Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer that it is exercising its right under Section 12.1(g) to purchase a Defaulted Mortgage Asset or an Impaired Mortgage Asset at the Par Purchase Price for such Mortgage Asset, the Special Servicer shall, on behalf of the Issuer, sell such Mortgage Asset to such Holder;
(iii)    in the event the Seller is required to repurchase such Mortgage Asset for the par value thereof plus accrued and unpaid interest thereon as a result of a Material Document Defect or Material Breach of representation or warranty set forth in the Mortgage Asset Purchase Agreement, the Special Servicer shall, on behalf of the Issuer, sell such Mortgage Asset to the Seller; and
(iv)    in the event of a Clean-up Call, Tax Redemption, Optional Redemption, Optional Class D Redemption or Auction Call Redemption pursuant to Sections 9.1(a), (b),

(c), (d) or (e) respectively, the Special Servicer shall, on behalf of the Issuer, sell such Mortgage Asset to the Seller (as defined in the Mortgage Asset Purchase Agreement).
(b)    After the Issuer has notified the Trustee and the Note Administrator of a Clean-up Call, Tax Redemption, Optional Redemption, Optional Class D Redemption or Auction Call Redemption in accordance with Section 9.1, any disposition of Mortgage Assets shall be effected by the Special Servicer upon Issuer Order to the Special Servicer with a copy to the Trustee and the Note Administrator (directly or by means of participation or other arrangement) in a manner reasonably acceptable to the Special Servicer, and the Special Servicer shall sell in such manner, any Mortgage Asset without regard to the foregoing limitations in Section 12.1(a); provided that:
(i)    the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Section 9.1, and upon any such sale the Trustee shall release the lien of such Mortgage Asset, and the Custodian shall, upon receipt of a Request for Release, release the related Mortgage File, pursuant to Section 10.8;
(ii)    the Special Servicer on behalf of the Issuer shall not sell (and the Trustee shall not be required to release) a Mortgage Asset pursuant to this Section 12.1(b) unless the Special Servicer certifies to the Trustee and the Note Administrator that, based on calculations included in the certification (which shall include the sales prices of the Mortgage Assets), the Sale Proceeds from the sale of one or more of the Mortgage Assets and all Cash and proceeds from Eligible Investments shall be sufficient to pay the Total Redemption Price; and
(iii)    in connection with a Clean-up Call, Tax Redemption, Optional Redemption or Optional Class D Redemption, all the Mortgage Assets to be sold pursuant to this Section 12.1(b) must be sold in accordance with the requirements set forth in Section 9.1(g).
(c)    In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity Date of the Notes, the Special Servicer will be required to determine whether the proceeds expected to be received on the Collateral prior to the Stated Maturity Date of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity Date. If the Special Servicer determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes (a “Note Liquidation Event”) on the Stated Maturity Date of the Notes, the Issuer will be obligated to liquidate the portion of Mortgage Assets sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity Date. The Mortgage Assets to be liquidated will be selected by the Special Servicer.
(d)    Under no circumstance shall the Trustee be required to acquire any Mortgage Assets or property related thereto.
(e)    Any Mortgage Asset sold pursuant to this Section 12.1 shall be released from the lien of this Indenture.

(f)    Pursuant to the terms of this Agreement, any time when ACRC Holder or an Affiliate that is wholly-owned by ACRC Holder holds 100% of the Preferred Shares, it may contribute additional Cash and Eligible Investments to the Issuer.
(g)    The Majority of the Preferred Shares shall have an assignable right to purchase any Defaulted Mortgage Asset or Impaired Mortgage Asset for a Cash purchase price equal to the Par Purchase Price for such Mortgage Asset.
Section 12.2    Acquisition of Reinvestment Assets.
(a)    On any Business Day during the Reinvestment Period (or within 60 days after the end of the Reinvestment Period with respect to reinvestments made pursuant to binding commitments to purchase entered into during the Reinvestment Period), amounts (or Eligible Investments) credited to the Reinvestment Account may, but are not required to, be reinvested in Reinvestment Assets (which shall be, and hereby are upon acquisition by the Issuer, Granted to the Trustee pursuant to the Granting Clause of this Indenture) that satisfy the Reinvestment Criteria, as certified to the Trustee and the Note Administrator by an Authorized Officer of the Seller; provided that any of the Reinvestment Criteria (other than clause (d) of the definition thereof) may be waived in writing by the Holders of 66-2/3% of each class of Notes (voting separately).
(b)    At any time when ACRC Holder or an Affiliate that is wholly-owned by ACRC Holder holds 100% of the Preferred Shares, it may contribute additional Cash, Eligible Investments, Mortgage Loans and/or Pari Passu Participations to the Issuer for deposit into the Reinvestment Account or as otherwise directed by ACRC Holder or such Affiliate. Cash and Eligible Investments contributed to the Issuer by ACRC Holder or an Affiliate and deposited into the Reinvestment Account may be reinvested by the Issuer in Reinvestment Assets during the Reinvestment Period.
(c)    The Seller may direct the Issuer to acquire all or a portion of a Related Funded Companion Participation on any Business Day, subject to each of the conditions set forth in clause (a) above and clause (d) below, by instructing the Note Administrator by Issuer Order on behalf of the Issuer to release amounts in the Reinvestment Account directly to the account of the borrower under the related Mortgage Loan, in which case and at which time, the amount so funded shall become a Reinvestment Asset. Such Issuer Order shall be delivered to the Note Administrator at least two (2) Business Days the date of acquisition of such Related Funded Companion Participation, and the Note Administrator shall release the funds in such Issuer Order.
(d)    In connection with the acquisition of any Related Funded Companion Participations (which may be in the form of either (1) the funding of a future funding advance by the Issuer or (2) the acquisition by the Issuer of the funded portion of a future advance made by the holder of the related future advance obligation), the Seller shall make the representations and warranties that were made with respect to the related Pari Passu Participation on the Closing Date, Upsize Date or Subsequent Seller Transfer Date, as applicable (subject to such exceptions as are reasonably acceptable to the Special Servicer taking into consideration the exceptions taken by the Seller in connection with the related Pari Passu Participation).

Section 12.3    Conditions Applicable to all Transactions Involving Sale or Grant.
(a)    Upon any Grant pursuant to this Article 12, all of the Issuer’s right, title and interest to the related Reinvestment Asset shall be Granted to the Trustee pursuant to this Indenture, and such Reinvestment Asset shall be registered in the name of the Issuer. The Trustee and Note Administrator also shall receive, not later than the date of acquisition of any Reinvestment Asset, an Officer’s Certificate of the Seller certifying that, as of the applicable Subsequent Seller Transfer Date, such investment complies with the applicable conditions of and is permitted by this Article 12.
(b)    Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall, subject to this Section 12.3(b), have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes (or if there are no Notes Outstanding, 100% of the Preferred Shares).
Section 12.4    [Reserved].
Section 12.5    Ongoing Future Advance Estimates.
(a)    The Note Administrator and the Trustee, on behalf of the Noteholders and the Holders of the Preferred Shares, are hereby directed by the Issuer to (i) enter into the Future Funding Agreement and the Future Funding Account Control Agreement, pursuant to which the Future Funding Indemnitor will agree to pledge certain collateral described therein in order to secure certain future funding obligations of the Future Funding Indemnitor or its Affiliate, as holder of the Unfunded Future Funding Participations under the Pari Passu Participation Agreements and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Future Funding Account Control Agreement. In the event an Access Termination Notice (as defined in the Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator shall, pursuant to the direction of the Issuer or the Special Servicer on its behalf, to direct the use of funds on deposit in the Future Funding Reserve Account pursuant to the terms of the Future Funding Agreement. Neither the Trustee nor the Note Administrator shall have any obligation to ensure that ACRC Holder is depositing or causing to be deposited all amounts into the Future Funding Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.
(b)    The 17g-5 Information Provider shall promptly post to the 17g-5 Website pursuant to Section 14.13(d) of this Agreement, any certification with respect to the holder of the Unfunded Future Funding Participations that is delivered to it in accordance with the Future Funding Agreement.
ARTICLE 13

NOTEHOLDERS’ RELATIONS
Section 13.1    Subordination.

(a)    Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class A Notes that the rights of the Holders of the Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Article XI of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of any other Class of Notes, to the extent and in the manner provided in Section 11.1(a)(iii).
(b)    Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class A-S Notes that the rights of the Holders of the Class B Notes, the Class C Notes, Class D Notes, Class E Notes and Class F Notes shall be subordinate and junior to the Class A-S Notes to the extent and in the manner set forth in Article XI of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A-S Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A-S Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes, to the extent and in the manner provided in Section 11.1(a)(iii).
(c)    Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class B Notes that the rights of the Holders of the Class C Notes, Class D Notes, Class E Notes and Class F Notes shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in Article XI of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class B Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class C Notes, Class D Notes, Class E Notes and Class F Notes, to the extent and in the manner provided in Section 11.1(a)(iii).
(d)    Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class C Notes that the rights of the Holders of the Class D Notes, Class E Notes and Class F Notes shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in Article XI of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class C Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the

Class D Notes, Class E Notes and Class F Notes, to the extent and in the manner provided in Section 11.1(a)(iii).
(e)    Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class D Notes that the rights of the Holders of the Class E Notes and Class F Notes shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in Article XI of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class D Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class E Notes and Class F Notes, to the extent and in the manner provided in Section 11.1(a)(iii).
(f)    Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class E Notes that the rights of the Holders of the Class F Notes shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in Article XI of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class E Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class F Notes, to the extent and in the manner provided in Section 11.1(a)(iii).
(g)    In the event that notwithstanding the provisions of this Indenture, any Holders of any Class of Notes shall have received any payment or distribution in respect of such Class contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of all more senior Classes of Notes have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Note Administrator, which shall pay and deliver the same to the Holders of the more senior Classes of Notes in accordance with this Indenture.
(h)    Each Holder of any Class of Notes agrees with the Note Administrator on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, each Class of Notes senior to such Class have been paid in full, the Holders of such Class of Notes shall be fully subrogated to the rights of the Holders of each Class of Notes senior thereto. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of such Class of Notes any amounts due and payable hereunder.
(i)    The Holders of each Class of Notes agree, for the benefit of all Holders of the Notes, not to institute against, or join any other person in instituting against, the Issuer, the Co-Issuer or any Permitted Subsidiary, any petition for bankruptcy, reorganization, arrangement, moratorium, liquidation or similar proceedings under the laws of any jurisdiction before one year and one day or, if longer, the applicable preference period then in effect, have elapsed since the final payments to the Holders of the Notes. Each Holder of a Definitive Note, by its acceptance of an interest in such Note, agrees to comply with the Holder AML Obligations.
Section 13.2    Standard of Conduct.
In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent the same results from such Securityholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.
ARTICLE 14

MISCELLANEOUS
Section 14.1    Form of Documents Delivered to the Trustee and Note Administrator.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Servicer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Servicer or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, or the Servicer on behalf of the Issuer, certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer or the Servicer on behalf of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee or the Note Administrator at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s rights to make such request or direction, the Trustee or the Note Administrator shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(e).
Section 14.2    Acts of Securityholders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Note Administrator, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Note Administrator, the Issuer and the Co-Issuer, if made in the manner provided in this Section 14.2.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee or the Note Administrator deems sufficient.
(c)    The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register. The Notional Amount and registered numbers of the Preferred Shares held by any Person, and the date of his holding the same, shall be proved by the register of members maintained with respect to the Preferred Shares. Notwithstanding the foregoing, the Trustee and Note Administrator may conclusively rely on an Investor Certification to determine ownership of any Notes.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Securityholder shall bind such Securityholder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Note Administrator, the Preferred Share Paying Agent, the Share Registrar, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.3    Notices, etc., to the Trustee, the Note Administrator, the Issuer, the Co-Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Placement Agent, the Directing Holder and the Rating Agency.Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
(a)    the Trustee by any Securityholder or by the Note Administrator, the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee addressed to it at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee, Fax: +1 302 630 4140, Email: cmbstrustee@wilmingtontrust.com or at any other address previously furnished in writing to the parties hereto and the Servicing Agreement, and to the Securityholders;
(b)    the Note Administrator by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Note Administrator addressed to it at Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Email: trustadministrationgroup@wellsfargo.com and cts.cmbs.bond.admin@wellsfargo.com, or at any other address previously furnished in writing to the parties hereto and the Servicing Agreement, and to the Securityholders.
(c)    the Issuer by the Trustee, the Note Administrator or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at ACRE Commercial Mortgage 2017-FL3 Ltd. at c/o MaplesFS Limited, PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1 - 1102, Facsimile number: +1 345 945 7100, Attention: The Directors, or at any other address previously furnished in writing to the Trustee and the Note Administrator by the Issuer, with a copy to the Special Servicer.
(d)    the Co-Issuer by the Trustee, the Note Administrator or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Co-Issuer addressed to it in c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attention: ACRE Commercial Mortgage 2017-FL3 LLC, facsimile number: 302 636 5454, or at any other address previously furnished in writing to the Trustee and the Note Administrator by the Co-Issuer, with a copy to the Special Servicer at its address set forth below;
(e)    the Advancing Agent by the Trustee, the Note Administrator, the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Advancing Agent addressed to it at Wells

Fargo Bank, National Association, Commercial Mortgage Servicing, Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina, 28202, Attention: ACRE 2017-FL3 Asset Manager, or at any other address previously furnished in writing to the Trustee, the Note Administrator, and the Co-Issuers, with a copy to the Special Servicer at its address set forth below.
(f)    the Preferred Share Paying Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Preferred Share Paying Agent addressed to it at its Corporate Trust Office or at any other address previously furnished in writing by the Preferred Share Paying Agent;
(g)    the Servicer by the Issuer, the Note Administrator, the Co-Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Servicer addressed to it at Wells Fargo Bank, National Association, Commercial Mortgage Servicing, Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina, 28202, Attention: ACRE 2017-FL3 Asset Manager, or at any other address previously furnished in writing to the Issuer, the Note Administrator, the Co-Issuer and the Trustee;
(h)    the Special Servicer by the Issuer, the Co-Issuer, the Note Administrator, or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Special Servicer addressed to it at Ares Commercial Real Estate Servicer LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, Attention: Real Estate Servicing, or at any other address previously furnished in writing to the Issuer, the Co-Issuer, the Note Administrator and the Trustee;
(i)    the Rating Agency, as applicable, by the Issuer, the Co-Issuer, the Servicer, the Note Administrator or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Rating Agency addressed to DBRS, Inc., 333 West Wacker Drive, Suite 1800, Chicago, Illinois 60606, Attention: Commercial Mortgage Surveillance, Fax: (312) 332-3492 (or by electronic mail at cmbs.surveillance@dbrs.com) or such other address that the Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the Rating Agency (“17g-5 Information”) shall be given in accordance with, and subject to, the provisions of Section 14.13 hereof;
(j)    Wells Fargo Securities, LLC, as a Placement Agent, by the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Servicer shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form to Wells Fargo Securities, LLC, 375 Park Avenue, 2nd Floor, New York, New York 10152, Attention: Darren Esser, Fax: (212) 214-5600, Email: darren.esser@wellsfargo.com, with a copy to Brad W. Funk, Esq., Wells Fargo Law Department,

D1053-300, 301 South College St., Charlotte, North Carolina 28288, Fax: (704) 715-2378, Email: brad.funk@wellsfargo.com;
(k)    the Directing Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Directing Holder addressed to it at ACRC 2017-FL3 Holder LLC, c/o Ares Management LLC, 245 Park Avenue, 42nd Floor, New York, NY 10167, Attention: Capital Markets, with a copy to Attention: Legal, or at any other address furnished in writing to the Issuer, the Co-Issuer, the Note Administrator and the Trustee; and
(l)    the Note Administrator, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid hand delivered, sent by overnight courier service or by facsimile in legible form to the Corporate Trust Office of the Note Administrator.
Section 14.4    Notices to Noteholders; Waiver.
Except as otherwise expressly provided herein, where this Indenture or the Servicing Agreement provides for notice to Holders of Notes of any event,
(a)    such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;
(b)    such notice shall be in the English language; and
(c)    all reports or notices to Preferred Shareholders shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Preferred Share Paying Agent.
The Note Administrator shall deliver to the Holders of the Notes any information or notice in its possession, requested to be so delivered by at least 25% of the Holders of any Class of Notes.
Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Note Administrator and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee and with the Note Administrator, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee and the Note Administrator shall be deemed to be a sufficient giving of such notice.
Section 14.5    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 14.6    Successors and Assigns.
All covenants and agreements in this Indenture by the Issuer and the Co-Issuer shall bind their respective successors and assigns, whether so expressed or not.
Section 14.7    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 14.8    Benefits of Indenture.
Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Servicer, the Special Servicer, the Preferred Shareholders, the Preferred Share Paying Agent, the Share Registrar, ACRC Holder (and its assignees) or an Affiliate that is wholly-owned by ACRC Holder and the Noteholders (each of whom shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 14.9    Governing Law.
THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
Section 14.10    Submission to Jurisdiction & Waiver of Jury Trial.
Each of the Issuer and the Co-Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each of the Issuer and the Co-Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the Issuer and the Co-Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Issuer and the Co-Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s and the Co-Issuer’s agent set forth in Section 14.3. Each of the Issuer and the Co-Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto hereby waive all rights to a trial by jury in any action or proceeding relating to this Indenture.
Section 14.11    Counterparts.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 14.12    Liability of Co-Issuers.
Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alios, the Issuer and the Co-Issuer or otherwise, neither the Issuer nor the Co-Issuer shall have any liability whatsoever to the Co-Issuer or the Issuer, respectively, under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither the Issuer nor the Co-Issuer shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other Co-Issuer or the Issuer, respectively. In particular, neither the Issuer nor the Co-Issuer shall be entitled to petition or take any other steps for the winding up or bankruptcy of the Co-Issuer or the Issuer, respectively or shall have any claim in respect of any Collateral of the Co-Issuer or the Issuer, respectively.
Section 14.13    17g-5 Information.
(a)    The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agency, all information that the Issuer or other parties on its behalf, including the Trustee, the Note Administrator, the Servicer and the Special Servicer, provide to the Rating Agency for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided that no party other than the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer may provide information to the Rating Agency on the Issuer’s behalf without the prior written consent of the Special Servicer. At all times while any Notes are rated by any Rating Agency or any other NRSRO, the Issuer shall engage a third party to post 17g-5 Information to the 17g-5 Website. The Issuer hereby engages the Note Administrator (in such capacity, the “17g-5 Information Provider”), to post 17g-5 Information it receives from the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer to the 17g-5 Website in accordance with this Section 14.13, and the Note Administrator hereby accepts such engagement.
(b)    Any information required to be delivered to the 17g-5 Information Provider by any party under this Agreement or the Servicing Agreement shall be delivered to it via electronic mail at 17g5InformationProvider@wellsfargo.com, specifically with a subject reference of “ACRE

Commercial Mortgage 2017-FL3 Ltd.” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider. Upon delivery by the Depositor to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Depositor and the 17g-5 Information Provider) of information designated by the Depositor as having been previously made available to NRSROs by the Depositor (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 Information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant to this Section 8.14(b). The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Information Provider’s Website to any designee or other third party.
(c)    The 17g-5 Information Provider shall make available, solely to NRSROs, the following items to the extent such items are delivered to it via email at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “ACRE Commercial Mortgage 2017-FL3 Ltd.” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:
(i)    any statements as to compliance and related Officer’s Certificates delivered under Section 7.9;
(ii)    any information requested by the Issuer or the Rating Agency (it being understood the 17g-5 Information Provider shall not disclose on the Note Administrator's Website which Rating Agency requested such information as provided in Section 14.13);
(iii)    any notice to the Rating Agency relating to the Special Servicer's determination to take action without satisfaction of the Rating Agency Condition;
(iv)    any requests for satisfaction of the Rating Agency Condition that are delivered to the 17g-5 Information Provider pursuant to Section 14.14;
(v)    any summary of oral communications with the Rating Agency that are delivered to the 17g-5 Information Provider pursuant to Section 14.13(c); provided that the summary of such oral communications shall not disclose which Rating Agency the communication was with;
(vi)    any amendment or proposed supplemental indenture to this Agreement pursuant to Section 8.3; and
(vii)    the “Rating Agency Q&A Forum and Servicer Document Request Tool” pursuant to Section 10.10(e).

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Website or such other website as the Issuer may notify the parties hereto in writing.
(d)    Information shall be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the website. The 17g-5 Information Provider (and the Trustee) has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the 17g-5 Website to the extent such information was not produced by it. Access will be provided by the 17g-5 Information Provider to NRSROs upon receipt of an NRSRO Certification in the form of Exhibit F hereto (which certification may be submitted electronically via the 17g-5 Website).
(e)    Upon request of the Issuer or the Rating Agency, the 17g-5 Information Provider shall post on the 17g-5 Website any additional information requested by the Issuer or the Rating Agency to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 14.13. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Website the Rating Agency or NRSRO that requested such additional information.
(f)    The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Website.
(g)    Any other information required to be delivered to the Rating Agency pursuant to this Indenture may be furnished directly to the Rating Agency so long as such information or notice (a) was previously provided to the 17g-5 Information Provider or (b) is simultaneously provided, by 2:00 p.m. (New York City time) on any Business Day, to the 17g‑5 Information Provider.
(h)    Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.13 shall not constitute a Default or Event of Default.
(i)    If any of the parties to this Indenture receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services such party may have provided with respect to the Mortgage Loans (“Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Indenture, promptly upon receipt thereof.
Section 14.14    Rating Agency Condition.

Any request for satisfaction of the Rating Agency Condition made by a Requesting Party pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of the Rating Agency Condition, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written request for satisfaction of the Rating Agency Condition shall be provided in electronic format to the 17g-5 Information Provider in accordance with Section 14.13 hereof and after receiving actual knowledge of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Requesting Party shall send the request for satisfaction of such Condition to the Rating Agency in accordance with the instructions for notices set forth in Section 14.3 hereof.
Section 14.15    Patriot Act Compliance.
In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee and Note Administrator may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee or Note Administrator, as the case may be. Accordingly, each of the parties agrees to provide to the Trustee and the Note Administrator, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee and the Note Administrator, as applicable, to comply with Applicable Law.
ARTICLE 15

ASSIGNMENT OF THE MORTGAGE ASSET PURCHASE AGREEMENTS
Section 15.1    Assignment of Mortgage Asset Purchase Agreement.
(a)    The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders (and to be exercised on behalf of the Issuer by persons responsible therefor pursuant to this Agreement and the Servicing Agreement), all of the Issuer’s estate, right, title and interest in, to and under each of the Mortgage Asset Purchase Agreement (now or hereafter entered into) and the Seller Indemnification Agreement (each, an “Article 15 Agreement”), including, in each case, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Seller thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer reserves for itself a license to exercise all of the Issuer’s rights pursuant to each Article 15 Agreement without notice to or the consent of the Trustee or any other party hereto (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section

15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.
(b)    The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of any Article 15 Agreement, nor shall any of the obligations contained in any of the Article 15 Agreements be imposed on the Trustee.
(c)    Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each of the Article 15 Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.
(d)    The Issuer represents that it has not executed any assignment of the Article 15 Agreements other than this collateral assignment.
(e)    The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.
(f)    The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Seller in the Mortgage Asset Purchase Agreement to the following:
(i)    the Seller consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to the Seller pursuant to the applicable Article 15 Agreement;
(ii)    the Seller acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Mortgage Asset Purchase Agreement to the Trustee for the benefit of the Noteholders, and the Seller agrees that all of the representations, covenants and agreements made by the Seller in the Article 15 Agreements are also for the benefit of, and enforceable by, the Trustee and the Noteholders;
(iii)    the Seller shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement; and
(iv)    none of the Issuer or the Seller shall enter into any agreement amending, modifying or terminating the applicable Article 15 Agreement, (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) or selecting or consenting to a successor without notifying the Rating Agency and without the prior written consent and written confirmation of the Rating Agency that such amendment, modification or termination will not cause its then-current ratings of the Notes to be downgraded or withdrawn.
ARTICLE 16

CURE RIGHTS; PURCHASE RIGHTS; REINVESTMENT ASSETS
Section 16.1    Mortgage Asset Purchase Agreements.
Following the Closing Date, unless a mortgage asset purchase agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Reinvestment Assets in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer shall obtain from any seller of a Reinvestment Asset, all Asset Documents with respect to each Reinvestment Asset that govern, directly or indirectly, the rights and obligations of the owner of the Reinvestment Asset with respect to the Reinvestment Asset and any certificate evidencing the Reinvestment Asset.
Section 16.2    Mortgage Asset Purchase Agreement.
Acquisitions of Reinvestment Assets shall be made in accordance with the terms of the Mortgage Asset Purchase Agreement.
ARTICLE 17

ADVANCING AGENT
Section 17.1    Liability of the Advancing Agent.
The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.
Section 17.2    Merger or Consolidation of the Advancing Agent.
(a)    The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.
(b)    Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
Section 17.3    Limitation on Liability of the Advancing Agent and Others.

None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.
Section 17.4    Representations and Warranties of the Advancing Agent.
The Advancing Agent represents and warrants that:
(a)    the Advancing Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and is licensed in each state to the extent necessary to perform its duties and obligations under this Indenture in accordance with the terms of this Indenture; the Advancing Agent has the full power, authority and legal right to execute and deliver this Indenture and to perform in accordance herewith; the Advancing Agent has duly authorized the execution, delivery and performance of this Indenture and has duly executed and delivered this Indenture; this Indenture constitutes the valid, legal, binding obligation of the Advancing Agent, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
(b)    neither the execution and delivery of this Indenture, nor the fulfillment of or compliance with the terms and conditions of this Indenture by the Advancing Agent, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Advancing Agent’s articles of association, as amended, or by laws; (w) conflicts with or results in a breach of any material agreement or material instrument to which the Advancing Agent is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary for the Advancing Agent to perform its obligations under this Indenture in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary for the Advancing Agent to perform its obligations under this Indenture in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Advancing Agent or its property is subject if compliance therewith is necessary for the Advancing Agent to perform its obligations under this Indenture in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of the Advancing Agent to perform its obligations hereunder;
(c)    no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof;
(d)    no consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Advancing Agent is required for (x) the Advancing Agent’s execution and delivery of this Indenture, or (y) the consummation of the transactions of the Advancing Agent contemplated by this Indenture, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Advancing Agent may not be duly qualified to transact business as an entity or licensed in one or more states if such qualification or licensing is not necessary for the Advancing Agent to perform its obligations under this Indenture in accordance with the terms hereof; and
(e)    the Advancing Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Advancing Agent, will have consequences that would materially and adversely affect the financial condition or operations of the Advancing Agent or its properties taken as a whole or its performance hereunder.
Section 17.5    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 16 shall become effective until the acceptance of appointment of the successor Advancing Agent pursuant to Section 17.6; provided that, notwithstanding any provision herein or in the Servicing Agreement, in no event shall Wells Fargo Bank, National Association continue as Advancing Agent after the effectiveness of the termination or resignation of Wells Fargo Bank, National Association as Servicer, and the effectiveness of the termination or resignation of Wells Fargo Bank, National Association as Advancing Agent shall be concurrent with the effectiveness of the termination or resignation of Wells Fargo Bank, National Association as Servicer.
(b)    The Advancing Agent may, subject to Section 17.5(a), resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Servicer, the Noteholders and the Rating Agency.

(c)    The Advancing Agent may be removed at any time by Act of Supermajority of the Preferred Shares upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.
(d)    If Wells Fargo Bank, National Association is terminated as Servicer as described in the Servicing Agreement or resigns as Servicer or if Wells Fargo Bank, National Association is otherwise no longer the Servicer, it will also be terminated in its capacity as Advancing Agent concurrently with its termination or resignation as Servicer. In the event the Servicer is terminated or resigns, the Trustee (in the case of a termination) or the resigning Servicer (in the case of a resignation) will be required to replace the Servicer with a successor Servicer that satisfies the requirements set forth in the Servicing Agreement (which replacement Servicer will also be the successor Advancing Agent), including satisfaction of the Rating Agency Condition. However, if after reasonable efforts, the Trustee or resigning Servicer, as applicable, is unable to identify a successor Servicer that is also willing and able to be the successor Advancing Agent, then the Trustee or resigning Servicer, as applicable, may replace the Advancing Agent with an institution separate and apart from the successor Servicer, subject to the satisfaction of certain conditions set forth in the Servicing Agreement, including the Rating Agency Condition. In such a case, the successor Servicer and the successor Advancing Agent may agree to payment of an Advancing Agent fee, which will be the sole responsibility of the Servicer to be paid out of the Servicing Fee.
(e)    If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, the Trustee shall make such Interest Advance in accordance Section 10.5 hereof.
(f)    Subject to Section 17.5(d), if the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer and the Co-Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Trustee, the Note Administrator, the Servicer and the Special Servicer; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition, upon the written consent of a Majority of Preferred Shareholders, and upon the acceptance of its role as successor Servicer pursuant to the terms of the Servicing Agreement. If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee, the Note Administrator, or any Preferred Shareholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.
(g)    The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agency, the Trustee, the Note Administrator, and to the Holders of the Notes as their names and addresses appear in the Notes Register.

Section 17.6    Acceptance of Appointment by Successor Advancing Agent.
(a)    Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Trustee, the Note Administrator, and the retiring Advancing Agent an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent.
(b)    No appointment of a successor Advancing Agent shall become effective unless (1) the Rating Agency Condition has been satisfied with respect to the appointment of such successor Advancing Agent and (2) such successor has a long-term unsecured debt rating of at least “A” by DBRS or a short-term unsecured debt rating is at least “R-1” from DBRS.
Section 17.7    Removal and Replacement of Successor Advancing Agent.
The Note Administrator shall replace any such successor Advancing Agent whose long-term unsecured debt rating at any time becomes lower than “A” by DBRS and whose short-term unsecured debt rating at any time becomes lower than “A-1” from DBRS, with a successor Advancing Agent that has a long-term unsecured debt rating of at least “A” by DBRS or a short-term unsecured debt rating of at least “A-1” from DBRS.
ARTICLE 18

EFFECT OF AMENDMENT AND RESTATEMENT
Section 18.1    Effect of Amendment and Restatement.
On the Upsize Date, the Original Indenture shall be amended, restated and superseded in its entirety by this Indenture. The parties hereto acknowledge and agree that (a) this Indenture does not constitute a novation, payment or reborrowing, or termination of the obligations under the Original Indenture as in effect prior to the Upsize Date and (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Indenture. Each reference to the “Indenture” in any other Transaction Document shall be deemed to be a reference to this Indenture.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.
ACRE COMMERCIAL MORTGAGE 2017-FL3 LTD., as Issuer
Executed as a deed

By:	/s/ Anton Feingold Name: Anton Feingold Title: Director
ACRE COMMERCIAL MORTGAGE 2017-FL3 LLC, as Co‑Issuer

By:	/s/ Anton Feingold Name: Anton Feingold Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Advancing Agent

By:	/s/ Alison Roth Name: Alison Roth Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Administrator

By:	/s/ Alison Roth Name: Alison Roth Title: Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Drew Davis Name: Drew Davis Title: Vice President
SCHEDULE A
MORTGAGE ASSET SCHEDULE

#	Property Name	Mortgage Asset Upsize Date Balance	Pre-Upsize Balance	Mortgage Asset Type
1.	Minneapolis Industrial Business Park	$51,550,000.00	$34,100,000.00	Pari Passu Participation
2.	Old Orchard Towers	$54,100,000.00	$34,100,000.00	Pari Passu Participation
3.	Sheraton Ann Arbor	$35,200,000.00	$34,000,000.00	Whole Loan
4.	The Henry	$30,150,000.00	$30,150,000.00	Whole Loan
5.	Verdir at Hermann Park	$27,500,000.00	$27,500,000.00	Whole Loan
6.	Campus at Longmont	$27,560,006.55	$27,560,006.55	Pari Passu Participation
7.	Riverfront Village	$24,100,000.00	$24,100,000.00	Whole Loan
8.	Hyatt Regency Deerfield	$20,700,141.70	$20,700,140.68	Pari Passu Participation
9.	Ellington Apartments	$19,791,244.36	$19,791,244.36	Pari Passu Participation
10.	Landmark at Waverly	$19,175,000.00	$19,175,000.00	Whole Loan
11.	One Deerwood	$18,400,000.00	$18,400,000.00	Pari Passu Participation
12.	International Business Park	$67,214,733.60	$0	Pari Passu Participation
13.	Park at City Center	$60,065,460.00	$0	Whole Loan
14.	Lynd at Greenhouse	$42,700,000.00	$0	Whole Loan
15.	Crest Apartments	$26,793,413.79	$0	Pari Passu Participation
16.	Domain at Northgate	$24,000,000.00	$0	Whole Loan
17.	Triad Center	$8,000,000.00	$0	Pari Passu Participation

SCHEDULE B
LIBOR

Calculation of LIBOR
For purposes of calculating the London Interbank Offer Rate (“LIBOR”), the Issuer and the Co-Issuer shall initially appoint the Note Administrator as calculation agent (in such capacity, the “Calculation Agent”). LIBOR with respect to any Interest Accrual Period shall be determined by the Calculation Agent on the second to last LIBOR Business Day of the calendar month preceding the month in which the related Interest Accrual Period begins (each, a “LIBOR Determination Date”).
(a)    On each LIBOR Determination Date, LIBOR (other than for the initial Interest Accrual Period) shall equal the rate, as obtained by the Calculation Agent, for deposits in U.S. Dollars for a period of one month, which appears on the Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on such LIBOR Determination Date. “London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
(b)    If, on any LIBOR Determination Date, such rate does not appear on Reuters Screen LIBOR01, the Calculation Agent shall determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by Reference Banks at approximately 11:00 a.m. (London time) on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the LIBOR Determination Date and in a representative amount of $1,000. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m. (New York City time) on the LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of three months commencing on the LIBOR Determination Date and in a representative amount of $1,000. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.
(c)    In respect of the initial Interest Accrual Period, LIBOR shall be determined on the second London Banking Day preceding the Closing Date.
“LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London, England.
In making the above calculations, (A) all percentages resulting from the calculation (other than the calculation determined pursuant to clause (c) above) shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (0.00001%) and (B) all percentages determined pursuant to clause (c) above shall be rounded, if necessary, in accordance with the method set forth in (A), but to the same degree of accuracy as the two rates used to make the determination (except that such percentages shall not be rounded to a lower degree of accuracy than the nearest one thousandth of a percentage point (0.001%)).